UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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TARGET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

Wednesday, June 10, 2015 at 8:00 a.m. PDT

Bently Reserve
400 Sansome Street
San Francisco, California 94111

Dear Fellow Shareholder,

We are providing the enclosed proxy materials in preparation for our 2015 Annual Meeting of Shareholders. At last year’s meeting, we were in a period of significant transition, and I am pleased to report that your Board and Company have made significant progress since that time. In particular:

•	The Board named Brian Cornell as Chairman & Chief Executive Officer in July, 2014. Mr. Cornell is the first ever CEO hired directly from outside the organization and brings a wealth of experience in both retailing and consumer product marketing to Target.
•	The Board supported management’s recommendation to discontinue our Canadian operations. Although this decision was difficult, your Board believes that it will lead to improved financial results and, most importantly, allow the management team to focus its energy on accelerating profitable growth in the U.S. market.
•	Given the evolving environment around risk oversight, during 2014 we embarked on a comprehensive review of risk oversight at the management, Board and Committee levels, with the assistance of a third-party strategy, risk management and regulatory compliance consultant. As a result of that comprehensive review, in January 2015 we clarified and enhanced existing practices to provide more transparency about how risk oversight is exercised at the Board and Committee levels.

We also experienced a significant transition at the Board level. After nearly 20 years of dedicated service, Jim Johnson, who had been our Lead Independent Director, will be retiring from our Board at the end of his current term. The Board is grateful to Jim for his leadership, wisdom and exemplary service.

In light of Jim’s retirement, the Board engaged in an in-depth process to select a new Lead Independent Director, and it is with a mix of honor and humility that I have agreed to take on this role. In this role I will work to support and enable the Board and management as we work to deliver on our responsibilities to our shareholders of continuing Target’s long history of profitable growth, great citizenship and shareholder responsiveness.

On behalf of the Board of Directors, I invite you to attend Target Corporation’s 2015 Annual Meeting of Shareholders. The accompanying proxy statement and 2014 Annual Report on Form 10-K contain information about:

•	The date, location, and time of the meeting.
•	Business matters on which you are encouraged to vote.
•	Governance and executive compensation disclosures, including the changes we made this past year in response to developments in our business and our continuing shareholder outreach efforts.
•	Our 2014 financial results.

We value your feedback and thank you for your continued support of Target.

Douglas M. Baker, Jr.

Lead Independent Director

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Notice of 2015 Annual Meeting of Shareholders

Wednesday, June 10, 2015

8:00 a.m. Pacific Daylight Time

Bently Reserve located at 400 Sansome Street, San Francisco, California 94111

TO OUR SHAREHOLDERS

You are invited to attend Target Corporation’s 2015 Annual Meeting of Shareholders to be held at Bently Reserve located at 400 Sansome Street, San Francisco, California 94111 on Wednesday, June 10, 2015 at 8:00 a.m. Pacific Daylight Time.

PURPOSE

Shareholders will vote on the following items of business:

1.	Election of all 10 directors named in our proxy statement to our Board of Directors for the coming year;
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm;
3.	Approval, on an advisory basis, of our executive compensation;
4.	Approval of the Target Corporation Amended & Restated 2011 Long-Term Incentive Plan;
5.	The shareholder proposals contained in this proxy statement, if properly presented at the meeting; and
6.	Transaction of any other business properly brought before the meeting or any adjournment.

You may vote if you were a shareholder of record at the close of business on April 13, 2015. We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented. If you plan to attend the meeting, please follow the instructions provided in Question 12 “How can I attend the Annual Meeting?” on page 85 of the proxy statement.

Following the formal business of the meeting, our Chairman and CEO will provide prepared remarks, followed by a question and answer session.

We urge you to read the proxy statement carefully, and to vote in accordance with the Board of Directors’ recommendations by telephone or Internet, or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting.

Thank you for your continued support.

Sincerely,

Timothy R. Baer

Corporate Secretary

Approximate Date of Mailing of Proxy Materials or

Notice of Internet Availability:

April 27, 2015

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PROXY STATEMENT
Annual Meeting of Shareholders June 10, 2015

The Board of Directors of Target Corporation solicits the enclosed proxy for the 2015 Annual Meeting of Shareholders, and for any adjournment thereof.

PROXY SUMMARY

This summary highlights information described in other parts of this proxy statement, and does not contain all of the information you should consider in voting. Please read the entire proxy statement carefully before voting.

TARGET 2015 ANNUAL MEETING OF SHAREHOLDERS

June 10, 2015	Bently Reserve
8:00 a.m. Pacific Daylight Time	400 Sansome Street
San Francisco, California 94111

ITEMS OF BUSINESS

BOARD’S
ITEM	RECOMMENDATION
Election of 10 Directors (page 17)	FOR each Director Nominee
Ratification of Independent Registered Public Accounting Firm (page 68)	FOR
Advisory Approval of Executive Compensation (page 70)	FOR
Approval of the Target Corporation Amended & Restated 2011 Long-Term Incentive Plan (page 72)	FOR
Shareholder Proposals, if Properly Presented (pages 79-81)	AGAINST

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND VOTING

We encourage you to review the “Questions and Answers About Our Annual Meeting and Voting” beginning on page 82 for answers to common questions on the rules and procedures surrounding the proxy and annual meeting process, as well as the business to be conducted at our Annual Meeting.

ADMISSION AT THE MEETING

If you plan to attend the Annual Meeting in person, please see the information in Question 12 “How can I attend the Annual Meeting?” on page 85. We strongly encourage you to pre-register. If you plan to bring a guest you must pre-register by June 5, 2015. Any person who does not present identification and establish proof of ownership will not be admitted to the Annual Meeting.

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VOTING

If you held shares of Target common stock as of the record date (April 13, 2015) you are entitled to vote at the Annual Meeting.

Your vote is important. Thank you for voting.

ADVANCE VOTING METHODS AND DEADLINES

METHOD	INSTRUCTION	DEADLINE
Internet

•  Go to website identified on proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials

•  Enter Control Number on proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials

•  Follow instructions on the screen

Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:

•  Registered Shareholders or Beneficial Owners –11:59 p.m. Eastern Daylight Time on June 9, 2015

•  Participants in the Target 401(k) Plan – 6:00 a.m. Eastern Daylight Time on June 8, 2015

Telephone

•  Call the toll-free number identified on the enclosed proxy card or voter instruction form or, after viewing the proxy materials on the website provided in your Notice of Internet Availability of Proxy Materials, call the toll-free number for telephone voting identified on the website

•  Enter Control Number on the proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials

•  Follow the recorded instructions

Mail

•  Mark your selections on the enclosed proxy card or voter instruction form

•  Date and sign your name exactly as it appears on the proxy card or voter instruction form

•  Promptly mail the proxy card or voter instruction form in the enclosed postage-paid envelope

Return promptly to ensure proxy card or voter instruction form is received before the date of the Annual Meeting or, for participants in the Target 401(k) Plan, by 6:00 a.m. Eastern Daylight Time on June 8, 2015

If you received a Notice of Internet Availability of Proxy Materials and would like to vote by mail, you must follow the instructions on the Notice to request a written copy of the proxy materials, which will include a proxy card or voter instruction form.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting. Please see the information in Question 3 “What is a proxy and what is a proxy statement?” on page 82.

VOTING AT THE MEETING

All registered shareholders may vote in person at the Annual Meeting. Beneficial owners may vote in person at the Annual Meeting if they have a legal proxy. Please see the information in Question 6 “How do I vote?” on page 82. In either case, shareholders wishing to attend the meeting must follow the procedures under “Admission at the Meeting.”

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on June 10, 2015.

The proxy statement and annual report are available at www.proxyvote.com.

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GENERAL INFORMATION ABOUT CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE HIGHLIGHTS

At Target, we have actively supported strong corporate governance practices for decades. Our Board of Directors recognizes that our corporate governance practices must continually evolve to appropriately balance the interests of our stakeholders in order to effectively serve our guests, team members, shareholders and the communities in which we do business. Supporting that philosophy, we have adopted a balanced set of corporate governance practices, including:

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PRACTICE	DESCRIPTION	INFORMATION
BOARD COMPOSITION AND ACCOUNTABILITY
Independence	A majority of our directors must be independent. Currently, all of our directors other than our CEO are independent, and all of our Committees consist exclusively of independent directors.
Diversity of Relevant Experiences	The composition of our Board represents broad perspectives, experiences and knowledge relevant to our business while maintaining a balanced approach to gender and ethnic diversity.
Lead Independent Director	Our Corporate Governance Guidelines require a Lead Independent Director position with specific responsibilities to ensure independent oversight of management whenever our CEO is also the Chair of the Board. The Lead Independent Director is elected annually by the independent directors.
Annual Management Succession Planning Review	Our Board conducts an annual review of management development and succession planning, with the Nominating & Governance Committee coordinating the Board’s review of CEO succession planning.
Director Tenure Policies	Our director tenure policies include mandatory retirement at age 72, a maximum term limit of 20 years and a separate five-year term limit for directors who retire from active employment in order to ensure the Board regularly benefits from a balanced mix of perspectives and experiences. In addition, a director is required to submit an offer of resignation for consideration by the Board upon any change in the director’s principal employment.
Director Overboarding Policy	Any director who is not serving as CEO of a public company is expected to serve on no more than five public company boards (including our Board), and any director serving as a CEO of a public company is expected to serve on no more than two outside public company boards (including our Board).
Committee Membership and Leadership Rotations	The Board appoints members of its Committees on an annual basis, with the Nominating & Governance Committee reviewing and recommending Committee membership, and assignments rotate periodically. The guideline for rotating Committee chair assignments and the Lead Independent Director position is four to six years.
Board Evaluations and Board Refreshment	To enhance Board functioning and the effectiveness of the Board-management relationship for the benefit of Target and its shareholders, the Board regularly evaluates its performance through self-evaluations, corporate governance reviews and periodic charter reviews. Those evaluations, changes in our business strategy or operating environment and the future needs of the Board in light of anticipated director retirements are used to identify desired backgrounds and skillsets for future Board members.
Risk Oversight	During 2014, we clarified and enhanced existing practices to provide more transparency about how risk oversight is exercised at the Board and Committee levels, and reallocated and clarified risk oversight responsibilities among the Committees.
SHAREHOLDER RIGHTS
Annual Election of Directors	All directors are elected annually, which reinforces our Board’s accountability to shareholders.
Majority Voting Standard for Director Elections	Our Articles of Incorporation mandate that directors be elected under a “majority voting” standard in uncontested elections—each director must receive more votes “For” his or her election than votes “Against” in order to be elected.
Director Resignation Policy	An incumbent director who is not re-elected must promptly offer to resign. The Nominating & Governance Committee will make a recommendation on the offer and the Board must accept or reject the offer within 90 days and publicly disclose its decision and rationale.
Single Voting Class	Target common stock is the only class of voting shares outstanding.
10% Threshold for Special Meetings	Shareholders holding 10% or more of Target’s outstanding stock have the right to call a special meeting of shareholders.
No Poison Pill	We do not have a poison pill.
COMPENSATION
Follow Leading Practices	See “Target’s Executive Compensation Practices.”

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OUR DIRECTORS

NAME	AGE	DIRECTOR SINCE	COMPANY	TITLE	INDEPENDENT	OTHER CURRENT PUBLIC COMPANY BOARDS
Roxanne S. Austin	54	2002	Austin Investment Advisers	President	Yes	4
Douglas M. Baker, Jr.	56	2013	Ecolab Inc.	Chairman & CEO	Yes	2
Brian C. Cornell	56	2014	Target Corporation	Chairman & CEO	No	1
Calvin Darden	65	2003	Darden Putnam Energy & Logistics, LLC	Chairman	Yes	2
Henrique De Castro	49	2013	Yahoo! Inc. (Until January 2014)	Former COO	Yes	0
Mary E. Minnick	55	2005	Lion Capital	Partner	Yes	2
Anne M. Mulcahy	62	1997	Save The Children Federation, Inc.	Chairman of the Board of Trustees	Yes	3
Derica W. Rice	50	2007	Eli Lilly and Company	EVP, Global Services and CFO	Yes	0
Kenneth L. Salazar	60	2013	WilmerHale	Partner	Yes	0
John G. Stumpf	61	2010	Wells Fargo & Company	Chairman, President & CEO	Yes	2

BOARD LEADERSHIP STRUCTURE

Mr. Cornell leads the Board in his role as Chairman. Mr. Cornell is also the Chief Executive Officer. We do not have an express policy as to whether the roles of Chair of the Board and Chief Executive Officer should be combined or separated. Instead, the Board prefers to maintain the flexibility to determine which leadership structure best serves the interests of Target based on the circumstances. However, if the Chair/CEO roles are combined as they are currently, our Corporate Governance Guidelines require that we have a Lead Independent Director position to complement the Chair’s role, and to serve as the principal liaison between the non-management directors and the Chair. Doug Baker currently serves as our Lead Independent Director. The Board regularly reevaluates our Board leadership structure as part of the Board evaluation process described under “Board Evaluations” on page 18.

During the past year the Board supplemented its review of its leadership structure with the assistance of a third-party organizational consultant. The additional review was primarily driven by two events. First, a shareholder proposal at our 2014 Annual Meeting requesting that we adopt a policy to have an independent chairman received approximately 46% support of the shares voted. Second, we hired a new CEO. At the time the Board was engaged in its comprehensive CEO search, the Board made it clear that a decision of whether to combine the Chair and CEO roles would be candidate-specific. The Board concluded that Mr. Cornell’s 30 years of relevant experience, including his CEO and public company board experience, provide the proper leadership qualifications and sensitivity to the different roles of management and the Board. The Board worked directly with the third-party organizational consultant to review its leadership structure, organization and functioning in arriving at an optimal leadership structure. This review included discussion of the academic studies that compare an independent chair model with a combined chair/CEO model and the attributes necessary in a Lead Independent Director to foster strong independent leadership if the chair/CEO roles are combined.

The Board’s decision to offer Mr. Cornell both the Chairman and CEO positions is also expected to serve Target’s goals by allowing Mr. Cornell to coordinate the development, articulation and execution of a unified strategy at the Board and management levels. The Board has maintained its view that Target should have the flexibility to determine whether to combine or separate the roles of chair and CEO. Through our shareholder engagement meetings following Mr. Cornell’s appointment, we concluded that, although shareholders expressed different views on their preferred leadership structure, there was no prevailing theme on a preferred structure for Target Corporation. The Board is committed to continuing to seek shareholder feedback on its approach as part of its ongoing shareholder outreach efforts, and will continue to reassess its approach to this issue on a regular basis.

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LEAD INDEPENDENT DIRECTOR – DOUGLAS M. BAKER, JR.
Annual Election: Elected annually by the independent, non-management directors.
Regular Duties:
•	Has the authority to convene meetings of the Board and executive sessions consisting solely of independent directors at every meeting;
•	Presides at all meetings of the Board of Directors at which the Chair is not present, including executive sessions of independent directors;
•	Conducts the annual performance reviews of the CEO, with input from the other independent directors, and serves as the primary liaison between the CEO and the independent directors;
•	Provides insights to the Compensation Committee as it annually reviews the performance of the CEO as it relates to all elements of compensation;
•	Approves meeting schedules, agendas and the information furnished to the Board to ensure that the Board has adequate time and information for discussion;
•	Is expected to engage in consultation and direct communication with major shareholders as appropriate;
•	Coordinates with the CEO to establish minimum expectations for non-management directors to consistently monitor Target’s retail operations and those of our competitors; and
•	Consults with the Nominating & Governance Committee regarding Board and Committee composition, Committee chair selection, the annual performance review of the Board and its Committees, director succession planning, management evaluation, and senior management succession planning.
Service: As a guideline, the Lead Independent Director should serve in that capacity for no more than four to six years.

MANAGEMENT EVALUATIONS AND SUCCESSION PLANNING

One of the primary responsibilities of the Board is to ensure that Target has a high-performing management team in place. On an annual basis, the Board conducts a detailed review of management development and succession planning activities to maximize the pool of internal candidates who can assume top management positions without undue interruption. The independent directors, led by the Lead Independent Director, review CEO succession planning, and ensure that management is evaluated regularly and that senior management succession planning reviews are conducted at least annually, either by the Nominating & Governance Committee or the independent directors as a group.

During the past year, the Board conducted a comprehensive search with the assistance of a third-party executive leadership consultant that resulted in Brian Cornell becoming our Chairman and CEO. Prior to hiring Mr. Cornell, the Board appointed an experienced executive from our pool of internal candidates, John Mulligan, our Chief Financial Officer, to serve in the additional capacities of Interim President & CEO. The quality leadership provided by Mr. Mulligan during that interim period allowed the Board sufficient time to ensure that its comprehensive search resulted in hiring the right candidate to lead Target.

RISK OVERSIGHT

The primary responsibility for the identification, assessment and management of the various risks that we face belongs with management. The Board’s oversight of these risks occurs as an integral and continuous part of the Board’s oversight of our business. For example, our principal strategic risks are reviewed as part of the Board’s regular discussion and consideration of our strategy, and the alignment of specific initiatives with that strategy. Similarly, at every meeting the Board reviews the principal factors influencing our operating results, including the competitive environment, and discusses with our senior executive officers the major events, activities and challenges affecting their respective functional areas. The Board’s ongoing oversight of risk also occurs at the Board Committee level on a more focused basis.

Given the evolving environment around risk oversight, during 2014 we embarked on a comprehensive review of risk oversight at the management, Board and Committee levels, with the assistance of a third-party strategy, risk management and regulatory compliance consultant. As a result of that comprehensive review, in January 2015 we clarified and enhanced existing practices to provide more transparency about how risk oversight is exercised at the Board and Committee levels. In addition, we reallocated and clarified risk oversight responsibilities among the Committees, most notably by elevating the risk oversight role of the Corporate Risk & Responsibility Committee (formerly known as the Corporate Responsibility Committee). A summary of the allocation of general risk oversight functions among management, the Board and its Committees is as follows:

RESPONSIBLE PARTY	GENERAL DESCRIPTION OF RISK OVERSIGHT FUNCTION
Management	Identification, assessment and management of risks
Board of Directors	Continuous oversight of overall risks, with emphasis on strategic risks
Audit Committee	Financial reporting and internal control risks
Compensation Committee	Compensation policies, practices and incentive-related risks
Nominating & Governance Committee	Board and management succession risks
Corporate Risk & Responsibility Committee	Operating, business, compliance and reputational risks, including information security and technology
Finance Committee	Financial risks, including liquidity and capital markets risk

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COMMITTEES

The Board has the following Committees and Committee composition as of the date of this proxy statement. All members of each Committee are independent directors. Each Committee operates under a written Charter, a current copy of which is available on our company website, as described in Question 14 on page 86.

	RESPONSIBILITIES		COMMITTEE MEMBERS	NUMBER OF MEETINGS DURING FISCAL 2014
AUDIT COMMITTEE(1)	•	Assists the Board in overseeing our financial reporting process, including the integrity of our financial statements and internal controls, the independent auditor’s qualifications and independence, performance of our internal audit function and approval of transactions with related persons	Mr. Rice (Chair) Ms. Austin Ms. Minnick Mr. Stumpf	7
	•	In coordination with the Corporate Risk & Responsibility Committee, oversees compliance with legal and regulatory requirements
	•	Prepares the “Report of the Audit Committee” on page 69 and performs the duties and activities described in that report
	•	Discusses with management our positions with respect to income and other tax obligations
	•	Reviews and discusses with management our policies with respect to risk assessment and risk management, including the risk of fraud, commitment of internal audit resources and policies and procedures to mitigate identified risks
	•	Considers our major financial, accounting and compliance risk exposures and, as appropriate, involves our principal risk officer and compliance officer and our internal audit function

COMPENSATION COMMITTEE(2)	•	Determines the composition and value of non-CEO executive officer compensation and makes recommendations with respect to CEO compensation to the independent members of the Board, who collectively have final approval authority	Ms. Mulcahy (Chair) Mr. Baker Mr. Darden Mr. De Castro	6
	•	Consults with the Lead Independent Director as part of the annual review of the performance of the CEO as it relates to the appropriate level and elements of compensation
	•	Reviews our compensation philosophy, selection and relative weightings of different compensation elements to balance risk, reward and retention objectives and the alignment of incentive compensation performance measures with our strategy
	•	Reviews the compensation provided to non-management directors and makes recommendations to the independent members of the Board
	•	Prepares the “Compensation Committee Report” on page 29
	•	Oversees risks associated with our compensation policies and practices, and annually reviews with its compensation consultant whether those policies and practices create material risks to Target

NOMINATING & GOVERNANCE COMMITTEE	•	Oversees our corporate governance practices	Mr. Stumpf (Chair)	6
	•	Identifies individuals qualified to become Board members	Mr. Baker Mr. Darden Ms. Mulcahy
	•	Makes recommendations, in consultation with the Lead Independent Director, on overall composition of the Board, its Committees, and the selection of the Committee chairs and the Lead Independent Director
	•	Leads the annual self-evaluation performance review of the Board and its Committees in consultation with the Lead Independent Director
	•	With input from the Lead Independent Director, leads director succession planning, and ensures that management is regularly evaluated and senior management succession planning reviews are conducted at least annually
	•	Oversees risks associated with Board and management succession

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	RESPONSIBILITIES		COMMITTEE MEMBERS	NUMBER OF MEETINGS DURING FISCAL 2014
CORPORATE RISK & RESPONSIBILITY COMMITTEE	•	Assists the Board in overseeing management’s identification and evaluation of major strategic operating, business, compliance and reputational risks, including our risk management framework and the policies, procedures and practices employed to manage risks	Mr. Salazar (Chair) Ms. Austin Mr. Darden Ms. Minnick Mr. Rice	3
	•	Oversees and monitors the effectiveness of our business ethics and compliance program
	•	Reviews and provides oversight of significant strategies and activities relating to our reputation management and social responsibility efforts
	•	Supports the Audit Committee in oversight of compliance with legal and regulatory requirements

FINANCE COMMITTEE	•	Assists the Board in overseeing our financial policies, financial condition, including our liquidity position, funding requirements, ability to access the capital markets, interest rate exposures and policies regarding return of cash to shareholders	Ms. Austin (Chair) Mr. De Castro Ms. Minnick Mr. Salazar	2
	•	Oversees financial risks, including liquidity and capital markets risks by discussing with management our financial risk assessment process, financial risk management activities and strategies and the use of third-party insurance and self-insurance strategies

(1)	The Board of Directors has determined that all members of the Audit Committee satisfy the applicable audit committee independence requirements of the New York Stock Exchange (NYSE) and the Securities and Exchange Commission (SEC). The Board also determined that all members have acquired the attributes necessary to qualify them as “audit committee financial experts” as defined by applicable SEC rules. The determination for each of Ms. Austin, Mr. Rice and Mr. Stumpf was based on past experiences as a principal financial officer, principal accounting officer, controller, public accountant or auditor, or actively supervising a person holding one of those positions. For Ms. Minnick, the determination was based on her experience with analyzing the financial statements and financial performance of portfolio companies of Lion Capital.

(2)	The Board of Directors has determined that all members of the Compensation Committee satisfy the applicable compensation committee independence requirements of the NYSE and the SEC.

BOARD AND SHAREHOLDER MEETING ATTENDANCE

The Board of Directors met 11 times during fiscal 2014. All directors attended at least 90% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year.

All of our 10 then-serving directors attended our June 2014 Annual Meeting of Shareholders. The Board has a policy requiring all directors to attend all Annual Meetings of Shareholders, absent extraordinary circumstances.

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DIRECTOR INDEPENDENCE

The Board of Directors believes that a majority of its members should be independent directors. The Board annually reviews all relationships that directors have with Target to affirmatively determine whether the directors are independent. If a director has a material relationship with Target, that director is not independent. The listing standards of the New York Stock Exchange (NYSE) detail certain relationships that, if present, preclude a finding of independence.

The Board affirmatively determined that all non-management directors are independent. Mr. Cornell is the only management director and is not independent. The Board specifically considered the following transactions and concluded that none of the transactions impaired any director’s independence. In addition, none of the transactions are related party transactions because none of the directors have a direct or indirect material interest in the listed transactions.

DIRECTOR	ENTITY AND RELATIONSHIP	TRANSACTIONS	% OF ENTITY’S ANNUAL REVENUES IN EACH OF LAST 3 YEARS
Douglas M. Baker, Jr.	Ecolab Inc. Chairman & CEO	We purchase supplies, servicing, repairs and merchandise from Ecolab.	Less than 0.01%
Mary E. Minnick	Each portfolio company of Lion Capital(1) Partner in Lion Capital	We purchase merchandise for resale from portfolio companies of Lion Capital.	Less than 2% of each portfolio company
Anne M. Mulcahy	Save the Children Federation Chairman of Board of Trustees	We make charitable contributions to Save the Children.	Less than 2%
Kenneth L. Salazar	WilmerHale Partner	In fiscal 2014, WilmerHale was engaged to provide legal services.(2)	Less than 1%
John G. Stumpf	Wells Fargo & Company Chairman, President & CEO	Wells Fargo provides commercial banking, brokerage, trust and equipment financing services, serves as a non-lead participant in Target’s syndicated revolving credit facility and is Target’s transfer agent.(3)	Less than 0.02%

(1)	Ms. Minnick’s indirect ownership in each of these portfolio companies is less than 5%.

(2)	WilmerHale represented to us that: (a) Mr. Salazar’s compensation was not affected by the amount of legal services performed by WilmerHale for Target, (b) Mr. Salazar did not receive any of the fees from the Target relationship during each of the last three years and (c) Mr. Salazar will not receive any of the fees from the Target relationship in the future. Mr. Salazar does not personally provide any of the legal services to Target.

(3)	Target does not use Wells Fargo for any investment banking, consulting or advisory services.

POLICY ON TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a written policy requiring that any transaction: (a) involving Target; (b) in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a direct or indirect material interest; and (c) where the amount involved exceeds $120,000 in any fiscal year, be approved or ratified by a majority of independent directors of the full Board or by a designated Committee of the Board. The Board has designated the Audit Committee as having responsibility for reviewing and approving all such transactions except those dealing with compensation of executive officers and directors, or their immediate family members, in which case it will be reviewed and approved by the Compensation Committee.

In determining whether to approve or ratify any such transaction, the independent directors or relevant Committee must consider, in addition to other factors deemed appropriate, whether the transaction is on terms no less favorable to Target than those involving unrelated parties. No director may participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

We ratified two related party transactions in accordance with this policy during fiscal 2014. Both transactions dealt with compensation of immediate family members of one of our executive officers, Casey Carl, Chief Strategy and Innovation Officer, who became an executive officer in December 2014. Mr. Carl’s brother joined Target in 2005, has been a team member in merchandising since that time and earned compensation of $144,590 in fiscal 2014. Mr. Carl’s sister-in-law joined Target in 2009, has been a team member in merchandising since that time and earned compensation of $249,880 in fiscal 2014. For each of these immediate family members, the compensation is commensurate with the immediate family member’s peers.

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BUSINESS ETHICS AND CONDUCT

We are committed to conducting business lawfully and ethically. All of our directors and named executive officers, like all Target team members, are required to act at all times with honesty and integrity. Our Business Conduct Guide covers areas of professional conduct, including conflicts of interest, the protection of corporate opportunities and assets, employment policies, confidentiality, vendor standards and intellectual property, and requires strict adherence to all laws and regulations applicable to our business. Our Business Conduct Guide also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Business Conduct Guide.

We disclose any amendments to, or waivers from, any provision of our Business Conduct Guide involving our directors, our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions on our website within four business days following the date of any such amendment or waiver.

COMMUNICATIONS WITH DIRECTORS

Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to Target Board of Directors, c/o Corporate Secretary, 1000 Nicollet Mall, TPS-2670, Minneapolis, Minnesota 55403 or may send an email to BoardOfDirectors@target.com, which is managed by the Corporate Secretary. The Corporate Secretary, in turn, has been instructed by the Board to forward all communications, except those that are clearly unrelated to Board or shareholder matters, to the relevant Board members.

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ITEM ONE	ELECTION OF DIRECTORS

ELECTION AND NOMINATION PROCESS

Our election process is backed by sound corporate governance principles:

•	All directors are elected annually;

•	Directors are elected under a “majority voting” standard – each director in an uncontested election must receive more votes “For” his or her election than votes “Against” in order to be elected; and

•	An incumbent director who is not re-elected must promptly offer to resign. The Nominating & Governance Committee will make a recommendation on the offer and the Board must accept or reject the offer within 90 days and publicly disclose its decision and rationale.

The Nominating & Governance Committee is responsible for identifying individuals qualified to become Board members and making recommendations on director nominees to the full Board. The Committee considers the following factors in its efforts to identify potential director candidates:

•	Input from the Board’s self-evaluation process to identify the backgrounds or skill sets that are desired; and

•	Changes in our business strategy or operating environment and the future needs of the Board in light of anticipated director retirements under our Board tenure policies.

The Nominating & Governance Committee has retained a third-party search firm to assist in identifying director candidates and will also consider recommendations from shareholders. Any shareholder who wishes the Committee to consider a candidate should submit a written request and related information to our Corporate Secretary no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders.

DETERMINING BOARD AND COMMITTEE COMPOSITION

The criteria the Board follows in determining the composition of the Board is simple: directors are to have broad perspective, experience, knowledge and independence of judgment. The Board as a whole should consist predominantly of persons with strong business backgrounds that span multiple industries. The Board does not have a specific policy regarding consideration of gender, ethnic or other diversity criteria in identifying director candidates. However, the Board has had a longstanding commitment to, and practice of, maintaining diverse representation on the Board. At least annually the Board seeks input from each of its members with respect to the current composition of the Board in light of changes in our current and future business strategies, as well as our operating environment, as a means to identify any backgrounds or skill sets that may be helpful in maintaining or improving alignment between Board composition and our business. This input is then used by our Nominating & Governance Committee in its director search process.

The Board appoints members of its Committees on an annual basis, with the Nominating & Governance Committee reviewing and recommending Committee membership, and assignments rotate periodically. The guideline for rotating Committee chair assignments is four to six years. The Board seeks to have directors on two to three Committees, and considers a number of factors in deciding Committee composition, including individual director experience and qualifications, the benefits and symmetry of having common directors on Committees with complementary functions (e.g., Audit and Corporate Risk & Responsibility; Audit and Finance; Compensation and Nominating & Governance), prior Committee experience and increased time commitments for directors serving as a Committee Chair or Lead Independent Director.

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BOARD EVALUATIONS AND REFRESHMENT

The Board regularly evaluates its performance to enhance Board functioning and the effectiveness of the Board-management relationship.

EVALUATION METHOD	DESCRIPTION
Self-Evaluation	The Nominating & Governance Committee, in consultation with the Lead Independent Director, annually leads the performance review of the Board and its Committees. In 2014, the Board self-evaluation was administered by a third-party governance expert through individual interviews with each director and an online survey completed by each director. After discussion with the Nominating & Governance Committee, the external party facilitated a discussion of the results with the full Board.

The self-evaluation process seeks to obtain each director’s assessment of the effectiveness of the Board, the Committees and their leadership, and Board/management dynamics in the following categories:
• The Board’s purpose and mandate
• Business knowledge and risk management
• Information sharing
• Board and Committee composition, roles and contribution
• Meeting effectiveness
Corporate Governance Review	Our Nominating & Governance Committee conducts an annual corporate governance review that compares our core corporate governance practices with prevailing best practices, emerging practices and evolving topics as indicated by current literature, corporate governance organizations and institutional shareholders.
Charter and Corporate Governance Guidelines Review	We periodically review our Committee charters and Corporate Governance Guidelines. In January 2015, as a result of our comprehensive review of risk oversight at the management, Board and Committee levels, we clarified and enhanced existing practices through amendments to our Committee charters and Corporate Governance Guidelines to provide more transparency on how risk oversight is exercised at the Board and Committee levels, and reallocated and clarified risk oversight responsibilities among the Committees.

The Board maintains the following tenure policies (contained in our Corporate Governance Guidelines) as a means of ensuring that the Board regularly benefits from a balanced mix of perspectives and experiences:

TENURE POLICIES
Term Limit	Directors may not serve on the Board for more than 20 years, or five years after they retire from active employment, whichever occurs first
Mandatory Retirement	Directors must retire at the end of the term in which they reach age 72
Change in Principal Employment	Directors must offer to resign upon any substantial change in principal employment

We had the following changes in our Board since our 2014 Annual Meeting:

DEPARTURES	ADDITIONS
• James A. Johnson – Will retire at the end of his term in connection with our mandatory retirement policy	• None

In addition to those changes, the following director is scheduled to complete her service on our Board within the next five years under our tenure policies:

	TENURE POLICY
DIRECTOR	IMPLICATED	YEAR
Anne M. Mulcahy	Term Limit	2017

Calvin Darden experienced a change in his principal employment in February 2015 and submitted an offer of resignation. Following a review and upon recommendation of the Nominating & Governance Committee, the Board declined his offer of resignation.

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2015 NOMINEES FOR DIRECTOR

After considering the recommendations of the Nominating & Governance Committee, the Board has set the number of directors at 10 and nominated all of the current directors to stand for re-election, except for Jim Johnson who will retire from the Board at the end of his current term. The Board believes that each of these nominees is qualified to serve as a director of Target and the specific qualifications of each nominee that were considered by the Board follow each nominee’s biographical description. Equally important, the Board believes that the combination of backgrounds, skills and experiences has produced a Board that is well-equipped to exercise oversight responsibilities for Target’s shareholders and other stakeholders.

The following table describes key characteristics of our business and experiences of our Board.

TARGET’S BUSINESS CHARACTERISTICS	COLLECTIVE EXPERIENCES
Target’s scale and complexity requires aligning many different areas of our operations, including marketing, merchandising, supply chain, technology, human resources, property development, credit card servicing and our community and charitable activities.	Senior Leadership. Experience as executive officer level business leader or senior government leader.
Our brand is the cornerstone of our strategy to provide a relevant and affordable differentiated shopping experience for our guests.	Marketing or Brand Management. Marketing or managing well-known brands or the types of consumer products and services we sell.
We own most of our stores and a network of distribution centers.	Real Estate. Real estate acquisitions and dispositions or property management experience.
We have a large and global workforce, which represents one of our key resources, as well as one of our largest operating expenses.	Workforce Management. Managing a large or global workforce.
Our business has become increasingly complex as we have expanded our offerings as well as the channels in which we deliver our shopping experience. This increased complexity requires an increasingly sophisticated technology infrastructure.	Technology. Leadership and understanding of technology, digital platforms and new media, data security, and data analytics.
Our business involves sourcing merchandise domestically and internationally from a large number of vendors and distributing it through our network of distribution centers.	Multi-National Operations or Supply Chain Logistics. Executive officer roles at multi-national organizations or in global supply chain operations.
We are a large public company committed to disciplined financial and risk management, legal and regulatory compliance and accurate disclosure.	Finance or Risk Management. Public company management, financial stewardship, enterprise risk management or credit card servicing experience.
To be successful, we must preserve, grow and leverage the value of our reputation with our guests, team members, the communities in which we operate and our shareholders.	Public Affairs or Corporate Governance. Public sector experience, community relations or corporate governance expertise.

In addition, our Board’s composition represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors:

NUMBER OF
TENURE ON BOARD	DIRECTOR NOMINEES
More than 10 years	4
5 to 10 years	3
Less than 5 years	3
Average Director Tenure – 6.8 years

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

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Roxanne S. Austin Age 54 Director since 2002 Independent Committees • Finance (Chair) • Audit • Corporate Risk & Responsibility

BACKGROUND

Roxanne S. Austin is President of Austin Investment Advisors, a private investment and consulting firm, a position she has held since 2004. From May 2014 to August 2014 she served as Interim Chair of Target Corporation. From July 2009 through July 2010, Ms. Austin also served as President and Chief Executive Officer of Move Networks, Inc., a provider of Internet television services. Ms. Austin also previously served as President and Chief Operating Officer of DIRECTV, Inc., Executive Vice President and Chief Financial Officer of Hughes Electronics Corporation and as a partner of Deloitte & Touche LLP.

QUALIFICATIONS

Through her extensive management and operating roles, including her financial roles, Ms. Austin provides the Board with financial, operational and risk management expertise, and substantial knowledge of new media technologies.

OTHER PUBLIC COMPANY BOARDS
	Current Abbott Laboratories(1) AbbVie Inc.(1) Teledyne Technologies Incorporated LM Ericsson Telephone Company	Past 5 Years None

(1)	AbbVie Inc. became a public company in January 2013 following its separation from Abbott Laboratories. Ms. Austin was serving on the Board of Abbott Laboratories at the time of the separation and became a director of AbbVie Inc. in connection with the separation.

Douglas M. Baker, Jr. Age 56 Director since 2013 Lead Independent Director Committees • Compensation • Nominating & Governance

BACKGROUND

Douglas M. Baker, Jr., is Chairman and Chief Executive Officer of Ecolab Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial and energy markets. He has served as Chairman of the Board of Ecolab since May 2006 and Chief Executive Officer since July 2004, and served as President from 2002 to 2011.

QUALIFICATIONS

Mr. Baker provides the Board with valuable global marketing, sales and general management experience, as well as operational and governance perspectives. His current role as CEO of a large publicly-held company provides the Board with additional top-level perspective in organizational management.

OTHER PUBLIC COMPANY BOARDS
	Current Ecolab Inc. U.S. Bancorp	Past 5 Years None

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Brian C. Cornell Age 56 Director since 2014 Committees • None

BACKGROUND

Brian C. Cornell has served as Chairman of the Board and Chief Executive Officer of Target Corporation since August 2014. Mr. Cornell served as Chief Executive Officer of PepsiCo Americas Foods, a division of PepsiCo, Inc., from March 2012 to July 2014. From April 2009 to January 2012, Mr. Cornell served as Chief Executive Officer and President of Sam’s Club, a division of Wal-Mart Stores, Inc., and as an executive vice president of Wal-Mart Stores, Inc.

QUALIFICATIONS

Through his more than 30 years in escalating leadership positions at leading retail and global consumer product companies, including three CEO roles and more than two decades doing business in North America, Asia, Europe and Latin America, Mr. Cornell provides meaningful leadership experience and retail knowledge. His past experience includes time as both a vendor partner and a competitor to Target, and he brings insights from those roles to the company today.

OTHER PUBLIC COMPANY BOARDS
	Current Polaris Industries Inc.	Past 5 Years None

Calvin Darden Age 65 Director since 2003 Independent Committees • Compensation • Corporate Risk & Responsibility • Nominating & Governance

BACKGROUND

Calvin Darden is Chairman of Darden Putnam Energy & Logistics, LLC, a company that sells fuel products, a position he has held on a full-time basis since February 2015. From November 2009 to February 2015, he was Chairman of Darden Development Group, LLC, a real estate development company. From February 2006 to November 2009, he was Chairman of The Atlanta Beltline, Inc., an urban revitalization project for the City of Atlanta.

QUALIFICATIONS

Mr. Darden provides the Board with significant experience in supply chain networks, logistics, customer service and management of a large-scale workforce obtained over his 33-year career with United Parcel Service of America, Inc., and more recently has developed expertise in community relations and real estate development.

OTHER PUBLIC COMPANY BOARDS
	Current Coca-Cola Enterprises, Inc. Cardinal Health, Inc.	Past 5 Years None

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Henrique De Castro Age 49 Director since 2013 Independent Committees • Compensation • Finance

BACKGROUND

Henrique De Castro is the former Chief Operating Officer of Yahoo! Inc., a digital media company that delivers personalized digital content and experiences worldwide by offering online properties and services to users. He held that position from November 2012 to January 2014. He previously served Google Inc. as President, Partner Business Worldwide from March 2012 to November 2012, President, Global Media, Mobile & Platforms from June 2009 to March 2012, and as Managing Director, European Sales from July 2006 to May 2009.

QUALIFICATIONS

Mr. De Castro provides the Board with valuable insight into media, mobile and technology platforms. His experiences at Yahoo! and Google, as well as his prior experience at Dell Inc. provides him with global perspectives on leading operations, strategy, partner management and revenue generation in the technology and media industries.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years None

Mary E. Minnick Age 55 Director since 2005 Independent Committees • Audit • Corporate Risk & Responsibility • Finance	BACKGROUND Mary E. Minnick is a Partner of Lion Capital LLP, a consumer-focused private investment firm, a position she has held since May 2007.

QUALIFICATIONS

Ms. Minnick provides the Board with substantial expertise in building brand awareness, general management, product development, marketing, distribution and sales on a global scale obtained over her 23-year career with The Coca-Cola Company. Her current position with Lion Capital provides the Board with additional insights into the retail business and consumer marketing trends outside the United States.

OTHER PUBLIC COMPANY BOARDS
	Current The WhiteWave Foods Company Heineken NV	Past 5 Years None

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Anne M. Mulcahy Age 62 Director since 1997 Independent Committees • Compensation (Chair) • Nominating & Governance

BACKGROUND

Anne M. Mulcahy is Chairman of the Board of Trustees of Save The Children Federation, Inc., a non-profit organization dedicated to creating lasting change in the lives of children throughout the world, a position she has held since March 2010. She previously served as Chairman of the Board of Xerox Corp., a document management company, from January 2002 to May 2010, and Chief Executive Officer of Xerox from August 2001 to July 2009.

QUALIFICATIONS

Ms. Mulcahy obtained extensive experience in all areas of business management as she led Xerox through a transformational turnaround. This experience, combined with her leadership roles in business trade associations and public policy activities, provides the Board with additional expertise in the areas of organizational effectiveness, financial management and corporate governance.

OTHER PUBLIC COMPANY BOARDS
	Current Graham Holdings Company Johnson & Johnson LPL Financial Holdings Inc.	Past 5 Years None

Derica W. Rice Age 50 Director since 2007 Independent Committees • Audit (Chair) • Corporate Risk & Responsibility

BACKGROUND

Derica W. Rice is Executive Vice President, Global Services and Chief Financial Officer of Eli Lilly and Company, a pharmaceutical company, positions he has held since January 2010 and May 2006, respectively. From May 2006 to December 2009, he served as Eli Lilly’s Senior Vice President and Chief Financial Officer.

QUALIFICATIONS

Mr. Rice’s career with Eli Lilly has provided him with substantial experience in managing worldwide financial operations. His expertise gives the Board additional skills in the areas of financial oversight, risk management and the alignment of financial and strategic initiatives.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years None

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Kenneth L. Salazar Age 60 Director since 2013 Independent Committees • Corporate Risk & Responsibility (Chair) • Finance

BACKGROUND

Kenneth L. Salazar is a Partner at WilmerHale, a full service business law firm, a position he has held since June 2013. Previously, Mr. Salazar served as the U.S. Secretary of the Interior from 2009 to 2013, U.S. Senator from Colorado from 2005 to 2009 and as Attorney General of Colorado from 1999 to 2005.

QUALIFICATIONS

Mr. Salazar has substantial public policy experience at both the state and federal levels. Mr. Salazar provides the Board with additional insights on public policy issues and leadership on matters involving multiple stakeholder stewardship.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years None

John G. Stumpf Age 61 Director since 2010 Independent Committees • Nominating & Governance (Chair) • Audit

BACKGROUND

John G. Stumpf is Chairman of the Board, President and Chief Executive Officer of Wells Fargo & Company, a banking and financial services company. He has been President since August 2005, Chief Executive Officer since June 2007, and Chairman since January 2010. A 32-year veteran of Wells Fargo, he has held various operational and managerial positions throughout his career.

QUALIFICATIONS

Mr. Stumpf’s current role as Chairman, President and Chief Executive Officer of Wells Fargo, and long career in banking, provides the Board with expertise in brand management, financial oversight and stewardship of capital, as well as valuable perspectives in large public company organizational structuring and management.

OTHER PUBLIC COMPANY BOARDS
	Current Chevron Corporation Wells Fargo & Company	Past 5 Years None

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STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP GUIDELINES

Stock ownership that must be disclosed in this proxy statement includes shares directly or indirectly owned, and shares issuable or options exercisable that the person has the right to acquire within 60 days. Our stock ownership guidelines vary from the required ownership disclosure in that they do not include any options, but do include share equivalents held under deferred compensation arrangements, as well as unvested restricted stock units (RSUs) and performance-based RSUs (PBRSUs) at the minimum share payout. We believe our stock ownership guidelines for our directors and executive officers are aligned with shareholders’ interests because the guidelines reflect equity that has economic exposure to both upside and downside risk.

OWNERSHIP GUIDELINES BY POSITION
DIRECTORS	CEO	OTHER NEOS
Fixed Value of $270,000	7x base salary	3x base salary

EQUITY USED TO MEET STOCK OWNERSHIP GUIDELINES
YES	NO
Outstanding shares that the person beneficially owns or is deemed to beneficially own, directly or indirectly, under the federal securities laws	Options, regardless of when they are exercisable
RSUs and PBRSUs (at their minimum share payout, which is 75% of the target payout level), whether vested or unvested	Performance Share Units (PSUs) because their minimum share payout is 0% of the target payout level
Deferred compensation amounts that are indexed to Target common stock, but ultimately paid in cash

All directors and executive officers are expected to achieve the required levels of ownership under our stock ownership guidelines within five years of their election or appointment. If a director or executive officer has not satisfied the ownership guideline amounts within those first five years, he or she must retain all shares acquired on the vesting of equity awards or the exercise of stock options (in all cases net of exercise costs and taxes) until compliance is achieved. In 2014 the stock ownership guidelines were amended to add an another requirement that if an executive officer is below the ownership guideline amounts during their first five years, he or she must retain at least 50% of all shares acquired on the vesting of equity awards or the exercise of stock options until compliance is achieved.

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The following table shows the holdings of our current directors and NEOs recognized for purposes of our stock ownership guidelines as of April 7, 2015, and the respective ownership guidelines calculations.

	SHARES DIRECTLY OR INDIRECTLY OWNED	RSUs & PBRSUs	SHARE EQUIVALENTS	TOTAL STOCK OWNERSHIP FOR GUIDELINES (# OF SHARES)(1)	STOCK OWNERSHIP GUIDELINES CALCULATION
DIRECTORS					TOTAL VALUE(2)
Roxanne S. Austin	10,000	19,195	0	29,195	$2,411,799
Douglas M. Baker, Jr.	0	7,103	0	7,103	$586,779
Calvin Darden	0	19,195	754	19,949	$1,648,025
Henrique De Castro	0	9,816	0	9,816	$810,900
Mary E. Minnick	886	52,449	431	53,766	$4,441,650
Anne M. Mulcahy	7,114	26,551	0	33,665	$2,781,066
Derica W. Rice	0	44,077	0	44,077	$3,641,201
Kenneth L. Salazar	0	6,567	0	6,567	$542,500
John G. Stumpf	0	11,307	0	11,307	$934,071
CURRENT NAMED EXECUTIVE OFFICERS					MULTIPLE OF BASE SALARY(2)
Brian C. Cornell	37,804	145,587	0	183,391	11.7
John J. Mulligan	25,583	40,321	10,488	76,392	6.3
Kathryn A. Tesija	21,996	32,779	9,402	64,176	5.6
Tina M. Tyler	8,400	22,728	11,696	42,825	4.9
Jeffrey J. Jones II	7,805	25,609	0	33,414	3.8

(1)	The “Total Stock Ownership” calculation, like the required disclosure of “Total Shares Beneficially Owned” on page 27, starts with “Shares Directly or Indirectly Owned” but differs by (a) excluding all options, regardless of whether they can be converted into common stock on or before June 6, 2015, and (b) including (i) share equivalents that are held under deferred compensation arrangements and (ii) RSUs and PBRSUs (at their minimum share payout, which is 75% of the target payout level), whether vested or unvested, even if they will be converted into common stock more than 60 days from April 7, 2015.

(2)	Based on closing stock price of $82.61 as of April 7, 2015.

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BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

The following table includes information about the shares of Target common stock (our only outstanding class of equity securities) which are beneficially owned on April 7, 2015 or which the person has the right to acquire within 60 days of April 7, 2015 for each director, named executive officer in the Summary Compensation Table on page 49, and all current Target directors and executive officers as a group.

	SHARES DIRECTLY OR INDIRECTLY OWNED		SHARES ISSUABLE WITHIN 60 DAYS(1)	STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS	TOTAL SHARES BENEFICIALLY OWNED(2)
DIRECTORS
Roxanne S. Austin	10,000		17,464	28,055	55,519
Douglas M. Baker, Jr.	0		5,372	5,570	10,942
Calvin Darden	0		17,464	40,811	58,275
Henrique De Castro	0		7,169	5,570	12,739
Mary E. Minnick	886		49,802	0	50,688
Anne M. Mulcahy	7,114		24,820	27,031	58,965
Derica W. Rice	0		41,278	0	41,278
Kenneth L. Salazar	0		4,836	3,601	8,437
John G. Stumpf	0		9,576	17,889	27,465
NAMED EXECUTIVE OFFICERS
Brian C. Cornell(3)	37,804		0	0	37,804
John J. Mulligan	25,583		6,078	196,706	228,367
Kathryn A. Tesija	21,996		0	308,070	330,066
Tina M. Tyler	8,400		179	179,745	188,324
Jeffrey J. Jones II	7,805		0	100,609	108,414
Gregg W. Steinhafel(4)	27,370		0	0	27,370
ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS
As a group (19 persons)	158,271	(5)	186,868	1,795,922	2,141,061

(1)	Includes shares of common stock that the named individuals may acquire on or before June 6, 2015 pursuant to the conversion of vested RSUs into common stock.

(2)	All directors and executive officers as a group own less than 1% of Target’s outstanding common stock. The persons listed have sole voting and investment power with respect to the shares listed.

(3)	Mr. Cornell became Chairman & CEO on August 12, 2014.

(4)	Mr. Steinhafel stepped down as President & CEO on May 5, 2014.

(5)	Includes shares of common stock owned by executive officers in the Target 401(k) Plan as of April 7, 2015.

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BENEFICIAL OWNERSHIP OF TARGET’S LARGEST SHAREHOLDERS

The following table includes certain information about each person or entity known to us to be the beneficial owner of more than five percent of our common stock:

	NUMBER OF
	COMMON SHARES
NAME AND ADDRESS	BENEFICIALLY		PERCENT OF
OF >5% BENEFICIAL OWNER	OWNED		CLASS(1)
State Street Corporation	59,878,459	(2)	9.4%
One Lincoln Street
Boston, Massachusetts 02111
The Vanguard Group	37,945,527	(3)	5.9%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Franklin Resources, Inc.	32,992,866	(4)	5.2%
One Franklin Parkway
San Mateo, California 94403-1906
BlackRock, Inc.	32,530,687	(5)	5.1%
55 East 52nd Street
New York, New York 10022

(1)	Based on shares outstanding on April 7, 2015.

(2)	State Street Corporation (State Street) reported its direct and indirect beneficial ownership in various fiduciary capacities (including as trustee under Target’s 401(k) Plan) on a Schedule 13G filed with the SEC on February 12, 2015. The filing indicates that as of December 31, 2014, State Street had sole voting power for 0 shares, shared voting power for 59,878,459 shares, sole dispositive power for 0 shares and shared dispositive power for 59,878,459 shares.

(3)	The Vanguard Group (Vanguard) reported its direct and indirect beneficial ownership on a Schedule 13G/A filed with the SEC on February 11, 2015. The filing indicates that as of December 31, 2014, Vanguard had sole voting power for 1,083,792 shares, shared voting power for 0 shares, sole dispositive power for 36,935,677 shares and shared dispositive power for 1,009,850 shares.

(4)	Franklin Resources, Inc. (FRI) reported its direct and indirect beneficial ownership on a Schedule 13G filed with the SEC on February 10, 2015. The filing indicates that as of December 31, 2014, FRI or its affiliates had sole voting power for 32,501,750 shares, shared voting power for 2,030 shares, sole dispositive power for 32,946,913 shares and shared dispositive power for 45,953 shares.

(5)	BlackRock, Inc. (BlackRock) reported its direct and indirect beneficial ownership on a Schedule 13G filed with the SEC on February 6, 2015. The filing indicates that as of December 31, 2014, BlackRock had sole voting power for 27,070,282 shares, shared voting power for 21,834 shares, sole dispositive power for 32,508,853 shares and shared dispositive power for 21,834 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of our common stock who fail to timely file reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended January 31, 2015, all Section 16(a) filing requirements were met.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this proxy statement.

COMPENSATION COMMITTEE(1)

James A. Johnson, Chair(2)

Douglas M. Baker, Jr.

Calvin Darden

John G. Stumpf(2)

(1)	Ms. Mulcahy and Mr. De Castro joined the Compensation Committee following the preparation of this report, with Ms. Mulcahy becoming Chair.

(2)	Messrs. Johnson and Stumpf rotated off of the Compensation Committee following the preparation of this report.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (CD&A) focuses on how our Named Executive Officers (NEOs) were compensated for fiscal 2014 (February 2, 2014 through January 31, 2015) and how their fiscal 2014 compensation aligns with our pay for performance philosophy. We also discuss significant actions taken in fiscal 2015 that relate to an understanding of fiscal 2014 compensation.

Mr. Cornell was hired as Chairman and Chief Executive Officer on August 12, 2014. Prior to Mr. Cornell’s hire, Mr. Mulligan served in the capacity of Interim President & Chief Executive Officer from May 5, 2014 to August 11, 2014. Our former Chairman, President & Chief Executive Officer, Gregg Steinhafel, ceased serving in those capacities on May 5, 2014, but continued to serve in an advisory role until August 23, 2014. The details of Mr. Steinhafel’s post-termination benefits can be found on page 63. For fiscal 2014, our NEOs were:

NAME	PRINCIPAL POSITION
Brian C. Cornell	Chairman & Chief Executive Officer
John J. Mulligan	Executive Vice President & Chief Financial Officer
Kathryn A. Tesija	Executive Vice President & Chief Merchandising & Supply Chain Officer
Tina M. Tyler	Executive Vice President & Chief Stores Officer
Jeffrey J. Jones II	Executive Vice President & Chief Marketing Officer
Gregg W. Steinhafel	Former Chairman, President & Chief Executive Officer

Our CD&A is divided into the following sections:

•	Executive Summary

•	Our Performance Framework for Executive Compensation

•	Other Benefit Elements

•	Compensation Governance

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EXECUTIVE SUMMARY

We have made significant progress in the past year. In particular, we named our first ever CEO hired from outside the organization who brings a wealth of experience in both retailing and consumer products marketing to Target. We made the difficult decision to discontinue our Canadian operations which allows our management team to focus all of its energy on pursuing profitable growth in the U.S. market and is expected to lead to improved financial results overall. As a result of discontinuing our Canadian operations we did not meet the minimum threshold established for tax purposes for fiscal 2014 (162(m) threshold) which led to the forfeiture of long-term and short-term incentive compensation for our executive officers described in more detail throughout the CD&A.

Pay for Performance

Proven Record of Accountability in Pay Programs

Our incentive award payouts align with our financial performance.

•	No financial payouts were earned under our short-term incentive plan (STIP) over the past two years. As a result, no STIP payouts were paid to our CEO this year or last year.

•	We significantly enhanced our long-term incentive (LTI) program last year in response to shareholder feedback: 100% of our annual LTI mix features performance-based metrics and is tied to relative performance versus our retail peers.

	–	Our retail peers set the benchmark against which we are measured; our relative performance against set performance metrics under our two most recent performance share unit (PSU) payouts yielded payouts well below goal.

	–	Our PSU award for the 2012-2014 performance period was forfeited entirely, as described under “Discontinuing Our Canadian Operations Results in 162(m) Threshold Not Being Met in Fiscal 2014.” If we had met the 162(m) threshold, the financial results based on our performance versus our peers would have yielded a payout of 41.5% of the goal number of shares.

The charts below illustrate actual payouts, as a percentage of goal, over the last three years for our STIP and PSU plans. PSU awards and the financial component of STIP made up more than 60% of at-goal annual total direct compensation (TDC) for our NEOs in fiscal 2014. The first performance-based restricted stock unit (PBRSU) payout has not yet occurred as PBRSUs were introduced in January 2014.

Payouts for Financial Component of STIP	Payouts for PSU Awards

200%
150%
100%
50%
0%
% vs goal
107%
0%
0%
2012
2013
2014
Year
Actual
Goal

Discontinuing Our Canadian Operations Results in 162(m) Threshold Not Being Met in Fiscal 2014

As described above and throughout this CD&A, we utilize performance metrics core to our business within our STI (incentive earnings before interest and taxes and incentive economic value added) and LTI (relative market share growth, earnings per share growth, and return on invested capital) to drive strategy, measure our relative performance against retail competitors and determine actual payouts for each award. In addition, our short-term and long-term compensation programs are intended to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code based on achieving a minimum level of consolidated earnings before interest and taxes. The minimum level of performance represented by the 162(m) threshold is in addition to the aforementioned performance metrics that are intended to drive payout within our plans.

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On January 14, 2015, in accordance with management’s recommendation, our Board of Directors decided to discontinue our Canadian operations. As a result of the one-time charges associated with this decision, in March 2015 our Compensation Committee determined that we did not meet our 162(m) threshold for fiscal 2014. Based on that determination, long-term and short-term incentive compensation for our NEOs (including our former CEO) was forfeited entirely as illustrated in the following tables:

IMPACT ON LONG-TERM INCENTIVE ANNUAL GRANTS FOR DIFFERENT FISCAL YEARS
AWARD TYPE	2011	2012	2013	2014
PBRSUs/RSUs(1) Performance Period	No Impact (2012-2014)	No Impact (2013-2015)	Forfeited (2014-2016)	No Impact (2015-2017)
PSUs(2) Performance Period	Forfeited, would have paid 41.5% (2012-2014)	Forfeited (2013-2015)	Forfeited (2014-2016)	No Impact (2015-2017)
Stock Options(3)	No Impact	No Impact	Not Applicable	Not Applicable

(1)	The annual grants of PBRSUs and RSUs were made during January of each of the fiscal years referenced in the table.

(2)	The annual grants of PSUs for fiscal 2011 and fiscal 2012 were made in March of fiscal 2012 and March of fiscal 2013, respectively, and the annual grants of PSUs for fiscal 2013 and fiscal 2014 were made in January 2014 and January 2015, respectively.

(3)	The annual grants of Stock Options for fiscal 2011 and fiscal 2012 were made during January of those fiscal years. We discontinued granting options after fiscal 2012.

IMPACT ON SHORT-TERM INCENTIVE PLAN FOR FISCAL 2014
COMPONENT	CEO / FORMER CEO	OTHER NEOs
Financial(1)	Forfeited, would have paid $0	Forfeited, would have paid $0
Personal(2)	Not Applicable	Forfeited

(1)	The financial component is 100% of STIP for the CEO and former CEO, and two-thirds of STIP at-goal for our other NEOs. Although our STI for fiscal 2014 was forfeited due to us not achieving the 162(m) threshold, our below threshold financial performance would have resulted in a $0 payout even if that forfeiture did not occur.

(2)	The CEO and former CEO do not have a personal component to their STI. The personal component is one-third of STI for our other NEOs. The forfeiture due to us not achieving the 162(m) threshold removed the opportunity for our other NEOs to receive a payout under our existing plan.

See “Compensation Tax Policy” on p. 48 for more information.

Not meeting the 162(m) threshold in 2014 significantly reduced the amount of compensation that could be realized from awards reported in the Summary Compensation Table (SCT) for fiscal 2012, 2013, and 2014. To illustrate, the following table shows the impact on certain compensation components reported in the Summary Compensation Table for fiscal 2013, which includes grants that were only one year into their three-year performance cycle. Although Mr. Cornell is not included in the table below, his 2014 Pro-Rata PSU and PBRSU awards were forfeited because they were subject to the same performance condition and covered the same performance period as the other NEOs’ fiscal 2013 stock awards. See page 39 for more details on his “Pro-Rata TDC for Fiscal 2014”.

	MR. MULLIGAN		MS. TESIJA		MS. TYLER		MR. JONES		MR. STEINHAFEL
FISCAL 2013 COMPENSATION COMPONENT	2013 SCT	ACTUAL REALIZED COMP	2013 SCT	ACTUAL REALIZED COMP	2013 SCT	ACTUAL REALIZED COMP	2013 SCT	ACTUAL REALIZED COMP	2013 SCT	ACTUAL REALIZED COMP
Base Salary	$700,000	$700,000	$950,000	$950,000	$725,000	$725,000	$700,000	$700,000	$1,500,000	$1,500,000
Bonus	$150,000	$150,000	$0	$0	$0	$0	$0	$0	$0	$0
Stock Awards	$3,505,105	$0	$5,841,653	$0	$3,797,152	$0	$3,505,105	$0	$10,224,120	$0
Option Awards	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Non-Equity Incentive Plan Compensation	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Total 2013 Compensation(1)	$4,355,105	$850,000	$6,791,653	$950,000	$4,522,152	$725,000	$4,205,105	$700,000	$11,724,120	$1,500,000
% of 2013 Compensation Realized		20%		14%		16%		17%		13%

(1)	Total 2013 compensation excludes items shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table. Total 2013 Compensation for a fiscal year includes: (a) base salary levels approved for that year, (b) STIP payouts related to performance for that year, and (c) annual LTI awards representing the aggregate grant date fair value of awards granted in March 2013 and January 2014. Beginning in January 2014, we changed our grant timing practices to grant both PBRSUs and PSUs in January.

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Strategic Alignment Awards and Bonuses for Fiscal 2014 Performance

The Board of Directors and Compensation Committee recognize that the current management team no longer includes those most directly responsible for developing and executing Target’s strategy to enter Canada. The current team, however, worked tirelessly to salvage that strategy and, together with our Board, ultimately made the tough decision—and the right one for shareholders—to discontinue our Canadian operations while strengthening performance in the U.S. The Board and Committee note that the decision to discontinue our Canadian operations resulted in a write-off in 2014 that, due to the 162(m) threshold, caused the forfeiture of three years of PSUs and the January 2014 PBRSU grant, as well as the 2014 STIP for Executive Officers.

The Board and Committee acknowledge the current management team’s performance in creating shareholder value as demonstrated by the attempts to optimize the Canadian investment while driving the strong momentum shown in fiscal 2014 third and fourth quarter U.S. results. Further, in connection with the five key priorities to transform our business for long-term growth announced in early March 2015 and described in more detail on page 36, our executive officers have been tasked with specific goals to deliver on Target’s transformation with important foundational steps to be taken over the next two years.

Strategic Alignment Awards

In March 2015 the Compensation Committee and the independent members of the Board approved Strategic Alignment Awards. The awards are designed to connect the current management team’s pay with its performance in achieving goals designed to re-position Target and drive long-term growth consistent with our transformational plan along the five key priorities announced earlier in the month. In addition to strengthening pay with performance, the Committee considered the overall retentive value of the awards in a key time of transition. The awards are in addition to the annual LTI grants, and were granted off-cycle to allow the Compensation Committee and full Board to carefully consider this matter in the context of Target’s full year financial performance, as well as to gain input from shareholders in advance of making the awards.

Specifically, in March 2015, our active NEOs received performance-based awards with grant date present values as follows: Mr. Cornell – $3.75 million, Mr. Mulligan – $3 million, Ms. Tesija – $3 million, Mr. Jones – $2.85 million, Ms. Tyler – $2.85 million.

The grants are based on performance, have a two-year performance period, are settled in stock and will be reflected in the Summary Compensation Table for fiscal 2015. The two-year performance period and performance metrics are explicitly designed to align with timing and metrics that drive the transformational plan set by our CEO and Board. A two-year performance period bolsters the performance-based nature of our executive pay program during this important time in Target’s transformation, as all other outstanding LTI with active performance metrics do not vest until 2018. The award is forfeited if termination occurs prior to the conclusion of the performance period, except in the event of death and disability.

Payout of these awards is based on important absolute metrics, each selected to drive focused outcomes that complement the relative performance metrics in our annual LTI awards. The payouts up to 150% of goal will be assessed based on three core metrics closely aligned with our transformation, as outlined below, with an additional ability to earn up to 200% of goal payout with an After-tax Return on Invested Capital (ROIC) modifier:

METRIC	IMPORTANCE	PERFORMANCE GOALS
Total Sales Growth	Drive sales through a focus on signature categories, increased personalization, and localization	Goal: 3% Compound Annual Growth Rate (CAGR) Maximum: 4.5% CAGR No payout for 0% CAGR
Digital Channel Sales Growth	Continued focus on omnichannel strategy that enables our guests to engage with Target anywhere, anytime	Goal: 30% CAGR Maximum: 45% CAGR No payout for 0% CAGR
Earnings Before Interest and Taxes (EBIT) Growth	Ensure that we are growing sales profitably, and optimizing expenses to fuel this profitable growth	Goal: increase Segment EBIT by $500M (2016 v. 2014), surpassing all time high EBIT performance Maximum: $750 million increase No payout for less than $250 million increase
Return on Invested Capital Modifier	Invest smartly in our business, effectively allocating capital to drive profit	To earn additional upside, requires at least 13.75% for fiscal 2016, representing the highest in recent history

Additional information regarding the Strategic Alignment Awards will be disclosed in our proxy statement for the 2016 annual meeting.

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Bonuses for Fiscal 2014 Performance

To recognize the NEOs for dedicated performance during an extended leadership transition last year, the Compensation Committee determined it appropriate to approve bonus payments for the currently employed NEOs, excluding our CEO. The management team was responsible for developing and delivering on the strategies that led to positive U.S. results in comparable sales, digital channel sales growth and year-over-year gross margin rate performance improvement which drove earnings above expectations in the third and fourth quarter of fiscal 2014. These payments, are included in the “Bonus” column of the Summary Compensation Table and described in further detail on page 41.

Current CEO Hire

Effective August 12, 2014, Mr. Cornell was appointed to the position of Chairman & Chief Executive Officer. As part of Mr. Cornell’s offer, he received:

•	Fiscal 2014 pro-rata total direct compensation (TDC) of $5,320,000 derived from at-goal annual compensation of $12,250,000 to approximate the median of our combined retail and general industry peer group. TDC consists of base salary, at-goal STIP opportunity and grant date present value of LTI. Mr. Cornell realized only $595,000 of his pro-rata TDC because STIP paid out at $0 and LTI was forfeited due to our not meeting the 162(m) threshold.

•	Make-whole grant of $13,979,481 intended to replace forfeited equity from former employer and subject to further performance and time-based restrictions.

More details of Mr. Cornell’s pay package can be found on page 39.

Results of 2014 Advisory Vote to Approve Executive Compensation

At our June 2014 annual meeting of shareholders, shareholders approved our Say on Pay proposal in support of our executive compensation program by 78%, a significant improvement over the prior year. We believe that open dialogue with our shareholders and reflecting their feedback in our compensation decisions is critical to our success.

Shareholder Outreach

Following the announcement to discontinue our Canadian operations, we hosted calls or held meetings with shareholders representing approximately 41% of shares voted. The majority of the conversations were led by Anne Mulcahy, then-current Chair of our Board’s Nominating & Governance Committee and the current Chair of our Board’s Compensation Committee, and included soliciting feedback on key compensation and governance issues that informed our decision to award bonuses for fiscal 2014 performance and the design of the Strategic Alignment Awards. We value the feedback provided by our shareholders and look forward to continued, open dialogue on compensation matters and other issues relevant to our business.

The Board’s overarching goal is to deliver on our pay for performance philosophy by offering compensation strategies that incent strong results, attract and retain a premier management team, and are supported by shareholders. In 2013, we undertook a significant overhaul of our compensation programs to ensure that our pay practices demonstrate Target’s strong commitment to our pay for performance philosophy and high standards of corporate governance. In 2014, we continued that momentum by making additional changes described under “Compensation Program Enhancements in Response to Shareholder Feedback” on page 39.

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Target’s Executive Compensation Practices

The following practices and policies ensure alignment of interests between shareholders and executives, and effective ongoing compensation governance.

COMPENSATION PRACTICE	TARGET POLICY		MORE INFORMATION
Pay for Performance	YES |	A significant percentage of the total direct compensation package features performance-based metrics, including 100% of our annual LTI.
Robust stock ownership guidelines	YES |	We have stock ownership guidelines for executive officers of 7x base salary for CEO (increased from 5x), 3x base salary for non-CEO executive officers and $270,000 for directors.
Annual Shareholder “Say on Pay”	YES |	We value our shareholders’ input on our executive compensation programs. Our Board of Directors seeks an annual non-binding advisory vote from shareholders to approve the executive compensation disclosed in our CD&A, tabular disclosures and related narrative of this proxy statement.
Double Trigger Change-in-Control	YES |	We now grant equity awards that require both a change-in-control and an involuntary termination or voluntary termination with good reason before vesting.
Annual compensation risk assessment	YES |	A risk assessment of our compensation programs is performed on an annual basis.
Clawback policy	YES |	Our policy allows recovery of incentive cash and equity compensation if it is earned based on inaccurate financial statements.
Independent compensation consultant	YES |	The Compensation Committee retains an independent compensation consultant to advise on the executive compensation program and practices.
Hedging of company stock	NO |	Executive officers and members of the Board of Directors may not directly or indirectly engage in transactions intended to hedge or offset the market value of Target common stock owned by them.
Pledging of company stock	NO |	Executive officers and members of the Board of Directors may not directly or indirectly pledge Target common stock as collateral for any obligation.
Tax gross-ups	NO |	We do not provide tax gross-ups to our executive officers.
Dividends on unearned performance awards	NO |	We do not pay dividends on unearned performance awards.
Repricing or exchange of underwater stock options	NO |	Our equity incentive plan does not permit repricing or exchange of underwater stock options without shareholder approval.
Employment contracts	NO |	None of our current named executive officers has an employment contract.

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Performance Highlights

Target’s Segment Total Sales, Digital Channel Sales Growth, Adjusted Earnings Per Share (EPS) from Continuing Operations, Segment After-Tax ROIC and Total Shareholder Return (TSR) performance over the past five fiscal years are shown below:

Segment Total Sales (in millions)	Digital Channel Sales Growth

Adjusted EPS from Continuing Operations(2)	Segment After-Tax ROIC

Total Shareholder Return

(1)	2012 reflects a 53-week accounting year.
(2)	A reconciliation of Adjusted EPS from Continuing Operations to GAAP EPS is provided in Appendix A.

The Board and management team have demonstrated a strong commitment to returning capital to shareholders over the past five fiscal years.

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2014 Performance Review

Fiscal 2014 was a year of transition in which we began to lay the foundation for the transformation we will accomplish in the next few years. A year ago we were in recovery mode, working to repair guest relationships following the data breach while we undertook an assessment of the long-term prospects for our Canadian business. The recovery of our business was evident in the progression of our financial results throughout the year. Specifically, comparable sales, digital channel sales growth and year-over-year gross margin rate performance improved throughout 2014, as our guests moved beyond the impact of the breach and we began to see early progress on our transformation.

Strategic Priorities

With the data breach more than a year behind us and the difficult decision to discontinue our Canadian operations made, our team is focused and aligned on the following five key priorities to transform our business for long-term growth, which were announced in early March 2015:

•	Leading in omnichannel and taking a “channel agnostic” view to growing our business. Our digital channel growth led the industry in 2014 and we are working to build on that success in 2015 and beyond.

•	Defining category roles and re-establishing leadership in signature categories of baby, kids, beauty, style and wellness. These are the categories we are well known for and our guests have asked us to lead with them in the years ahead. Beyond these signature categories, we are defining appropriate roles for all of our categories and will invest in them appropriately to ensure we’re providing our guests convenience through a differentiated, inspirational, one-stop-shopping experience.

•	Becoming much more localized in the assortment and experience we provide in our stores, and more personalized in the digital experience we deliver.

•	Developing and testing new formats that will help us to better serve our guests over time. We have experienced strong financial results from our first eight CityTarget stores and very strong initial performance in the test of our first Target Express location.

•	Reducing complexity and controlling costs in order to fuel our investments in strategies that will grow our business. The management team is committed to moving decisively to modernize the way we work and create the capacity we need to invest in the priorities that will drive our growth and return on invested capital.

We have a fantastic foundation to build on, with a great brand, loyal guests and an outstanding team, and we are committed to maintaining our focus on our key priorities and making the tough decisions to position Target for long-run success.

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OUR PERFORMANCE FRAMEWORK FOR EXECUTIVE COMPENSATION

Our compensation programs are structured to align the interests of our executive officers with the interests of our shareholders. They are designed to attract, retain, and motivate a premier management team to sustain our distinctive brand and its competitive advantage in the marketplace, and to provide a framework that encourages outstanding financial results and shareholder returns over the long term.

CURRENT CEO PAY MIX(1)	OTHER ACTIVE NEOs PAY MIX

Performance-Based	89%	Performance-Based	84%

(1)	Represents annual at-goal TDC.

How Annual CEO Pay is Tied to Performance

The following pay elements are performance-based and represent a significant percentage of the total direct compensation package.

•	STIP – The financial STIP payout was 0% for fiscal 2014. Payouts range from 75% to 300% when performance levels are at or between 5% below and 5% above goal, respectively.

•	PSUs – Payouts range from 0% to 175% of goal depending on our performance relative to our retail peer group.

•	PBRSUs – Payouts range from 75% to 125% of goal depending on TSR performance relative to our retail peer group.

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Elements of Fiscal 2014 Executive Total Direct Compensation

	ELEMENT	KEY CHARACTERISTICS	LINK TO SHAREHOLDER VALUE	HOW WE DETERMINE AMOUNT	KEY DECISIONS
FIXED	Base Salary	Fixed compensation component payable in cash, representing less than 20% of TDC for our NEOs. Reviewed annually and adjusted when appropriate.	A means to attract and retain talented executives capable of driving superior performance.	Scope and complexity of each executive officer’s roles, individual skills, contributions, market data and prior experience.

Approved in January of 2014, our former CEO and NEOs received no base salary increases. Mr. Mulligan received a base salary increase in May 2014 when he became Interim President & CEO.

For fiscal 2015, Mr. Jones received a base salary increase. See page 40.

	Short Term Incentives	Variable compensation component payable in cash based on performance against annually established financial goals and assessment of individual performance (excluding CEO).	Incentive targets are tied to achievement of key annual strategic, operational, and financial measures. Our CEO’s STIP is exclusively tied to financial measures.

Financial portion of award based on:

- Earnings Before Interest and Taxes (Incentive EBIT)

- Economic Value Added (Incentive EVA)

Personal scores are based on critical factors upon which we believe leadership and performance should be assessed, but which are not quantifiable. We do not use a personal score in our CEO’s STIP.

Weak performance against goals resulted in no financial payout for the CEO and other NEOs for fiscal 2014.

To reinforce the importance of profitable growth, for fiscal 2015, we added sales as a metric. We also removed Incentive EVA since we have a measure of capital management (After-tax ROIC) appropriately positioned within our LTI mix. See page 41.

PERFORMANCE BASED	Performance Share Unit Awards	PSUs cliff vest three years from the date of grant and payouts are based on relative three-year performance versus our retail peer group.	PSUs recognize our executive officers for achieving superior long-term relative performance in: -Market share change -EPS growth -After-tax ROIC

Grant award levels based on individual performance, potential future contributions, historical grant amounts, retention considerations and market data.

Actual award payout based on change in market share and EPS compound annual growth rate versus retail peer group (added relative After-tax ROIC with the award granted in January 2014).

As discussed on pages 30-31, we did not meet the 162(m) threshold, effectively cancelling the fiscal 2011, 2012, and 2013 PSU awards.
	Performance Based Restricted Stock Unit Awards	PBRSUs cliff vest three years from the date of grant with the number of shares based on relative three-year TSR performance versus our retail peer group.	Fosters a culture of ownership, aligns the long-term interests of Target’s executive officers with our shareholders and rewards or penalizes based on relative TSR performance.	Grant awards based on individual performance, historical grant amounts, retention considerations and market data. Payout varies from 75% to 125% of award based on TSR versus retail peer group.	As discussed on pages 30-31, we did not meet the 162(m) threshold, effectively cancelling the fiscal 2013 PBRSU award.

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Compensation Program Enhancements in Response to Shareholder Feedback

During 2013, we embarked on a comprehensive overhaul of our executive compensation program. We continued to make meaningful changes to our pay programs over the last year, including:

•	Double Trigger Change-in-Control. For grants made starting in January 2015, the Committee adopted a double trigger treatment that requires both a change-in-control and either an involuntary termination without cause or voluntary termination with good reason before vesting is accelerated. The amount accelerated is generally a pro-rata share amount based on the date of termination, unless the amount of shares the executive officer would have received upon termination had the change in control not occurred is a greater amount.

•	Ownership Guidelines. We increased our CEO’s ownership guidelines from 5x base salary to 7x base salary.

•	Pre-guideline Holding Requirement. If an executive officer is below the applicable ownership threshold prior to the compliance date, he or she must retain 50% of all shares acquired on the vesting of equity awards or the exercise of stock options (net of exercise costs and taxes) until the ownership guideline amount is satisfied.

•	Compensation Peer Groups. We updated our retail peer group to broaden the view of the competitive landscape in assessing relative performance under the PSU and PBRSU plans, as well as assessing executive officer compensation levels. Our general industry peer group was updated to increase alignment from a revenue and market capitalization perspective and maintain diverse industry representation across the peer group.

•	Limited Current CEO Perquisites. Mr. Cornell is only eligible for perquisites that support his safety, health and well-being. See page 44 for more details.

•	Fiscal 2015 Short-Term Incentive Plan Redesign. Beginning in fiscal 2015, the short-term incentive plan is based on Incentive Earnings Before Interest and Taxes (weighted 75% at-goal) and sales (weighted 25% at-goal) to align annual incentives with our strategy of driving growth, with an emphasis on profitability. In conjunction, Incentive Economic Value Added was eliminated as a metric. With the introduction of Return on Invested Capital in our performance share unit plan, assessing capital management is now appropriately positioned within our long-term plan.

Current CEO Compensation Focused on Long-Term Performance

On August 12, 2014, Mr. Cornell became Chairman & Chief Executive Officer. To attract Mr. Cornell to the company and ensure his compensation was structured in accordance with current best practices and principles of pay for performance, the Compensation Committee constructed a compensation package with the following elements:

•	Pro-Rated TDC for Fiscal 2014. Aligned Mr. Cornell’s pro-rated fiscal 2014 TDC with the incentive structure applied to our other executive officers, and approximated the at-goal median compensation for CEOs of our peer groups.

•	Make-Whole Compensation. Provided Mr. Cornell make-whole compensation to replace compensation he forfeited from his former employer when he became our Chairman & Chief Executive Officer. The LTI awards are subject to further performance and time-based restrictions.

Current CEO Compensation Package
PRO-RATED TDC FOR FISCAL 2014				MAKE-WHOLE COMPENSATION

PURPOSE
Aligned structure, timing and forms of compensation with other executive officers, and approximates the at-goal median compensation for CEOs of our combined retail and general industry peer groups. Compensation pro-rated based on Mr. Cornell’s start date of August 12, 2014.				Replaced the estimated value of awards Mr. Cornell gave up from his former employer to join Target. The make-whole compensation consists primarily of Target stock subject to further performance and time-vesting restrictions.

COMPENSATION ELEMENTS
Salary	$595,000			$0
Short-Term lncentives(1)	$975,000		Represents at-goal	$48,390
PSUs	$2,812,500	—	value at time of offer, actual realized	$0
PBRSUs	$937,500		value was $0.	$9,785,637	(2)
RSUs	$0			$4,193,844	(2)
Total	$5,320,000			$14,027,871

(1)	The Short-Term Incentives for the “Pro-Rated TDC for Fiscal 2014” represents an at-goal amount that is 150% of Annual Base Salary, based on the number of months worked during the year. The Short-Term Incentives for the “Make-Whole Compensation” represents the portion of Mr. Cornell’s $835,890 annual bonus payment that he forfeited when he left his former employer.

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(2)	At the time of hire, it was uncertain how much LTI Mr. Cornell would forfeit from his former employer. Target committed to the estimated value of awards Mr. Cornell would forfeit of $19,250,000 and agreed to reduce it by the target value of any incentive awards from his former employer that he was eligible to retain. Mr. Cornell ultimately retained $5,270,519 from his previous employer, making his final make-whole LTI grant equal to $13,979,481. The PBRSUs represent 70% of the make-whole LTI and 75% to 125% of the PBRSUs vest in March 2016, 2017 and 2018 based on Target’s TSR relative to its retail peers from the grant date of the award through each of those dates. The RSUs, which vested in March 2015, represent 30% of the make-whole LTI and approximate the value and timing of payments he was scheduled to receive from his former employer. See the Grants of Plan-Based Awards in Fiscal 2014 table on page 52 for the grant date fair value of these awards as determined pursuant to FASB ASC Topic 718.

Base Salary

We provide base salary as a means to provide a stable amount of cash compensation to our executive officers. In alignment with our pay for performance philosophy, it represents the smallest portion of TDC.

In January 2014, the Compensation Committee approved no fiscal 2014 base salary increases for our NEOs. Mr. Mulligan received an increase in May 2014 at the time he was appointed to his additional capacities as Interim President & Chief Executive Officer in connection with his increased role and to reflect him assuming responsibility for the Target properties function, which continued after Mr. Cornell was hired as our CEO.

In January 2015, the Compensation Committee approved a fiscal 2015 base salary increase of $25,000 for Mr. Jones for his leadership in rebuilding the brand following the data breach.

Short-Term Incentives

All NEOs are eligible to earn cash awards under our STIP program, which is designed to motivate and reward executives for performance on key annual measures. For fiscal 2014, STIP metrics included both profitability (Incentive EBIT) and investment discipline (Incentive EVA). To incent and reward performance aligned with our goals and strategy as a business going-forward, we replaced Incentive EVA with sales beginning in fiscal 2015, as described in more detail on page 41.

Fiscal 2014 Performance Metrics

Our STIP program for fiscal 2014 was based on two metrics and appropriately challenging goals set at the beginning of the performance period:

•	Incentive EBIT. Incentive EBIT represented 50% of the financial component of the STIP payout. For fiscal 2014, Incentive EBIT consisted of Consolidated EBIT, as determined under GAAP, with certain adjustments that can be found in Appendix A.

•	Incentive EVA. Incentive EVA accounted for the other 50% of the financial component of the STIP payout. Incentive EVA is a measure of earnings after an estimated after-tax cost of capital charge. A positive Incentive EVA performance indicates we are generating returns on invested capital at rates higher than the cost of capital. For fiscal 2014, Incentive EVA included the U.S. Segment and the Canadian Segment.

•	Personal Performance (excludes CEO). Personal performance payments correspond to a predetermined percentage of base salary tied to a payout matrix for each personal performance review score. The maximum personal performance payout is equal to 46.7% of base salary. Review scores are a subjective element within our mix of variable compensation elements to recognize the critical factors upon which we believe leadership and performance should be assessed, but which are not quantifiable, including: enterprise leadership, the development of a high performing and diverse team, a strong commitment to high ethical standards, and the achievement of strategic goals and objectives for the year.

The following tables summarize the total short-term incentive opportunity for financial performance measures at 5% below goal, goal, and 5% above goal, and a representative incentive opportunity for the personal performance aspect of the short-term incentive program under various performance levels as a percentage of base pay. The tables are not substitutes for the information disclosed in the Grants of Plan-Based Awards in Fiscal 2014 table located on page 52.

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Illustrative Payouts for our CEO (as a % of base salary)
	PERFORMANCE LEVEL
	5% BELOW GOAL	GOAL	5% ABOVE GOAL
Financial Component	75%	150%	300%
(50% Incentive EBIT, 50% Incentive EVA)

Illustrative Payouts for Other NEOs (as a % of base salary)
	PERFORMANCE LEVEL
	BELOW GOAL(1)	GOAL(2)	ABOVE GOAL(3)
Financial Component	20%	53%	120%
(50% Incentive EBIT, 50% Incentive EVA)
Personal Performance Component	20%	27%	40%
Total(4)	40%	80%	160%

(1)	Reflects financial performance at 5% below goal and “effective” personal performance.
(2)	Reflects financial performance at-goal and “excellent” personal performance.
(3)	Reflects financial performance at 5% above goal and “outstanding” personal performance.
(4)	In May 2014, the Board increased Mr. Mulligan’s fiscal 2014 short-term incentive opportunity amounts, pro-rated for three months during which he served in the additional capacities of Interim President & CEO. Using this table for illustrative payouts, the annualized payouts would be as follows: below goal payout would be 42%, at-goal payout would be 84% and above goal payout would be 167% of base salary.

Fiscal 2014 Performance Goals and How We Performed in Comparison to These Goals

The final STIP goals were based on our overall 2014 performance goals, which were reviewed, discussed and approved by the Board at the beginning of the year. When approving these goals the Board takes into account our business strategies, the economic environment and how the annual goal aligns with our long range plan.

As previously described, we did not achieve our 162(m) threshold for fiscal 2014 required to earn a payout for financial or personal performance under the STIP. As a result, our CEO and other NEOs did not receive payouts under the STIP for fiscal 2014.

Historically, our STIP goals have proven challenging, with 0% payouts for both fiscal 2013 and fiscal 2014. For fiscal 2014, our Incentive EBIT and Incentive EVA goal amounts were $4,822 million and $299 million, respectively. The threshold amounts to receive a payout were $4,581 million for Incentive EBIT and $142 million for Incentive EVA, as further detailed in our Reconciliation of Incentive EBIT to Consolidated GAAP EBIT in Appendix A. Our actual results were below threshold for both metrics, which would have resulted in a $0 financial payout even if we had achieved our 162(m) threshold for fiscal 2014.

Fiscal 2014 Performance Bonuses

To recognize the NEOs for dedicated performance during an extended leadership transition last year, the Compensation Committee determined it appropriate to approve bonus payments for the currently employed NEOs, excluding our CEO, of 40% of salary. The management team was tasked with developing and delivering on the strategies that led to positive U.S. results in comparable sales, digital channel sales growth and year-over-year gross margin rate performance improvement which drove earnings above expectations in the third and fourth quarter of fiscal 2014.

Fiscal 2015 Performance Metrics

Beginning in fiscal 2015, we introduced sales as a metric to complement Incentive EBIT within the financial component of the CEO and other NEOs’ STIP. We placed additional weight on profitability (Incentive EBIT at 75% at-goal and sales at 25% at-goal) to align our annual incentives with our strategy of driving growth, with an emphasis on profitability. We removed incentive EVA from our short-term plan because assessing capital management is now appropriately positioned within our LTI mix with the introduction of After-tax ROIC to our PSU plan beginning with fiscal 2013’s annual grant. This change will continue to motivate and reward our executives for performance on key annual measures.

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Long-Term Incentives

To align our executive officers’ pay outcomes with long-term performance, 100% of our annual LTI grant features performance-based metrics and comprises the majority of each NEO’s total compensation.

Value of LTI Awarded

In determining the amount of individual long-term incentive awards, the Compensation Committee considered each NEO’s performance during the fiscal year, potential future contributions, historical annual grant amounts and retention considerations, as well as market data for comparable executives from our retail and general industry peer groups.

As agreed to in his offer letter, Mr. Cornell received an annual LTI grant date present value of $9,000,000 in January 2015. The grant date present value of this award was positioned just below the median at-goal LTI amount for CEOs of our combined peer groups at the time of his offer.

The Compensation Committee made three changes to the NEOs’ annual LTI grants versus the prior year. Mr.  Mulligan’s LTI grant was increased by $500,000 in recognition of the positive results delivered stemming from his leadership as Interim President & CEO and for assuming responsibility for Target’s properties function. Mr. Jones’ LTI was increased by $250,000 for his leadership in rebuilding the brand following the data breach. Ms. Tesija’s LTI grant was decreased by $750,000 due to a shift in responsibilities and to achieve an appropriate alignment relative to other executive officers.

Mix of LTI

Once the total annual grant amount is determined, the Compensation Committee grants 75% of this value in PSUs and 25% in PBRSUs. Under this approach, strong long-term performance relative to peers on critical metrics becomes the key driver of compensation realized by executive officers.

PSUs

In January 2015, the Committee granted PSU awards in connection with fiscal 2014 performance. Our PSUs have a three-year performance period and are settled in stock. As previously described, we added After-tax ROIC as a third metric of our PSU plan beginning in fiscal 2013 to ensure that the plan payout reflects the same key metrics we use to manage our business and drive shareholder returns over time. The three relative metrics used in our PSU plan are:

•	Change in Market Share. A company’s change in market share, expressed as a percentage, is calculated by subtracting (a) from (b), as described below:

(a)	The Company’s domestic net sales in the baseline year is divided by the market’s domestic net sales for the baseline year. The “market” is the sum of the domestic net sales for us and our retail peer group.

(b)	The Company’s domestic net sales in the final year of the performance period is divided by the market for the final year.

•	EPS Growth. Our compound annual growth rate of a non-GAAP measure of EPS for PSUs versus the reported EPS of our retail peer group.

•	After-Tax ROIC. Three year average net operating profit after-tax (NOPAT) divided by average invested capital for both our results and our retail peer group excluding discontinued operations.

With these three independent metrics, our PSU program supports the critical drivers of our success: to grow top-line relative to the retail sector, to grow it profitably, and to ensure prudent deployment of capital to drive the business.

A reconciliation of the non-GAAP measure of EPS for PSUs to GAAP EPS is provided in Appendix A.

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The following example illustrates PSU payouts at various levels of performance:

For more information about our Peer Groups see pages 45-47.

Adjustments

The intent of our PSU program is to measure performance relative to the retail peer group (defined on page 46) on the previously described measures. To achieve this measurement in an objective manner, we base the initial rankings on annual reported financial results of each member of the retail peer group and Target (except as may be determined at the time of grant). The Compensation Committee has reserved discretion to adjust the reported financial results for Target or any member of the retail peer group if it believes such adjustments are necessary to properly gauge Target’s relative performance. Since the implementation of our relative performance plan, the only adjustment to our peers’ results was a reduction in sales to remove the impact of the 53rd week in the retail accounting calendar to ensure consistency on relative market share performance across companies. Adjustments to Target and peers’ results, if any, are disclosed in the proxy in the year of award payout. There were no adjustments to the 2012-2014 PSUs after the grant date.

2012-2014 PSU Payout

We did not achieve our 162(m) threshold for fiscal 2014 required to earn a payout for three PSU award cycles: 2012-2014, 2013-2015, and 2014-2016.

With respect to PSU awards that were granted in March 2012 for the three-year performance period ended January 31, 2015, our NEOs would have earned 41.5% of the goal number of shares if the 162(m) threshold had been met. This outcome is based on our 13-company retail peer group at the time of that grant: Amazon.com, Best Buy, Costco, CVS Caremark, Home Depot, J.C. Penney, Kohl’s, Kroger, Lowe’s, Macy’s, Sears, Walgreens and Walmart. The following table summarizes the rankings and results for awards granted in March 2012 with a base year of fiscal 2011 and a final performance year of fiscal 2014:

			PAYOUT IF 162(m)	ACTUAL TOTAL
METRIC	RANKING	PAYOUT	THRESHOLD ACHIEVED	PAYOUT
Market Share	11th	58%	41.5%	0%
EPS Growth	9th	25%

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No adjustments were made to competitors’ results. A reconciliation of the non-GAAP measure of EPS for PSUs to GAAP EPS is provided in Appendix A.

PBRSUs

Beginning in January 2014, we introduced PBRSUs to our NEOs’ annual LTI grant mix so that 100% of the annual LTI grant mix features metrics tied to Target’s performance relative to our retail peers. The PBRSU amount will be adjusted up or down by 25 percentage points if Target’s TSR is in the top one-third or bottom one-third for the retail peer group, respectively, over the three year vesting period. These stock-settled awards cliff vest three years from the date of grant.

PBRSU Payout Schedule
TSR PERFORMANCE RANKING(1)	PERCENT OF GOAL
1-6	125%
7-12	100%
13-18	75%

(1)	The retail peers for PBRSUs exclude Publix. The value of Publix’s stock price is established on an annual basis, making them an inappropriate comparator for the purpose of assessing our relative TSR performance.

We did not achieve our 162(m) threshold for fiscal 2014 required to earn a payout for the 2014-2016 PBRSU performance period, so the PBRSUs for that performance period were forfeited.

OTHER BENEFIT ELEMENTS

We offer other benefit components designed to encourage retention of key talent including:

•	Pension plan. We maintain a pension plan for team members hired prior to January 2009 who meet certain eligibility criteria. We also maintain supplemental pension plans for those team members who are subject to IRS limits on the basic pension plan or whose pensions are adversely impacted by participating in our deferred compensation plan. Our pension formula under these plans is the same for all participants—there are no enhanced benefits provided to executive officers beyond extending the pension formula to earnings above the qualified plan limits.

•	401(k) plan. Available to all team members who work more than 1,000 hours for the company. There is no enhanced benefit for executives.

•	Deferred compensation plan. For a broad management group (approximately 3,800 eligible team members), we offer a non-qualified, unfunded, individual account deferred compensation plan. The plan has investment options that mirror our 401(k) plan.

•	Perquisites. We provide certain perquisites to our executive officers, principally to allow them to devote more time to our business and to promote their health and safety. The Compensation Committee reviews these perquisites annually to ensure they are consistent with our philosophy and appropriate in magnitude. Mr. Cornell is only eligible for perquisites that support his safety, health and well-being—home security, parking, executive physical, exercise room access and personal use of company owned aircraft for security reasons. Mr. Cornell is required to reimburse Target for the incremental costs of using company-owned aircraft for personal purposes if his personal use exceeds $175,000 per year. Mr. Cornell did not exceed that amount in fiscal 2014. He is not provided a company car or car allowance, financial management or incidental gifts.

Greater detail on these components is provided in the tables that follow the Summary Compensation Table on page 49.

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Income Continuance

We provide an Income Continuance Policy (ICP) to executive officers who are involuntarily terminated without cause to assist in their occupational transitions. The maximum payment under this policy (paid during regular pay cycles over two years) is two times the sum of base salary and the average of the last three years of short-term incentive and personal performance payments. None of our currently employed named executive officers has an employment contract, enhanced change-of-control benefits or rights to tax gross-ups.

COMPENSATION GOVERNANCE

Process for Determining Executive Compensation (Including NEOs)

Compensation Committee

The Compensation Committee is responsible for determining the composition and value of our non-CEO executive officer pay packages and for developing a recommendation for our CEO’s pay package that is reviewed and approved by the independent directors of the full Board. The Compensation Committee receives assistance from two sources: (a) an independent compensation consulting firm, Semler Brossy Consulting Group (SBCG); and (b) our internal executive compensation staff, led by our Executive Vice President & Chief Human Resources Officer.

All decisions regarding executive compensation and final recommendations to the independent members of the full Board are made solely by the Compensation Committee. The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation, but it may delegate to management the administrative aspects of our compensation plans that do not involve the setting of compensation levels for executive officers.

Compensation Committee’s Independent Consultant

SBCG has been retained by and reports directly to the Compensation Committee and does not have any other consulting engagements with management or Target. The Committee assessed SBCG’s independence in light of the U.S. Securities and Exchange Commission and NYSE listing standards and determined that no conflict of interest or independence concerns exist.

With respect to CEO compensation, SBCG provides an independent recommendation to the Compensation Committee, in the form of a range of possible outcomes, for the Compensation Committee’s consideration. In developing its recommendation, SBCG relies on its understanding of Target’s business and compensation programs and SBCG’s independent research and analysis. SBCG does not meet with our CEO with respect to CEO compensation. SBCG also provides an independent assessment of the CEO’s recommendations on NEO compensation to the Compensation Committee.

Compensation of Other Executive Officers and Role of Management

In developing compensation recommendations for other executive officers, the Executive Vice President & Chief Human Resources Officer provides our CEO with market data on pay levels and compensation design practices provided by management’s external compensation consultants, Towers Watson and Hay Group, covering our retail and general industry peer group companies. Management’s outside consultants do not have any interaction with either the Compensation Committee or our CEO, but do interact with the Executive Vice President & Chief Human Resources Officer and her staff. In addition to providing market data, management’s external compensation consultants perform other services for Target unrelated to the determination of executive compensation.

Our Executive Vice President & Chief Human Resources Officer and the CEO work together to develop our CEO’s compensation recommendations to the Compensation Committee for other executive officers. The CEO alone is responsible for providing final compensation recommendations for the other executive officers to the Compensation Committee.

Benchmarking Using Compensation Peer Groups

Peer group market positioning is another important factor considered in determining each executive officer’s TDC.

The TDC levels and elements described in the preceding pages are evaluated annually for each executive officer relative to our retail and general industry peer group companies. The market comparisons are determined by use of compensation data obtained from publicly available proxy statements analyzed by SBCG and proprietary survey data assembled by Towers Watson and Hay Group.

Due to imperfect comparability of NEO positions between companies, market position served as a reference point in the TDC determination process rather than a formula-driven outcome.

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The composition of the peer groups is reviewed annually to ensure it is appropriate in terms of company size and business focus, and any changes made are reviewed with SBCG and approved by the Compensation Committee. The changes for fiscal 2014 are as follows:

2014 Peer Group Changes
	RETAIL	GENERAL INDUSTRY
Additions	• Publix	• Anthem
	• TJX	• Express Scripts
• Rite Aid
• Staples
• Dollar General
• Gap
Removals	• J.C. Penney	• Microsoft
• Walt Disney

With a significant portion of the executive officer’s annual grant LTI mix (75% PSUs/25% PBRSUs) contingent on relative performance versus the retail peer group, a focus of this year’s annual review was to broaden the view of the competitive landscape in assessing relative performance under the PSU and PBRSU plans, as well as assessing the executive officer’s compensation levels. The retail peer group was formulated based on an initial screen of companies in the Global Industry Classification Standard (GICS) retailing index with revenue from core retail operations greater than $15 billion. From there, four automotive or food distribution companies with which we do not compete were excluded (Sysco, AutoNation, Murphy USA, and Penske Automotive Group). This approach yielded six additions (Publix, TJX, Rite Aid, Staples, Dollar General, and Gap) and one removal (J.C. Penney) for a peer group of nineteen companies.

To increase alignment from a revenue and market capitalization perspective and maintain diverse industry representation across the peer group, we replaced Walt Disney and Microsoft with Anthem and Express Scripts resulting in a general industry peer group of twenty-two companies.

The companies included in the 2014 market comparisons are listed below.

2014 Peer Groups
RETAIL		GENERAL INDUSTRY
Amazon.com	Macy’s	3M	Johnson Controls
Best Buy	Publix	Abbott Labs	McDonald’s
Costco	Rite Aid	Anthem	MetLife
CVS Caremark	Safeway	Archer Daniels Midland	Mondelez
Dollar General	Sears	Coca-Cola	PepsiCo
Gap	Staples	Deere	Pfizer
Home Depot	TJX Companies	Dow Chemical	Procter & Gamble
Kohl’s	Walgreens Boots Alliance	Express Scripts	Time Warner
Kroger	Walmart	FedEx	UPS
Lowe’s		General Mills	UnitedHealth Group
		Johnson & Johnson	United Technologies

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The following table summarizes our scale relative to our retail and general industry peer groups. The financial information reflects fiscal year end data available as of January 30, 2015:

	2014 Peer Group Comparison
	RETAIL			GENERAL INDUSTRY
	REVENUES	MARKET CAP	EMPLOYEES	REVENUES	MARKET CAP	EMPLOYEES
25th Percentile	$26,475	$11,865	114,650	$35,491	$49,998	54,448
Median	36,188	22,568	140,000	53,511	67,502	97,834
75th Percentile	77,602	74,658	183,000	70,317	106,038	166,500
Target Corporation	$72,618	$48,084	347,000	$72,618	$48,084	347,000

(1)	All amounts in millions, except employees.
(2)	Data Source: Equilar

Compensation Policies and Risk

As part of our regular review of our compensation practices, we conducted an analysis of whether our compensation policies and practices for our employees create material risks to the company. The results of this analysis were reviewed by the Compensation Committee’s independent consultant and discussed with the Compensation Committee, which agreed with management’s conclusion that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the company. More specifically, this conclusion was based on the following considerations:

COMPENSATION RISK CONSIDERATIONS
Pay Mix	Compensation mix of base salary, short-term and long-term incentives provides compensation opportunities measured by a variety of time horizons to balance our near-term and long-term strategic goals.

Performance Metrics	A variety of distinct performance metrics are used in both the short-term and long-term incentive plans. This “portfolio” approach to performance metrics encourages focus on sustained and holistic overall company performance.

Performance Goals	Goals are approved by our independent directors and take into account our historical performance, current strategic initiatives and the expected macroeconomic environment. In addition, short-term and long-term incentive compensation programs are designed with payout curves and leverage that support our pay for performance philosophy.
Equity Incentives	Equity incentive programs and stock ownership guidelines are designed to align management and shareholder interests by providing vehicles for executive officers to accumulate and maintain an ownership position in the company.

Risk Mitigation Policies

We incorporate several risk mitigation policies into our officer compensation program, including:

•   The Compensation Committee’s ability to use “negative discretion” to determine appropriate payouts under formula based plans;

•   A clawback policy to recover incentive compensation that was based on inaccurate financial statements;

•   Stock ownership guidelines for executive officers and directors; and

•   Anti-hedging and anti-pledging policies.

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Clawback Policy

Our clawback policy, which covers all officers, allows for recovery of the following compensation elements:

•	All amounts paid under the Short-Term Incentive Plan (including any discretionary payments) that were paid with respect to any fiscal year that is restated; and

•	All awards under the Long-Term Incentive Plan whether exercised, vested, unvested, or deferred.

All demands for repayment are subject to Compensation Committee discretion. For an officer to be subject to recovery or cancellation under this policy, he or she must have engaged in intentional misconduct that contributed to the need for a restatement of our consolidated financial statements.

Anti-Hedging and Anti-Pledging Policy

Executive officers and members of the Board of Directors may not directly or indirectly engage in capital transactions intended to hedge or offset the market value of Target common stock owned by them, nor may they pledge Target common stock owned by them as collateral for any loan. In compliance with this policy, none of our executive officers or members of the Board of Directors have any hedges or pledges of Target common stock.

Grant Timing Practices

We have the following practices regarding the timing of equity compensation grants. These practices have not been formalized in a written policy, but they are strictly observed.

•	Our annual LTI grant is made on the date of our regularly scheduled January Board of Directors meeting. These meetings are scheduled more than one year in advance.

•	We have no practice or policy of coordinating or timing the release of company information around our grant dates.

•	On occasion we grant equity compensation outside of our annual LTI grant cycle for new hires, promotions, recognition, retention or other purposes. If the grant date is after the approval date, it must be on a date specified at the time of approval.

Compensation Tax Policy

Our short-term and long-term compensation programs, including the compensation paid in fiscal 2014, are intended to qualify as deductible performance based compensation under Section 162(m) of the Internal Revenue Code (IRC). These compensation programs are generally structured such that executive officers are entitled to receive a maximum payout amount upon achievement of consolidated earnings before interest and taxes performance metric determined by the Compensation Committee. The Compensation Committee then uses its negative discretion to determine the actual payout amount. The performance objectives that are communicated to our executive officers, which are described in detail above, guide the Compensation Committee’s exercise of its negative discretion to determine the actual payouts. We may provide non-deductible compensation in situations the Compensation Committee or our Board of Directors believes appropriate. As described under “Discontinuing Our Canadian Operations Results in 162(m) Threshold Not Being Met in Fiscal 2014,” this year we did not meet our 162(m) threshold, which affected our named executive officers’ compensation.

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COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table contains values calculated and disclosed according to SEC reporting requirements. Salary, Bonus, and Non-Equity Incentive Plan compensation amounts are reflective of the compensation earned during each fiscal year. The stock awards and option awards reflect awards with a grant date during each fiscal year. Beginning in January 2014, we aligned our equity grant dates for executives officers so that all annual equity grants occur in January each year, instead of our previous practice of granting RSUs or PBRSUs in January and PSUs in March. The change enhances visibility to the annual grant amount because all equity related to a given year is reported in the Summary Compensation Table for that year. However, for 2013, it artificially increases the “Stock Awards” amount reported in this proxy statement by including awards from two separate annual grant cycles. As a result, 2013 pay as shown in the Summary Compensation Table includes LTI awards granted for 2013 as well as part of the 2012 LTI grant, as described in more detail in Note 4 to the table.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY	BONUS(2)	STOCK AWARDS(3)(4)	OPTION AWARDS(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(5)	ALL OTHER COMPENSATION(6)	TOTAL
Brian C. Cornell Chairman & Chief Executive Officer	2014	$595,000	$48,390	$27,354,887	$0	$0	$0	$165,747	$28,164,024

John J. Mulligan Executive Vice President & Chief Financial Officer(1)	2014	$919,231	$400,000’	$4,555,603	$0	$0	$89,446	$328,348	$6,292,627
	2013	$700,000	$150,000	$3,505,105	$0	$0	$5,465	$273,286	$4,633,856
	2012	$602,404	$371,917	$1,395,687	$1,340,064	$415,250	$35,381	$313,505	$4,474,207
Kathryn A. Tesija Executive Vice President & Chief Merchandising & Supply Chain Officer	2014	$950,000	$380,000	$4,317,535	$0	$0	$143,604	$532,366	$6,323,505
	2013	$950,000	$0	$5,841,653	$0	$0	$8,080	$398,268	$7,198,001
	2012	$900,000	$371,700	$2,306,493	$2,233,443	$648,000	$54,159	$653,424	$7,167,219
Tina M. Tyler Executive Vice President & Chief Stores Officer	2014	$725,000	$290,000	$3,301,716	$0	$0	$71,911	$135,964	$4,524,591
	2013	$725,000	$0	$3,797,152	$0	$0	$7,595	$149,975	$4,679,722
	2012	$700,000	$270,900	$1,516,896	$1,451,738	$504,000	$30,031	$166,606	$4,640,170
Jeffrey J. Jones II Executive Vice President & Chief Marketing Officer	2014	$700,000	$290,000	$3,301,716	$0	$0	$0	$67,343	$4,359,059

	2013	$700,000	$0	$3,505,105	$0	$0	$0	$87,169	$4,292,275
	2012	$537,500	$202,042	$3,000,088	$2,072,624	$390,000	$0	$597,017	$6,799,271
Gregg W. Steinhafel Former Chairman, President & Chief Executive Officer(1)	2014	$865,385	$0	$0	$0	$0	$996,366	$(4,901,334)	$(3,039,584)
	2013	$1,500,000	$0	$10,224,120	$0	$0	$720,219	$508,875	$12,953,214
	2012	$1,500,000	$0	$5,285,245	$5,248,573	$2,880,000	$665,528	$5,068,118	$20,647,464

(1)	On May 5, 2014, Mr. Steinhafel stepped down as President & CEO, and resigned as a Director. The Board appointed Mr. Mulligan to serve in the additional capacities of Interim President & CEO, which he did until August 12, 2014. Mr. Steinhafel remained employed by Target in an advisory capacity to assist with the transition until August 23, 2014. Mr. Steinhafel is a named executive officer because he was our President & CEO for part of fiscal 2014. In connection with Mr. Steinhafel’s departure, which was an involuntary termination without cause, Mr. Steinhafel is eligible for 24 months of income continuation severance benefits under our ICP. The ICP payments are not included in the table because they do not commence until fiscal 2015. As a condition to receiving those payments, Mr. Steinhafel signed an agreement that included a non-solicitation clause and a release of claims, and provided that severance payments may be recovered and that any outstanding equity awards held by him may be terminated if he becomes employed by specified competitors. Due to his ICP eligibility, during fiscal 2014 Mr. Steinhafel had to pay back all of his enhanced early retirement benefits under the Target Corporate Supplemental Pension Plan III (SPP III), which is discussed in more detail in Note 6 to this table. For more information about Mr. Steinhafel’s departure, including his Post-Termination Benefits, please see “Former CEO Departure” on page 63, located in the “Potential Payments Upon Termination of Change-in-Control” section of this proxy statement.

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(2)	Amount for Mr. Cornell includes his “Make-Whole Bonus” he received in connection with his hiring compensation package, representing the amount of annual bonus payment that he gave up when he left his former employer. See page 39 of the CD&A for a discussion of his hiring compensation package. Amount for Mr. Mulligan includes a payment in the amount of $150,000 in each of fiscal 2013 and 2012 under a special retention award he was granted in October 2011 when he was Senior Vice President, Treasury, Accounting and Operations. The special retention award was for a total amount of $300,000, with $150,000 paid in October 2012 and the remaining $150,000 paid in October 2013.
(3)	Amounts represent the aggregate grant date fair value of awards made each fiscal year, as computed in accordance with FASB ASC Topic 718. See Note 24, Share Based Compensation, to our consolidated financial statements for fiscal 2014 and fiscal 2013 for a description of our accounting and the assumptions used.
(4)	Represents the aggregate grant date fair value of PSUs and PBRSUs that were computed based on the probable outcome of the performance conditions as of the grant date. Actual payments will be based on degree of attainment of the performance conditions and our stock price on the settlement date.

The range of payments for the PSUs granted in fiscal 2014 is as follows:

	MINIMUM	AMOUNT	MAXIMUM
NAME	AMOUNT	REPORTED	AMOUNT
Mr. Cornell
• PSU Granted 8/21/14	$0	$2,577,875	$4,511,281
• PSU Granted 1/14/15	$0	$6,750,009	$11,812,516
Mr. Mulligan
• PSU Granted 1/14/15	$0	$2,625,008	$4,593,763
Ms. Tesija
• PSU Granted 1/14/15	$0	$3,187,515	$5,578,151
Ms. Tyler
• PSU Granted 1/14/15	$0	$2,437,555	$4,265,721
Mr. Jones
• PSU Granted 1/14/15	$0	$2,437,555	$4,265,721

The PSU granted on August 21, 2014 was part of a Pro-Rata Equity Grant intended to align Mr. Cornell with the PSUs granted in January 2014 to the other named executive officers, which use fiscal 2014 as the first year of their three-year performance period. See page 39 of the CD&A for a discussion of his hiring compensation package. The PSU under the Pro-Rata Equity Grant to Mr. Cornell was forfeited as a result of the Compensation Committee’s determination in March 2015 that we did not meet our 162(m) threshold for fiscal 2014.
Beginning January 2014, we changed our grant timing practice to grant both PBRSUs and PSUs in January. Our prior policy of granting RSUs in January and PSUs in March straddled two fiscal years, causing PSU grants to be reported in the proxy statement one year after RSU grants were reported. The new grant timing enhances visibility of the annual grant amount by reporting PBRSUs and PSUs in the same proxy statement. However, the transition artificially increases the Stock Awards amount reported in fiscal 2013 by including awards from two separate annual grant cycles. For example, the Stock Awards total for fiscal 2013 reflects the 2013 award of PSUs and PBRSUs for our former CEO of $7,474,365, and also includes an additional $2,749,755 from his 2012 PSU award that was granted in March 2013. Our former CEO did not receive a PSU grant in fiscal 2014.
(5)	For fiscal 2014, the following amounts are related to the change in the qualified pension plan value, which applies to all eligible NEOs, and above-market earnings on nonqualified deferred compensation, which only applies to Mr. Steinhafel:

		NONQUALIFIED DEFERRED
	CHANGE IN PENSION	COMPENSATION
NAME	VALUE	ABOVE-MARKET EARNINGS
Mr. Mulligan	$89,446	$0
Ms. Tesija	$143,604	$0
Ms. Tyler	$71,911	$0
Mr. Steinhafel	$243,478	$752,888

Mr. Cornell and Mr. Jones are not eligible for the Target Corporation Pension Plan or any supplemental pension plans because they were hired after January 2009.

Consistent with applicable law, the accrued benefits under the pension plan cannot be reduced; however, the present value of the benefit is dependent on the discount rate used. The discount rates used in fiscal 2014, 2013 and 2012 were 3.87%, 4.77% and 4.40%, respectively. The Change in Pension Value column reflects the additional pension benefits attributable to additional service, increases in eligible earnings and changes in the discount rate.

The above-market earnings on nonqualified deferred compensation consist of an additional 7.69% annual return on our former deferred compensation plan, the Target Corporation Officer Deferred Compensation Plan (ODCP), which was frozen for new participants and further compensation deferrals after 1996. Mr. Steinhafel was the only NEO eligible for the ODCP. See the narrative following the Nonqualified Deferred Compensation for Fiscal 2014 table for additional information.

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(6)	The amounts reported for fiscal 2014 include matching credits of up to a maximum of 5% of cash compensation allocated among the Target 401(k) Plan and our current executive deferred compensation plan (EDCP), the dollar value of life insurance premiums paid by Target, credits to the EDCP representing annual changes in supplemental pension plan values and perquisites.

NAME	MATCH CREDITS	LIFE INSURANCE	SPP CREDITS	PERQUISITES	TOTAL
Mr. Cornell	$0	$6,549	$0	$159,198	$165,747
Mr. Mulligan	$45,875	$5,621	$232,144	$44,707	$328,348
Ms. Tesija	$43,389	$8,009	$454,383	$26,584	$532,366
Ms. Tyler	$34,493	$4,590	$53,956	$42,925	$135,964
Mr. Jones	$35,000	$4,341	$0	$28,002	$67,343
Mr. Steinhafel	$27,404	$8,931	$(5,083,232)	$145,563	$(4,901,334)

Supplemental Pension Plan. The SPP Credits for our NEOs represent additional accruals of supplemental pension plan benefits under the Target Corporation Supplemental Pension Plan I (SPP I) and the Target Corporation Supplemental Pension Plan II (SPP II) that are credited to their deferred compensation accounts. These benefits are based on our normal pension formula, so they are affected by final average pay, service, age and changes in interest rates. Mr. Steinhafel’s SPP Credits consist of:

•	($5,277,556) in enhanced early retirement benefits he paid back under our SPP III because he was eligible for severance benefits under our ICP in connection with his departure on August 23, 2015; and

•	$194,324 for his final credit of accrued supplemental pension plan benefits under SPP I and SPP II.

Mr. Steinhafel was the only NEO who had enhanced early retirement benefits under the SPP III as no new participants have been allowed since 1989. See “Former CEO Departure” on page 63 of this proxy statement. See the narrative following the Pension Benefits for Fiscal 2014 table for more information about our pension plans.

Perquisites. The perquisites for our NEOs other than Mr. Cornell consist of a company-provided car or car allowance, reimbursement of financial management expenses, reimbursement of home security expenses, on-site parking, on-site exercise room, spousal travel on business trips, gifts and executive physicals. Mr. Cornell is only eligible for perquisites that support his safety, health and well-being—reimbursement of home security expenses, on-site parking, executive physical, on-site exercise room, and personal use of company-owned aircraft for security reasons. Mr. Cornell is required to reimburse Target for the incremental costs of using company-owned aircraft for personal purposes if his personal use exceeds $175,000 per year.

The only individual perquisites which exceeded $25,000 were Mr. Cornell’s and Mr. Steinhafel’s personal use of company-owned aircraft for security reasons, which amounted to $112,486 and $73,162, respectively, and home security for Mr. Steinhafel, which amounted to $35,467. No tax gross-ups are provided on these perquisites.

The dollar amount of perquisites represents the incremental cost of providing the perquisite. We generally measure incremental cost by the additional variable costs attributable to personal use, and we disregard fixed costs that do not change based on usage. Incremental cost for personal use of company-owned aircraft was determined by including fuel cost, landing fees, on-board catering and variable maintenance costs attributable to personal flights and related unoccupied positioning, or “deadhead,” flights.

In addition to the perquisites included in the table in this footnote, the NEOs receive certain other personal benefits for which we have no incremental cost, as follows:

•	Occasional use of support staff time for personal matters, principally to allow them to devote more time to our business;

•	Occasional personal use of empty seats on business flights of company-owned aircraft; and

•	Occasional personal use of event tickets when such tickets are not being used for business purposes.

Until he left the company, Mr. Steinhafel had a membership in a Minneapolis business club as the result of a grandfathered perquisite that is no longer available. The club was used almost exclusively for business functions; however, he was permitted to occasionally use the club for personal purposes provided that he paid for any meal or other incremental costs.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014

NAME	GRANT DATE		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			GRANT DATE FAIR VALUE OF STOCK AWARDS(3)
			THRESHOLD	TARGET	MAXIMUM	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Brian C. Cornell	8/21/14	(4)	$487,500	$1,950,000	$5,200,000
	8/21/14	(5)				0	69,149	69,149	$4,193,887
	8/21/14	(5)				121,012	161,347	201,685	$10,437,000
	8/21/14	(4)(5)				0	46,373	81,153	$2,577,875
	8/21/14	(4)(5)				11,594	15,458	19,323	$1,003,224
	1/14/15					22,749	30,332	37,915	$2,392,891
	1/14/15					0	90,995	159,242	$6,750,009
John J. Mulligan	3/12/14	(4)	$70,000	$373,800	$2,730,000
	5/22/14	(4)(6)	$9,000	$48,700	$240,194
	5/22/14	(6)				0	17,835	17,835	$1,000,008
	1/14/15					8,847	11,796	14,745	$930,586
	1/14/15					0	35,387	61,928	$2,625,008
Kathryn A. Tesija	3/12/14	(4)	$95,000	$507,300	$3,705,000
	1/14/15					10,743	14,324	17,905	$1,130,020
	1/14/15					0	42,970	75,198	$3,187,515
Tina M. Tyler	3/12/14	(4)	$72,500	$387,150	$2,827,500
	1/14/15					8,216	10,954	13,693	$864,161
	1/14/15					0	32,860	57,505	$2,437,555
Jeffrey J. Jones II	3/12/14	(4)	$70,000	$373,800	$2,730,000
	1/14/15					8,216	10,954	13,693	$864,161
	1/14/15					0	32,860	57,505	$2,437,555
Gregg W. Steinhafel	3/12/14	(4)	$562,500	$2,250,000	$6,000,000

(1)	Awards represent potential payments under the current Target Corporation Officer Short-Term Incentive Plan (STIP). Payments are based on specified target levels of Incentive EBIT and Incentive EVA, as described in the Compensation Discussion and Analysis.

No amounts were earned under this plan for fiscal 2014. Executive officers must be employed on the date the payments are made (typically in March of each year with respect to the preceding fiscal year) to be eligible for a payment, except in the event of death, disability or retirement eligibility (termination other than for cause after age 55 with at least five years of service). The maximum payment is the annual plan maximum, which is generally four times salary less, for executive officers other than our CEO, the minimum personal performance bonus payable as a condition to receiving a financial performance payout under the STIP.

(2)	Except for the footnoted grants to Mr. Cornell and Mr. Mulligan on August 21, 2014 and May 22, 2014, respectively, awards represent potential payments under PSUs and PBRSUs granted under our 2011 Long-Term Incentive Plan in fiscal 2014. For PSUs and PBRSUs, payments are based on our performance relative to a retail peer group over a three-year measurement period. The PSUs granted on January 14, 2015 have three relative performance measures: domestic market share change, earnings per share growth, and return on invested capital. The PBRSUs granted on January 14, 2015 are based on our total shareholder return relative to our retail peer group. See the Compensation Discussion and Analysis for a more detailed description of these performance measures. The other terms of the PSUs and PBRSUs are described in Note 4 to the Outstanding Equity Awards at 2014 Fiscal Year-End table.

(3)	Grant date fair value for PSUs, PBRSUs and RSUs was determined pursuant to FASB ASC Topic 718.

(4)	Awards were forfeited in March 2015 as a result of the Compensation Committee determination that we did not achieve the 162(m) threshold, which is based on a minimum level of consolidated earnings before interest and taxes for fiscal 2014. The one-time charges associated with the decision of the Board of Directors, on management’s recommendation, to discontinue our Canadian operations were the primary reason that the 162(m) threshold was not met.

(5)	Awards represent the potential payments under the equity grants made to Mr. Cornell when he became Chairman and Chief Executive Officer. To compensate Mr. Cornell for incentive awards from his former employer that he forfeited to join Target, Mr. Cornell received a “Make-Whole Equity Grant” consisting of RSUs that vested in March 2015 and PBRSUs that will vest in one third increments in March 2016, 2017 and 2018, respectively, subject to his continued employment through the applicable vesting dates. To align Mr. Cornell with the other executive officers, he also received a “Pro-Rata Equity Grant” consisting of PSUs and PBRSUs on terms consistent with the awards granted to Target’s other executive officers in January 2014. See page 39 of the CD&A for a discussion of Mr. Cornell’s hiring compensation package.

(6)	Mr. Mulligan served in the additional capacities of Interim President & CEO from May 2014 until Mr. Cornell’s arrival in August 2014. In connection with the appointment of Mr. Mulligan to those additional capacities, the Board increased his fiscal 2014 short-term incentive opportunity amounts from 80% to 90% of his base salary, pro-rated for the time period during which he served in the additional capacities of Interim President & CEO. The amount shown represents the incremental amount of that increased short-term incentive opportunity above what he was previously granted on March 12, 2014. In addition, the Board approved a one-time grant, effective May 22, 2014, of RSUs outside of our annual grant to Mr. Mulligan. The RSUs have a grant date fair value of $1 million and have the same general terms as the other RSUs described in Note 3 to the Outstanding Equity Awards at 2014 Fiscal Year-End table, except that the shares subject to the award will vest in one-third increments on each anniversary of the grant date and will vest in full in the event that Mr. Mulligan’s employment is involuntarily terminated without cause.

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OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

	OPTION AWARDS				STOCK AWARDS(1)
								EQUITY
								INCENTIVE
								PLAN
								AWARDS:
							EQUITY	MARKET OR
							INCENTIVE	PAYOUT
							PLAN AWARDS:	VALUE OF
						MARKET	NUMBER OF	UNEARNED
	NUMBER OF	NUMBER OF			NUMBER OF	VALUE OF	UNEARNED	SHARES,
	SECURITIES	SECURITIES			SHARES OR	SHARES OR	SHARES, UNITS	UNITS OR
	UNDERLYING	UNDERLYING			UNITS OF	UNITS OF	OR OTHER	OTHER
	UNEXERCISED	UNEXERCISED	OPTION	OPTION	STOCK THAT	STOCK THAT	RIGHTS THAT	RIGHTS THAT
	OPTIONS(#)	OPTIONS(#)	EXERCISE	EXPIRATION	HAVE NOT	HAVE NOT	HAVE NOT	HAVE NOT
NAME	EXERCISABLE(2)	UNEXERCISABLE(2)	PRICE	DATE	VESTED(#)(3)	VESTED	VESTED(#)(4)	VESTED(4)
Brian C.					69,639	$5,126,127	283,817	$20,891,769
Cornell
John J.	4,632	0	$53.98	01/11/2016	31,205	$2,297,000	47,183	$3,473,141
Mulligan	2,044	0	$48.94	09/01/2016
	6,021	0	$58.13	01/10/2017
	10,228	0	$48.89	01/09/2018
	3,645	0	$54.87	09/02/2018
	8,876	0	$33.80	01/14/2019
	1,784	0	$42.05	08/10/2019
	10,406	0	$49.41	01/13/2020
	9,466	0	$53.36	08/09/2020
	11,557	0	$55.46	01/12/2021
	22,374	7,459	$48.88	01/11/2022
	57,737	19,246	$50.51	01/24/2022
	69,509	69,509	$60.48	01/09/2023
Kathryn A.	14,821	0	$53.98	01/11/2016	21,818	$1,606,023	57,294	$4,217,411
Tesija	17,203	0	$58.13	01/10/2017
	57,406	0	$52.26	04/11/2018
	24,714	0	$49.41	01/13/2020
	102,723	0	$55.46	01/12/2021
	89,499	44,750	$48.88	01/11/2022
	115,848	115,849	$60.48	01/09/2023
Tina M.	5,416	0	$64.63	09/04/2017	14,183	$1,044,011	43,814	$3,225,149
Tyler	51,362	0	$55.46	01/12/2021
	47,666	29,833	$48.88	01/11/2022
	75,301	75,302	$60.48	01/09/2023
Jeffrey J.	33,400	33,401	$58.21	04/02/2022	54,090	$3,981,565	43,814	$3,225,149
Jones II	69,509	69,509	$60.48	01/09/2023
Gregg W.	147,139	0	$49.41	05/14/2019	0	$0	0	$0
Steinhafel	256,806	0	$55.46	05/14/2019
	198,329	99,444	$48.88	05/14/2019
	272,243	272,243	$60.48	05/14/2019

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(1)	This table excludes awards that were forfeited in March 2015 as a result of the Compensation Committee determination that we did not achieve the 162(m) threshold, which is based on a minimum level of consolidated earnings before interest and taxes for fiscal 2014 and is discussed on pages 30-31 of the CD&A.

(2)	Stock options have a ten-year term and generally vest and become exercisable in 25% increments on each anniversary of the grant date. In general, recipients of stock options must be continuously employed from the grant date to the applicable vesting date to become vested. If an executive officer’s employment is terminated other than for cause, unvested stock options are forfeited and the executive officer will have 210 days to exercise any vested stock options. An extension of the vesting and post-termination exercise periods may be provided (but not in excess of the original ten-year term of the option) if the executive officer satisfies certain age and years of service conditions as of the date of termination, as follows:

AGE	MINIMUM YEARS OF SERVICE	VESTING AND EXERCISE EXTENSION PERIOD
60+	10	10 Years
55-59	15	5 Years
52-54	15	4 Years
48-51	15	3 Years
45-47	15	2 Years

For stock options granted on or after January 12, 2005 but prior to September 14, 2011, the potential extension of the post-termination exercise periods is based on the following age and years of service schedule:

AGE	MINIMUM YEARS OF SERVICE	VESTING AND EXERCISE EXTENSION PERIOD
65+	5	5 Years
55-64	15	5 Years
52-54	15	4 Years
48-51	15	3 Years
45-47	15	2 Years

To receive these extension provisions, the executive officer must sign an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if the executive officer becomes employed by specified competitors. If the termination is voluntary, the executive officer must also have commenced discussions with the company regarding the executive officer’s consideration of termination at least six months prior to termination. These vesting-extension provisions are not available if an executive officer’s employment is terminated for cause. If an executive officer’s employment is terminated for cause, both the vested and unvested stock options are forfeited.

A five-year exercise period will apply in the event of the executive officer’s termination due to death or a disability, except that the exercise period will be ten years if the executive officer meets the described age and years of service requirements. The exercise period is not to exceed the original ten-year term of the option, except to the extent necessary to provide at least one year to exercise after the executive officer’s death during employment. Vesting is accelerated upon death and continues during the post termination exercise period in the event of disability. Stock options are transferable during the life of the executive officer to certain family members and family-controlled entities.

(3)	Includes RSUs granted to all executive officers in fiscal 2012, and RSUs granted to Mr. Mulligan and Mr. Cornell on May 22, 2014 and August 21, 2014, respectively. Except for the RSUs granted to Mr. Mulligan and Mr. Cornell in fiscal 2014, all of these awards are subject to cliff-vesting three years after the date of grant. After vesting, RSUs are converted into shares of our common stock on a 1:1 basis. Dividend equivalents are accrued (in the form of additional units) on RSUs during the vesting period and converted to shares if and after the underlying RSUs vest. Recipients of these awards must generally be continuously employed for three years from the date of grant in order to receive the shares. Continuous employment is not required if the executive officer meets the following age and years of service requirements:

AGE	MINIMUM YEARS OF SERVICE
60+	10
55-59	15

In addition to the age and years of service requirements the executive officer must sign an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if the executive officer becomes employed by specified competitors. If the termination is voluntary, the executive officer must also have commenced discussions with the company regarding the executive officer’s consideration of termination at least six months prior to termination. RSUs are intended to comply with IRC Section 409A. As a result, share issuances to executive officers based on a termination of employment will be delayed six months.

Vesting is accelerated in the event of death or disability, and 50% of the shares subject to an award will vest if the recipient is involuntarily terminated without cause prior to the scheduled vesting date other than for cause and the executive officer signs an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if the executive officer becomes employed by specified competitors.

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The RSUs granted to Mr. Mulligan on May 22, 2014 described in Note 6 to the Grants of Plan-Based Awards in Fiscal 2014 table, have the same general terms as the other RSUs described in this Note, except that the shares subject to the award will vest in one-third increments on each anniversary of the grant date and will vest in full in the event that Mr. Mulligan’s employment is involuntarily terminated without cause.

The RSUs granted to Mr. Cornell as part of the Make-Whole Equity Grant described in Note 5 to the Grants of Plan-Based Awards in Fiscal 2014 table vested in March 2015. If Mr. Cornell had been involuntarily terminated without cause before those RSUs vested in March 2015, he would have received 100% of the unvested RSUs.

(4)	The shares reported in this column represent potentially issuable shares under outstanding PSU and PBRSU awards granted in fiscal 2014, and the PBRSU granted to Mr. Cornell as part of the Make-Whole Equity Grant described in Note 5 of the Grants of Plan-Based Awards in Fiscal 2014 table.

PSUs and PBRSUs represent the right to receive a variable number of shares based on actual performance over the performance period. The number of shares reported is based on our actual performance results through the end of fiscal 2014 under the applicable performance measures and assuming that the payout will occur at the next highest level (threshold, target or maximum). The performance levels required for payouts on outstanding awards are described in the Compensation Discussion and Analysis.

Dividend equivalents are accrued (in the form of additional units) on PSUs and PBRSUs, respectively, during the vesting period and are subject to the same performance and other conditions as the underlying PSUs and PBRSUs. The dividend equivalents are converted to shares if and after the underlying PSUs and PBRSUs vest.

The payment date of the awards, to the extent they are earned, will be within a certain time after the date the Compensation Committee certifies the financial results following completion of the performance period (60 days for PSUs and 90 days for PBRSUs). Recipients must be continuously employed during the performance period to become vested, except that vesting will also occur, and any shares earned upon certification of the financial results following completion of the performance period will be paid, if a termination occurs under the following circumstances prior to the end of the performance period (referred to as “vesting-extension provisions”):

•	Death or disability;

•	Executive officer is age 60 or greater and has at least 10 years of service;

•	Executive officer is age 55-59 and has at least 15 years of service;

•	For PSUs only, the executive officer is age 45-54, has at least 15 years of service and has worked for a specified minimum amount of the performance period (1-2 years, depending on age); or

•	For PBRSUs only, 50% of the shares subject to an award will vest if the recipient is involuntarily terminated without cause prior to the scheduled vesting date and the executive officer signs an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if the executive officer becomes employed by specified competitors.

To receive these vesting-extension provisions, the executive officer must comply with the same conditions that are applicable to the vesting and post-termination extension of stock options that are described in Note 2 to this table. These vesting-extension provisions are not available if an executive officer’s employment is terminated for cause. If an executive officer’s employment is terminated for cause, then all PSUs and PBRSUs are forfeited.

Mr. Cornell’s PBRSUs from the Make-Whole Equity Grant described in Note 5 to the Grants of Plan-Based Awards in Fiscal 2014 table have the same general terms as the other PBRSUs described in this Note, except that they will vest in one third increments in March 2016, 2017 and 2018, respectively, subject to his continued employment through the applicable vesting dates. If Mr. Cornell’s employment is involuntarily terminated without cause before an applicable vesting date, Mr. Cornell will receive 50% of the unvested PBRSUs under his Make-Whole Equity Grant.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2014

	OPTION AWARDS		STOCK AWARDS
	NUMBER OF		NUMBER OF
	SHARES		SHARES
	ACQUIRED	VALUE	ACQUIRED	VALUE
	ON EXERCISE	REALIZED	ON VESTING	REALIZED
NAME	(#)	ON EXERCISE(1)	(#)	ON VESTING(2)
Brian C. Cornell	0	$0	0	$0
John J. Mulligan	0	$0	20,874	$1,480,247
Kathryn A. Tesija	0	$0	24,998	$1,909,482
Tina M. Tyler	59,668	$1,138,154	16,553	$1,266,139
Jeffrey J. Jones II	0	$0	0	$0
Gregg W. Steinhafel	836,075	$16,215,717	52,841	$3,892,268

(1)	Value Realized on Exercise is calculated as the difference between the market value of Target common stock on the respective exercise date(s) and the exercise price of the option(s).

(2)	Value Realized on Vesting is calculated by multiplying the number of shares acquired on vesting by the market value of Target common stock on the respective vesting date(s).

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PENSION BENEFITS FOR FISCAL 2014

			NUMBER OF	PRESENT
			YEARS	VALUE OF
		AGE	CREDITED	ACCUMULATED
NAME(1)	PLAN NAME	AT FYE	SERVICE(#)	BENEFIT
John J. Mulligan	Target Corporation Pension Plan	49	18	$297,534
Kathryn A. Tesija	Target Corporation Pension Plan	51	29	$487,336
Tina M. Tyler	Target Corporation Pension Plan	49	28	$320,970
Gregg W. Steinhafel	Target Corporation Pension Plan	60	35	$1,442,012

(1)	Mr. Cornell and Mr. Jones are not eligible for the Target Corporation Pension Plan or any supplemental pension plans because they were hired after January 2009.

The Pension Benefits for Fiscal 2014 table reports benefits under our principal pension plan, the Target Corporation Pension Plan (Pension Plan), which is a tax qualified retirement plan that provides retirement benefits to our employees who are at least 21 years of age, have completed at least three years of service and were hired prior to January 2009. The Pension Plan is comprised of two different benefit formulas: Final Average Pay and Personal Pension Account. Team members who were active participants in the Pension Plan prior to 2003 had the choice to have benefits for their service after December 31, 2002 calculated using either the Final Average Pay formula or the Personal Pension Account formula. Participants prior to 2003 who elected to have benefits for their service after December 31, 2002 calculated under the Personal Pension Account formula have benefits under both benefit formulas (Combined Formula). Based on their elections, the NEOs have the following benefit formulas under this plan:

John J. Mulligan	Final Average Pay
Kathryn A. Tesija	Final Average Pay
Tina M. Tyler	Combined Formula
Gregg W. Steinhafel	Final Average Pay

Final Average Pay Benefit

The final average pay benefit under the Pension Plan, expressed as a monthly, single life annuity commencing at age 65, is equal to the sum of: (a) 0.8% of the participant’s final average monthly pay multiplied by the years of service (not to exceed 25 years of service), plus (b) 0.25% of the participant’s final average monthly pay multiplied by the years of service in excess of 25 years of service, plus (c) 0.5% of the participant’s final average monthly pay in excess of 12.5% of the average of the Social Security Taxable Wage Base for the 35-year period ending when the participant terminates employment multiplied by the years of service (not to exceed 25 years of service). Final average monthly pay is equal to one twelfth of the highest average annual salary, Bonus and Non Equity Incentive Plan compensation earned during any five years of the last ten year period the participant earned service in the Pension Plan, subject to IRC limits. The present value of the accumulated benefit is based on the same assumptions and valuation dates used for the valuation of pension plan liabilities in our financial statements. Participants can elect other annuity forms that have an actuarially equivalent value.

Early retirement payments may commence at age 55. A participant who terminates employment before age 55 has his or her vested benefit calculated based on the final average monthly pay as of their termination date, but service is projected to age 65. The vested benefit is then multiplied by the ratio of the participant’s actual completed service to their projected service through age 65. The result will always be equal to or less than the vested benefit as of the termination date. Benefits are also reduced for early commencement by 6.67% per year between age 65 and age 60 and 3.33% per year between age 60 and age 55 (based upon the participant’s age when benefits commence).

Personal Pension Account Benefit

A participant’s personal pension account benefit is determined by the value of the participant’s personal pension account balance, which is credited each calendar quarter with both pay credits and interest credits. Pay credits to a participant’s personal pension account are based on a fixed percentage of the participant’s eligible pay for the quarter, ranging from 1.5% to 6.5%, depending upon the participant’s combined age and service. Eligible pay includes the participant’s base salary, Bonus, and Non-Equity Incentive Plan compensation received during the calendar quarter, subject to the annual IRC limit. Interest credits to a participant’s personal pension account are generally made on the last day of the quarter based on the value of the account at the beginning of the quarter and an interest rate equal to the greater of (i) the average 10-year Treasury note rate for the month that is the 2nd month prior to the beginning of the quarter, or (ii) 4.64%.

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A participant’s personal pension account balance is payable to the participant at any time after termination of employment in a lump sum or an actuarially equivalent monthly annuity as provided under the Pension Plan and elected by the participant.

The beneficiary of a personal pension account participant who dies before commencing benefits will receive a death benefit equal to the participant’s account balance, payable either in a lump sum or an actuarially equivalent monthly annuity.

Supplemental Pension Plan

We also provide benefits under supplemental pension plans because of limits imposed on tax qualified plans by the IRC. Benefits under those plans are reflected in the Nonqualified Deferred Compensation table. The Target Corporation Supplemental Pension Plan I (SPP I) restores the lost qualified Pension Plan benefit due to an officer’s eligible pay being greater than the annual compensation limits imposed by the IRC for qualified retirement plans, and is based on the same benefit formula used for determining benefits under the Pension Plan. The Target Corporation Supplemental Pension Plan II (SPP II) restores the lost qualified Pension Plan benefit due to amounts being deferred under the EDCP (our current deferred compensation plan) and therefore not considered for benefit purposes under the Pension Plan or SPP I. The Target Corporation Supplemental Pension Plan III (SPP III) provided for a subsidized early retirement benefit once a participant attains age 55 by increasing the participant’s age by 5 years, but not greater than age 65, for purposes of determining the reduction factors for early commencement of their pension benefits from the Pension Plan, SPP I and SPP II. No new participants were allowed in SPP III since 1989, and Mr. Steinhafel was the only NEO who participated in or accrued any benefits under the SPP III prior to it being frozen to any further benefits accruals in January 2014. During fiscal 2014 Mr. Steinhafel had to pay back all of his enhanced early retirement benefits under SPP III, which is discussed in more detail in “Former CEO Departure” on page 63 of this proxy statement.

Each year, the annual change in the actuarial lump-sum amount of a participant vested benefits under SPP I, II, and III is calculated and added to, or deducted from, the participant’s EDCP account. This same calculation and an EDCP account adjustment also occurs upon termination of employment. To determine the amount of the annual change in actuarial equivalent lump-sum amount, the current actuarial equivalent lump sum value of the SPP benefits is reduced by the amount of the prior transfers adjusted by an assumed annual earnings rate based on a conservative investment of the prior transfers. For the final average pay benefit, actuarial equivalents are determined using the discount methodology we use in calculating lump-sum payments under the Pension Plan. Currently, we use the applicable interest rate and mortality factors under IRC Section 417(e) published in the month of transfer for active officers, and in the month prior to the month of termination for terminated officers. For the personal pension account benefit, the actuarial lump-sum amount is the balance of the non-qualified personal pension account maintained under SPP I and SPP II. Because of this transfer feature, the benefits accrued under SPP I and II are reflected as EDCP deferrals in the Nonqualified Deferred Compensation table. If the current actuarial equivalent lump sum value of the SPP benefit is less than the prior transfers to EDCP, adjusted for assumed annual earnings, there will be a negative adjustment (forfeiture) reflected in the participant’s EDCP account equal to such difference.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2014

The amounts in the following table represent deferrals under the EDCP (which includes the supplemental pension benefits discussed in the preceding section), deferrals under the ODCP, and deferrals of PSUs that are held as stock units. The ODCP was frozen to new participants and further compensation deferrals in 1996.

				AGGREGATE
	EXECUTIVE	REGISTRANT	AGGREGATE	WITHDRAWALS/	AGGREGATE
	CONTRIBUTIONS	CONTRIBUTIONS	EARNINGS IN	DISTRIBUTIONS IN	BALANCE AT
NAME	IN LAST FY(2)	IN LAST FY(3)	LAST FY(4)	LAST FY	LAST FYE(5)
Brian C. Cornell
EDCP	$7,500	$0	$(16)	$0	$7,484
John J. Mulligan
EDCP	$65,962	$263,375	$229,786	$194,674	$1,538,095
Kathryn A. Tesija
EDCP	$144,911	$488,883	$176,560	$0	$3,519,174
Tina M. Tyler
EDCP	$93,135	$77,206	$226,436	$0	$1,489,673
Stock Units		$240	$3,217		$13,029
Jeffrey J. Jones II
EDCP	$49,500	$22,000	$9,035	$0	$155,127
Gregg W. Steinhafel
EDCP	$230,769	$(5,064,501)	$(18,604)	$72,326	$28,205,349
ODCP(1)	$0	$0	$1,187,015	$(501,208)	$10,549,104

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(1)	Mr. Steinhafel was the only NEO eligible for the ODCP, which is a legacy plan that was frozen to new participants and further compensation deferrals in 1996.
(2)	The following amounts of Executive Contributions from the table have been reported in the current year Summary Compensation Table:

Mr. Cornell	$7,500
Mr. Mulligan	$65,962
Ms. Tesija	$144,911
Ms. Tyler	$93,135
Mr. Jones	$49,500
Mr. Steinhafel	$230,769

(3)	All of the Registrant Contributions from the table have been reported in the current year Summary Compensation Table. Registrant Contributions include transfers of supplemental pension benefits, net of any negative credits, and restored matching contributions on executive deferrals into the EDCP (i.e., matching contributions not able to be made into the Target 401(k) Plan because of IRC limits). The Registrant Contributions for Mr. Steinhafel included the SPP Credits detailed in Note 6 to the Summary Compensation Table and $18,731 in restored matching contributions on executive deferrals into the EDCP.
(4)	The following amounts of Aggregate Earnings from the table have been reported in the current year Summary Compensation Table:

Mr. Cornell	$0
Mr. Mulligan	$0
Ms. Tesija	$0
Ms. Tyler	$0
Mr. Jones	$0
Mr. Steinhafel	$752,888

(5)	The following amounts of the Aggregate Balance from the table were reported in the Summary Compensation Tables covering fiscal years 2006-2013.

REPORTED IN PRIOR
YEARS’ SUMMARY
COMPENSATION TABLES
Mr. Cornell	$0
Mr. Mulligan	$556,972
Ms. Tesija	$2,073,430
Ms. Tyler	$303,647
Mr. Jones	$73,365
Mr. Steinhafel	$23,594,875

Participants in the EDCP may generally elect to defer up to 80% of their salary, Bonus and Non-Equity Incentive Plan payments; however, certain executive officers may defer up to 100% of their compensation if IRC Section 162(m) could limit our deductibility of such compensation. At any time, EDCP participants are permitted to choose to have their account balance indexed to crediting rate alternatives that mirror the investment choices and actual rates of return available under the Target 401(k) Plan, including a Target common stock fund. Target invests general corporate assets through various investment vehicles to offset a substantial portion of the economic exposure to the investment returns earned under EDCP. See Note 25, Defined Contribution Plans, to our fiscal 2014 consolidated financial statements for additional information.

No additional deferrals have been made to the ODCP after 1996. Participants’ ODCP accounts are credited with earnings based on the average Moody’s Bond Indices Corporate AA rate for June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%. The average Moody’s Bond Indices Corporate AA rate was 4.26% as of June 2014, when the rate for calendar 2015 was set. The interest credits in excess of the Moody’s Bond Indices Corporate AA rate are included in the above-market earnings on deferred compensation in the Summary Compensation Table.

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At the time of deferral, participants can elect to receive a distribution of their EDCP account at a fixed date or upon termination of employment. EDCP payouts at a fixed date will be made as lump-sum payments. EDCP payouts made on termination of employment can be made as a lump-sum payment, installment payments over five years, or installment payments over ten years commencing immediately or one-year after termination of employment. EDCP payouts are also made in the case of the termination of EDCP, a qualifying change-in-control, or unforeseeable financial emergency of the participant creating severe financial hardship.

Payouts from the ODCP cannot be made until termination of employment, death, termination of the ODCP, a qualifying change-in-control, or unforeseeable financial emergency of the participant creating severe financial hardship. Participants can elect distributions as a lump-sum payment or lifetime periodic payments with guaranteed payments for 15 years. The payments can commence immediately or up to ten years after termination of employment; however, payments must commence when a participant has terminated employment and reached age 65.

Both the EDCP and ODCP are intended to comply with IRC Section 409A. As a result, payments to executive officers based on a termination of employment will be delayed six months.

The EDCP and the ODCP are unfunded plans and represent general unsecured obligations of Target. Participants’ account balances will be paid only if Target has the ability to pay. Accordingly, account balances may be lost in the event of Target’s bankruptcy or insolvency.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

This section explains the payments and benefits to which our currently employed NEOs are entitled in various termination of employment and change-in-control scenarios, as well as the post-employment benefits Mr. Steinhafel received in connection with the termination of his employment with the company. The potential payments to the currently employed NEOs are hypothetical situations only, and assume that termination of employment and/or change-in-control occurred on January 31, 2015, the last day of our 2014 fiscal year, and that any change-in-control was at our fiscal year-end closing stock price of $73.61 per share. Beginning in January 2015, a double-trigger applies to RSUs, PBRSUs or PSU awards, meaning that no outstanding awards of those types granted in or after January 2015 will accelerate upon a change-in-control unless an involuntary termination of employment without cause or a voluntary termination of employment for good reason occurs.

The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by the described situations. This section does not cover all amounts the NEOs will receive following termination. Specifically, the NEOs are entitled to receive their vested balances under our pension and deferred compensation plans, as disclosed in the preceding tables, and payment of accrued vacation balances under all employment termination scenarios. In addition, unless the termination is for cause (generally defined as deliberate and serious disloyal or dishonest conduct), they retain their vested stock option awards, and if they meet specified minimum age and years of service requirements at the time of termination, the unvested portion of stock options and PSUs are not forfeited, and vesting will continue according to the original schedule for defined periods. A description of these age and years of service requirements is provided in the notes under the Outstanding Equity Awards at 2014 Fiscal Year-End table. All NEOs, except for Mr. Cornell and Mr. Jones, have met the minimum age and years of service requirements.

The following table shows the payments and benefits for which the amount, vesting or time of payment is altered by each situation (referred to as Post-Termination Benefits). The paragraphs following the table explain each termination situation. The post-employment benefits Mr. Steinhafel received in connection with the termination of his employment with the company is provided under the heading “Former CEO Departure” on page 63.

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TABLE OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

					CHANGE-IN-CONTROL(5)
NAME / PAYMENT TYPE	VOLUNTARY TERMINATION(4)	INVOLUNTARY TERMINATION(4)	DEATH(4)	DISABILITY(4)	NO TERMINATION	INVOLUNTARY OR VOLUNTARY GOOD REASON TERMINATION(6)
Brian C. Cornell
ICP Payments (Severance)	$0	$2,600,000	$0	$0	$0	$2,600,000
RSU Vesting(1)	$0	$5,126,127	$5,126,127	$5,126,127	$4,393,823	$4,393,823
PBRSU Vesting(1)(2)	$0	$7,096,814	$13,635,443	$13,635,443	$2,230,577	$3,346,946
PSU Vesting(1)	$0	$0	$0	$0	$706,245	$892,304
Life Insurance Proceeds	$0	$0	$3,000,000	$0	$0	$0
Excess Long-Term Disability Plan (Annual Payments)	$0	$0	$0	$453,000	$0	$0
Total	$0	$14,822,941	$21,761,570	$19,214,570	$7,330,645	$11,233,073
John J. Mulligan
ICP Payments (Severance)	$0	$2,685,778	$0	$0	$0	$2,685,778
Accelerated Vesting of Stock Options	$0	$0	$1,541,697	$0	$0	$1,541,697
RSU Vesting(1)	$0	$1,815,186	$2,297,000	$2,297,000	$1,002,529	$1,002,529
PBRSU Vesting(1)(2)	$0	$434,152	$651,228	$651,228	$328,121	$762,272
PSU Vesting(1)	$0	$0	$0	$0	$1,526,367	$1,598,723
Life Insurance Proceeds	$0	$0	$2,100,000	$0	$0	$0
Excess Long-Term Disability Plan (Annual Payments)	$0	$0	$0	$453,000	$0	$0
Total	$0	$4,935,116	$6,589,925	$3,401,228	$2,857,017	$7,591,000
Kathryn A. Tesija
ICP Payments (Severance)	$0	$3,108,500	$0	$0	$0	$3,108,500
Accelerated Vesting of Stock Options	$0	$0	$2,627,765	$0	$0	$2,627,765
RSU Vesting(1)	$0	$803,011	$1,606,023	$1,606,023	$1,115,294	$1,115,294
PBRSU Vesting(1)(2)	$0	$527,195	$790,792	$790,792	$546,806	$1,074,001
PSU Vesting(1)	$0	$0	$0	$0	$2,543,876	$2,631,737
Life Insurance Proceeds	$0	$0	$2,850,000	$0	$0	$0
Excess Long-Term Disability Plan (Annual Payments)	$0	$0	$0	$453,000	$0	$0
Total	$0	$4,438,706	$7,874,580	$2,849,815	$4,205,975	$10,557,297
Tina M. Tyler
ICP Payments (Severance)	$0	$2,329,400	$0	$0	$0	$2,329,400
Accelerated Vesting of Stock Options	$0	$0	$1,726,485	$0	$0	$1,726,485
RSU Vesting(1)	$0	$522,005	$1,044,011	$1,044,011	$725,007	$725,007
PBRSU Vesting(1)(2)	$0	$403,162	$604,743	$604,743	$355,473	$758,635
PSU Vesting(1)	$0	$0	$0	$0	$1,653,542	$1,720,732
Life Insurance Proceeds	$0	$0	$2,175,000	$0	$0	$0
Excess Long-Term Disability Plan (Annual Payments)	$0	$0	$0	$453,000	$0	$0
Total	$0	$3,254,567	$5,550,239	$2,101,754	$2,734,023	$7,260,260
Jeffrey J. Jones II
ICP Payments (Severance)	$0	$1,794,695	$0	$0	$0	$1,794,695
Accelerated Vesting of Stock Options	$0	$0	$1,427,029	$0	$0	$1,427,029
RSU Vesting(1)	$0	$1,990,782	$3,981,565	$3,981,565	$3,477,226	$3,477,226
PBRSU Vesting(1)(2)	$0	$403,162	$604,743	$604,743	$328,121	$731,283
PSU Vesting(1)	$0	$0	$0	$0	$955,122	$1,022,312
Life Insurance Proceeds	$0	$0	$2,100,000	$0	$0	$0
Excess Long-Term Disability Plan (Annual Payments)	$0	$0	$0	$391,408	$0	$0
Total	$0	$4,188,639	$8,113,336	$4,977,716	$4,760,469	$8,452,544

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(1)	Amounts are determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 30, 2015 ($73.61 per share). The remaining RSUs, PBRSUs and PSUs are forfeited.
(2)	Other than the PBRSUs that were part of the Make-Whole Equity Grant to Mr. Cornell, the amounts for death and disability are determined by multiplying the number of shares equal to the minimum payout by our closing stock price on January 30, 2015 ($73.61 per share), though the actual number of shares will be based on the actual performance at the end of the performance period. For the PBRSUs that were part of the Make-Whole Equity Grant to Mr. Cornell, the amounts for death and disability are determined by multiplying the number of shares equal to the target level payout by our closing price on January 30, 2015.
(3)	Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on January 30, 2015 ($73.61 per share) and subtracting the exercise price of such option shares. Mr. Cornell does not have options outstanding because we ceased granting options to NEOs in January 2014.
(4)	The PBRSU amounts reported for these termination scenarios do not include shares that were potentially issuable under outstanding PBRSU awards granted in fiscal 2013 or the PBRSUs that were part of the Pro-Rata Equity Grant to Mr. Cornell described in Note 5 to the Grants of Plan-Based Awards in Fiscal 2014 table because the amount paid was dependent on us meeting our 162(m) threshold for fiscal 2014. The Compensation Committee determined in March 2015 that that our 162(m) threshold was not met.
(5)	The PSU and PBRSU amounts reported for both change-in-control scenarios include shares that were potentially issuable under outstanding PSU awards granted in fiscal 2011, fiscal 2012, or fiscal 2013, PBRSUs granted in fiscal 2013, and PSUs and PBRSUs that were part of the Pro-Rata Equity Grant to Mr. Cornell described in Note 5 to the Grants of Plan-Based Awards in Fiscal 2014 table because in the event of any change-in-control occurring prior to the Compensation Committee determination in March 2015 that our 162(m) threshold was not met, those awards would have paid a pro-rata amount of the target level payout within ten days following the change-in-control based on percentage of the three-year performance period that had elapsed as of the date of the change-in-control.
(6)	The PSU and PBRSU amounts reported include shares that were potentially issuable under outstanding PSU and PBRSU awards granted in January 2015, which are subject to a double-trigger, meaning that no outstanding awards of those types granted in or after January 2015 will accelerate upon a change-in-control unless an involuntary termination of employment without cause or a voluntary termination of employment for good reason occurs. The amount accelerated is equal to the greater of: (a) the amount the recipient would have been entitled to had the termination occurred without a change-in-control (which ranges from 50% to 100% depending on the award type and the participant’s age and years of service), or (b) a pro-rata portion of the target level payout based on the percentage of the three-year performance period that has elapsed as of the date of the termination following the change-in-control. The balance of those awards is forfeited.

Voluntary Termination

None of our currently employed NEOs are entitled to payments and benefits for which the amount, vesting or time of payment is altered by their voluntary termination.

Involuntary Termination

If a NEO was involuntarily terminated for cause, he or she would not be eligible for any of the Post-Termination Benefits described in this section. If a NEO is involuntarily terminated without cause, the potential Post-Termination Benefits consist of:

•	Severance payments under our Income Continuance Policy (ICP);
•	Accelerated vesting of 50% of RSU awards and forfeiture of the remaining 50%; and
•	Accelerated vesting of 50% of the target payout level of PBRSU awards, and forfeiture of the remaining 50%.

Our ICP provides for continuation of annual cash compensation (salary and average of three most recent Bonuses and Non-Equity Incentive Plan payments) over a period ranging from 12 to 24 months, paid in equal monthly installments. Each of the NEOs is eligible for 24 months of income continuation under the ICP. Payments under the ICP are conditioned on the executive officer releasing any claims against us, a non-solicitation covenant, and are subject to reduction if the executive officer becomes employed by specified competitors.

The accelerated vesting provisions of RSU and PBRSU awards are described in the notes under the Outstanding Equity Awards at 2014 Fiscal Year-End table. In addition, Mr. Mulligan’s RSUs granted May 22, 2014 and Mr. Cornell’s RSU Make-Whole Equity Grant granted on August 21, 2014 would have vested 100% if an involuntary termination without cause occurred on January 31, 2015.

Death

If a NEO dies while employed, the Post-Termination Benefits consist of:

•	Accelerated vesting of stock options and RSUs;
•	Vesting of PBRSUs, with payout occurring after the end of the performance period based on the actual performance at the end of that period; and
•	Life insurance proceeds equal to three times the sum of the prior year’s annual base salary, plus the most recent Bonus and Non-Equity Incentive Plan payments, up to a maximum of $3 million.

In addition, the NEO’s beneficiary will have the right to receive a payout, if any, under PSUs after the end of the performance period based on the actual performance at the end of that period.

Disability

If a NEO becomes totally and permanently disabled while employed, the Post-Termination Benefits consist of:

•	Accelerated vesting of RSU awards;
•	Vesting of PBRSUs, with payout occurring after the end of the performance period based on the actual performance at the end of that period; and
•	Monthly payments under the Excess Long-Term Disability Plan if he or she also participated in the widely available qualified long-term disability plan.

Our Excess Long-Term Disability Plan, a self-insured unfunded plan, provides monthly disability income payments with respect to the portion of annualized salary and three-year average Bonus and Non-Equity Incentive Plan compensation above the annual compensation limit (currently set at $245,000) but not exceeding

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$1 million. The plan replaces 60% of a participant’s eligible compensation. A participant who becomes disabled before age 65 is eligible to receive payments under the plan while he or she is totally and permanently disabled through age 65 (with a minimum of three years of disability payments) or death, if sooner. In addition, the NEO will have the right to receive a payout, if any, under PSUs after the end of the performance period based on the actual performance at the end of that period.

Change-in-Control

The following discussion describes the payments and benefits that are triggered by: (a) the occurrence of a change-in-control; and (b) the occurrence of a change-in-control that is followed by the NEO’s employment terminating involuntarily without cause or voluntarily with good reason (a material reduction in compensation or responsibilities or a required relocation following a change-in-control). In general terms, we will experience a change-in-control, as defined in our compensation plans, whenever any of the following events occur:

•	50% or more of our Board of Directors consists of persons who have not been nominated or appointed by incumbent directors, for which purpose any director who assumes office as a result of an actual or threatened contested election will not be considered as having been nominated or appointed by incumbent directors;
•	Any person or group acquires 30% or more of our common stock;
•	We merge with or into another company and our shareholders own less than 60% of the combined company; or
•	Our shareholders approve an agreement or plan to liquidate or dissolve our company.

Our plans do not provide for any gross-ups for taxes due on any payments described in this section.

Without Termination of Employment

The consequence of a change-in-control to the NEOs without termination of employment is as follows:

•	The deferred compensation balance in the EDCP will be paid in a lump sum as soon as allowed under IRC Section 409A, unless the Board of Directors determines not to accelerate payment of these amounts.
•	For outstanding awards granted January 2015 or later, a double-trigger applies to RSUs, PBRSUs or PSU awards, meaning that no outstanding awards of those types granted in or after January 2015 will accelerate upon a change-in-control unless an involuntary termination of employment without cause or a voluntary termination of employment for good reason occurs.
•	For outstanding awards granted before January 2015:
	–	A pro-rata portion of outstanding RSUs will vest and be paid out within ten days following the change-in-control. The pro-rata vesting is based on the percentage of the three-year vesting period that has elapsed as of the date of the change-in-control. The balance of the awards is forfeited. If the executive officer meets the age and years of service requirements described in Note 3 to the Outstanding Equity Awards at 2014 Fiscal Year-End table, all RSUs subject to those awards will vest and be paid out within ten days following the change-in-control.
	–	A pro-rata portion of outstanding PBRSU and PSU awards (those still in their respective performance period) will be deemed to have been earned at the target payout level and paid out within ten days following the change-in-control. The pro-rata payout is based on the percentage of the three-year performance period that has elapsed as of the date of the change-in-control. The balance of the awards is forfeited. We use the target payout level for this calculation rather than actual performance to eliminate arbitrary results that could occur with a shortened performance period. For PBRSU awards, if the executive officer meets the age and years of service requirements described in Note 4 to the Outstanding Equity Awards at 2014 Fiscal Year-End table, all PBRSUs subject to those awards will be deemed to have been earned at the target payout level and be paid out within ten days following the change-in-control.

With Involuntary or Good Reason Termination of Employment

In addition to the payments upon a change-in-control explained under “Without Termination of Employment,” if a NEO’s employment terminates involuntarily without cause or voluntarily with good reason (a material reduction in compensation or responsibilities or a required relocation following a change-in-control) following a change-in-control, the double-trigger requirement will be met and the Post-Termination Benefits that may be received consist of:

•	Severance payments under our ICP;
•	Accelerated vesting of outstanding stock options; and
•	For outstanding RSUs, PBRSUs and PSUs granted January 2015 or later, the greater of: (a) the amount the recipient would have been entitled to had the termination occurred without a change-in-control (which ranges from 50% to 100% depending on the award type and the participant’s age and years of service), or (b) a pro-rata portion of the target level payout based on the percentage of the three-year vesting or performance period that has elapsed as of the date of the termination following the change-in-control. The balance of the awards is forfeited.

We use the “greater of” calculation for RSUs, PBRSUs and PSUs granted January 2015 or later to prevent a NEO from receiving less due to a change-in-control than they would have received

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as a result of a similar termination absent a change-in-control. In addition, we use the target payout level for calculating the pro-rata portion rather than actual performance to eliminate arbitrary results that could occur with a shortened performance period and in case calculation of actual or comparable performance metrics would be unfeasible following the change-in-control.

Former CEO Departure

On May 5, 2014, Mr. Steinhafel stepped down as President & CEO, and resigned as a Director. On August 23, 2014 his employment with Target in an advisory capacity terminated. In connection with his departure from Target, which was an involuntary termination without cause, Mr. Steinhafel was eligible to receive severance benefits under our ICP. In addition, he paid back all of his enhanced early retirement benefits under a supplemental pension plan because he was eligible for severance benefits under our ICP. Due to Mr. Steinhafel’s age and years of service with Target, under the pre-existing program he remained eligible for a fiscal 2014 short-term incentive opportunity under Target’s Short-Term Incentive Plan based on Target’s actual financial performance, pro-rated based on his length of employment during the year. No fiscal 2014 short-term incentive was earned. Mr. Steinhafel’s outstanding PSUs were to continue to vest according to the original schedule for defined periods based on his age and years of service. However, because we did not meet our 162(m) threshold for fiscal 2014, all of Mr. Steinhafel’s outstanding PSUs were forfeited.

His Post-Termination Benefits consisted of:

•	Severance payments under our ICP;

•	The right to continued above-market interest under our legacy ODCP that was frozen to new participants and further compensation deferrals in 1996;

•	Accelerated vesting of 50% of RSU awards, and forfeiture of the remaining 50%; and

•	Accelerated vesting of 50% of the target payout level of PBRSU awards, and forfeiture of the remaining 50%.

In accordance with the ICP, as a condition to severance payment eligibility, Mr. Steinhafel signed an agreement that included a non-solicitation clause and a release of claims, and provided that severance payments may be recovered and that any outstanding equity awards held by him may be terminated if he becomes employed by specified competitors.

The values of Mr. Steinhafel’s Post-Termination Benefits as of August 23, 2014, the date Mr. Steinhafel’s employment terminated are as follows:

ICP Payments (Severance)	$7,223,334
SPP III(1)	$(5,277,556)
ODCP: Present Value of Above-Market Interest(2)	$10,497,094
RSU Vesting at 50%(3)	$3,198,837
PBRSU Vesting at 50%(3)	$0

(1)	Mr. Steinhafel was the only NEO who had enhanced early retirement benefits under SPP III as no new participants have been allowed since 1989. Mr. Steinhafel paid back all of those enhanced early retirement benefits under SPP III because he was eligible for severance benefits under our ICP.
(2)	Mr. Steinhafel was the only NEO eligible for the ODCP, which was frozen to new participants and further compensation deferrals in 1996. Amounts represent the present value of the above-market earnings that the CEO and his beneficiary would receive during their joint life, calculated using 12% as the earnings rate (as provided in the plan) and a discount rate of 4.3% (reflecting the Moody’s Bond Indices Corporate Avg rate determined as of July 31, 2014).
(3)	Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on August 23, 2014 ($59.87 per share). The remaining RSUs were forfeited. The amount for PBRSUs, which was based on PBRSUs granted in fiscal 2013, was zero. It was dependent on us meeting our 162(m) threshold for fiscal 2014, which the Compensation Committee determined in March 2015 was not met.

Additional information about the payments under these plans is detailed under “Involuntary Termination” on page 61.

Mr. Steinhafel remained employed by Target in an advisory capacity to assist with the transition through August 23, 2014. During this advisory period, he continued to receive the same base salary and benefits that were in effect on the date he stepped down as President & CEO. The Board determined that the amount of the short-term incentive payout opportunity for the portion of the payout, attributable to the advisory period would be based on the same terms as in effect on the date he stepped down as President & CEO. However, no fiscal 2014 short-term incentive was ultimately earned. After the advisory period ended, Mr. Steinhafel began receiving the described Post-Termination Benefits. Other than the compensation relating to retaining Mr. Steinhafel in an advisory capacity and the portion of the short-term incentive payout opportunity attributable to that advisory period, all of the post-employment benefits and other consequences of Mr. Steinhafel’s departure were consistent with our pre-existing compensation plans.

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DIRECTOR COMPENSATION

General Description of Director Compensation

Our non-employee director compensation program allows directors to choose one of two forms of annual compensation:

•	a combination of cash and RSUs; or

•	RSUs only.

Each form under the compensation program is intended to provide $260,000 in value to non-employee directors as follows:

	CASH	RSUs
Combination (Cash and RSUs)	$90,000	$170,000
RSUs Only	$0	$260,000

The forms of annual compensation have the following terms:

•	The cash retainer is paid pro-rata in quarterly installments. Directors may defer receipt of all or a portion of any cash retainer into the Director Deferred Compensation Plan. Deferrals earn market returns based on the investment alternatives chosen by them from the funds offered by Target’s 401(k) Plan, including the Target Corporation Common Stock Fund.

•	RSUs are settled in shares of Target common stock immediately following a director’s departure from the Board. Dividend equivalents are paid on RSUs in the form of additional RSUs. RSUs are granted in January each year and vest quarterly over a one-year period.

The Lead Independent Director and Committee Chairs receive additional compensation for those roles, which is paid (a) in cash if the director elects a combination of cash and RSUs, or (b) in RSUs if the director elects all RSUs. Compensation for Lead Independent Director and Committee Chairs is as follows:

ROLE	AMOUNT
Lead Independent Director	$25,000
Audit Committee Chair	$30,000
Compensation Committee Chair	$20,000
Nominating & Governance Committee Chair	$15,000
Corporate Risk & Responsibility Committee Chair	$15,000
Finance Committee Chair	$15,000

New directors also receive a one-time grant of RSUs with a $50,000 grant date fair value upon joining the Board, as well as a pro-rated portion of the annual compensation based on the date they joined the Board using the combination of cash and RSUs.

On May 5, 2014, Mr. Steinhafel stepped down as President & CEO, and resigned as a Director and Chairman. Roxanne S. Austin, one of our independent directors, was elected by the independent directors to serve as Interim Chair of the Board. In connection with Ms. Austin’s additional duties as Interim Chair, the Board initially provided her an additional annual cash retainer of $190,000, pro-rated for the time Ms. Austin served as Interim Chair. Ms. Austin served as Interim Chair from May 5, 2014 until August 12, 2014. The Compensation Committee recommended that Ms. Austin receive the full $190,000 retainer, rather than a pro-rated portion, in light of her significant contributions during that period and her role in the leadership transition, and the Board approved providing Ms. Austin with the full retainer.

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Director Compensation Table

				CHANGE IN
				PENSION VALUE
				AND NONQUALIFIED
				DEFERRED
	FEES EARNED OR	STOCK	OPTION	COMPENSATION
NAME	PAID IN CASH	AWARDS(1)(2)	AWARDS(1)(2)	EARNINGS(3)(4)	TOTAL(5)
Roxanne S. Austin(6)	$310,000	$170,021	$0	$0	$480,021
Douglas M. Baker, Jr.	$90,000	$170,021	$0	$0	$260,021
Calvin Darden	$90,000	$170,021	$0	$0	$260,021
Henrique De Castro	$0	$260,001	$0	$0	$260,001
James A. Johnson(6)(7)	$135,000	$305,028	$0	$17,968	$457,997
Mary E. Minnick	$0	$260,001	$0	$0	$260,001
Anne M. Mulcahy(6)	$105,000	$170,021	$0	$0	$275,021
Derica W. Rice(6)	$0	$275,059	$0	$0	$275,059
Kenneth L. Salazar	$102,500	$170,021	$0	$0	$272,521
John G. Stumpf	$90,000	$170,021	$0	$0	$260,021
Solomon D. Trujillo(6)(7)	$26,250	$0	$0	$20,233	$46,483

(1)	Amounts represent the aggregate grant date fair value of RSUs and stock options that were granted in fiscal 2014, as computed in accordance with FASB ASC Topic 718, Stock Compensation. See Note 24, Share-Based Compensation, to our consolidated financial statements for fiscal 2014 for a description of our accounting and the assumptions used. Details on the stock awards granted during fiscal 2014 are as follows:

	STOCK AWARDS (RSUs)
		GRANT DATE
NAME	# OF UNITS	FAIR VALUE
Ms. Austin	2,292	$170,021
Mr. Baker	2,292	$170,021
Mr. Darden	2,292	$170,021
Mr. De Castro	3,505	$260,001
Mr. Johnson	4,112	$305,028
Ms. Minnick	3,505	$260,001
Ms. Mulcahy	2,292	$170,021
Mr. Rice	3,708	$275,059
Mr. Salazar	2,292	$170,021
Mr. Stumpf	2,292	$170,021
Mr. Trujillo	0	$0

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(2)	The aggregate number of unexercised stock options (which were granted in years prior to fiscal 2013) and unvested RSUs outstanding at fiscal year-end held by directors was as follows:

	STOCK	RESTRICTED
NAME	OPTIONS	STOCK UNITS
Ms. Austin	34,420	2,292
Mr. Baker	5,570	2,292
Mr. Darden	40,811	2,292
Mr. De Castro	5,570	3,505
Mr. Johnson	78,129	4,112
Ms. Minnick	0	3,505
Ms. Mulcahy	27,031	2,292
Mr. Rice	0	3,708
Mr. Salazar	3,601	2,292
Mr. Stumpf	17,889	2,292
Mr. Trujillo	57,596	0

(3)	Amount reported represents above-market earnings on nonqualified deferred compensation, consisting of an additional 7.69% annual return on a frozen deferred compensation plan. Prior to December 31, 1996, deferrals were allowed under our Deferred Compensation Plan Directors (DCP-Director). No new deferrals or participants were allowed after that year. Participants’ DCP-Director accounts are credited each month with earnings based on the average Moody’s Bond Indices Corporate AA rate for June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%.
(4)	In addition to amounts reported, non-employee directors who were elected prior to 1997 are eligible to receive a lump-sum payment in the February following the date they leave their directorship. The payment is equal to the present value of an annual payment stream of $25,000 (i.e., the director’s fee in effect as of December 31, 1996) for a period equal to the number of years of service of the individual as a director before December 31, 1996. The present value is based on a discount rate of 3.80% based on the Moody’s Bond Indices Corporate AA rate on December 31, 2014. During fiscal 2014, there were two directors eligible to receive a benefit under this program, one of whom retired before the end of the year and one of whom retired subsequent to the end of the year. Those directors, and their benefit values are:

RETIREMENT
NAME	BENEFIT
Mr. Johnson	$ 18,938
Mr. Trujillo	$ 53,094

(5)	In addition to the amounts reported, all directors also receive a 10% discount on merchandise purchased at Target stores and Target.com, both during active service and following retirement. Non-employee directors are also provided with $100,000 of accidental death life insurance.
(6)	The following directors received additional compensation in fiscal 2014 for their roles as Committee Chairs and, in the case of Ms. Austin and Mr. Johnson, as Interim Chair of the Board and Lead Independent Director, respectively. The additional compensation is reflected in “Fees Earned or Paid in Cash” and/or “Stock Awards” based on the form of annual compensation selected by the director as described under the heading “General Description of Director Compensation.” Amounts paid as Stock Awards were granted in January of fiscal 2013.

NAME	ROLE(S) DURING FISCAL 2014
Ms. Austin	Interim Chair of the Board (from May 2014 until August 2014) Audit Chair
Mr. Johnson	Lead Independent Director Compensation Chair
Ms. Mulcahy	Nominating & Governance Chair
Mr. Rice	Finance Chair
Mr. Salazar	Corporate Risk & Responsibility Chair (from March 2014)
Mr. Trujillo	Corporate Responsibility Chair (until March 2014)

(7)	Mr. Johnson will retire from the Board when his current term ends at the 2015 Annual Meeting of Shareholders in connection with our mandatory retirement policy. Mr. Trujillo retired from the Board on March 31, 2014 as a result of five years elapsing since retiring from active employment and reaching mandatory retirement. Mr. Trujillo served as an independent director until his retirement.

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EQUITY COMPENSATION PLAN INFORMATION

NUMBER OF SECURITIES
REMAINING AVAILABLE
FOR FUTURE ISSUANCE
UNDER EQUITY
	NUMBER OF SECURITIES		COMPENSATION PLANS
	TO BE ISSUED UPON	WEIGHTED-AVERAGE	AS OF
	EXERCISE OF	EXERCISE PRICE OF	JANUARY 31, 2015
	OUTSTANDING OPTIONS,	OUTSTANDING OPTIONS,	(EXCLUDING SECURITIES
PLAN	WARRANTS AND RIGHTS	WARRANTS AND RIGHTS	REFLECTED IN
CATEGORY	AS OF JANUARY 31, 2015	AS OF JANUARY 31, 2015	COLUMN (A))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	25,037,192 (1)	$53.04	14,011,963
Equity compensation plans not approved by security holders	0		0
TOTAL	25,037,192	$53.04	14,011,963

(1)	This amount includes 8,312,380 PSU, RSU and PBRSU shares potentially issuable upon settlement of PSUs, RSUs and PBRSUs issued under our Long-Term Incentive Plan and 2011 Long-Term Incentive Plan. The actual number of PSU and PBRSU shares to be issued depends on our financial performance and total shareholder return, respectively, over a period of time. PSUs, RSUs and PBRSUs do not have an exercise price and thus they have been excluded from the weighted average exercise price calculation in column (b).

ADVANCES OF DEFENSE COSTS FOR CERTAIN LITIGATION MATTERS

Certain members of our current Board and current executive officers, and certain former Board members and former executive officers have been named as defendants in lawsuits alleging breaches of fiduciary duties to Target in connection with the data breach that occurred in the fourth quarter of fiscal 2013. The current and former directors and officers who have been named as defendants in this action have a legal right under the Minnesota Business Corporation Act and our Amended and Restated Articles of Incorporation to advancement of their costs of defense. Accordingly, in fiscal 2014, we advanced defense costs on behalf of the current and former directors and officers amounting to approximately $896,437.

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ITEM TWO	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee appointed Ernst & Young LLP as the independent registered public accounting firm for Target and its subsidiaries for the fiscal year ending January 30, 2016. Ernst & Young LLP has been retained in that capacity since 1931. The Audit Committee is aware that a long-tenured auditor may be believed by some to pose an independence risk. To address these concerns, our Audit Committee:

•	Reviews all non-audit services and engagements provided by Ernst & Young LLP, specifically with regard to the impact on the firm’s independence;

•	Conducts an annual assessment of Ernst & Young LLP’s service quality, and its working relationship with our management;

•	Conducts regular private meetings separately with each of Ernst & Young LLP and our management;

•	Interviews and approves the selection of Ernst & Young LLP’s new lead engagement partner with each rotation; and

•	At least annually obtains and reviews a report from Ernst & Young LLP describing all relationships between the independent auditor and Target.

The members of the Audit Committee believe that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of our company and its shareholders.

As a good corporate governance practice, the Board of Directors is seeking shareholder ratification of the appointment even though ratification is not legally required. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm for Target and its subsidiaries for the fiscal year ending January 30, 2016.

A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional services performed by Ernst & Young LLP for the annual audit of our consolidated financial statements for fiscal 2014 and 2013, the review of our interim consolidated financial statements for each quarter in fiscal 2014 and 2013, and for audit-related, tax and all other services performed in 2014 and 2013:

	FISCAL YEAR END
	JANUARY 31,	FEBRUARY 1,
	2015	2014
Audit Fees(1)	$5,911,000	$4,912,000
Audit-Related Fees(2)	870,000	596,000
Tax Fees:
Compliance(3)	1,653,000	2,294,000
Planning & Advice(4)	133,000	2,056,000
All Other Fees(5)	—	86,000
Total	$8,567,000	$9,944,000

(1)	Includes annual integrated audit, audits of certain foreign subsidiaries, consents for securities offerings and registration statements and accounting consultations.

(2)	Includes benefit plan audits, accounting consultations and other attestation services.

(3)	Includes tax return preparation and other tax compliance services, including tax methods analysis and support.

(4)	Includes tax planning advice and assistance with tax audits and appeals.

(5)	Includes various non-tax governmental application and filing services.

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The Audit Committee’s current practice requires pre-approval of all audit services and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

THE AUDIT COMMITTEE RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee Target’s financial reporting process. Management has primary responsibility for our consolidated financial statements and reporting process, including our systems of internal controls. Target’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. In addition, the independent registered public accounting firm will express its opinion on the effectiveness of our internal control over financial reporting.

A copy of the Audit Committee Charter, which has been adopted by our Board of Directors and further describes the role of the Audit Committee in overseeing our financial reporting process, is available online at www.target.com/investors (click on “Board of Directors,” then “Board Committees”).

In performing its functions, the Audit Committee:

•	Met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations and their evaluations of Target’s internal controls;
•	Reviewed and discussed with management the audited financial statements included in our Annual Report;
•	Discussed with our independent registered public accounting firm the matters required to be discussed by the applicable Public Company Oversight Board standards; and
•	Received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accountant’s communication with the Audit Committee concerning independence, and discussed with them matters relating to their independence.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015, for filing with the SEC.

AUDIT COMMITTEE(1)

Roxanne S. Austin, Chair(2)

Mary E. Minnick

Anne M. Mulcahy(3)

Derica W. Rice(2)

(1)	Mr. Stumpf joined the Audit Committee following the preparation of this report.

(2)	Mr. Rice assumed the role of Chair of the Audit Committee following the preparation of this report, with Ms. Austin remaining on the Audit Committee in a non-Chair capacity.

(3)	Ms. Mulcahy rotated off of the Audit Committee following the preparation of this report.

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ITEM THREE	ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (“SAY ON PAY”)

Consistent with the views expressed by shareholders at our 2011 Annual Meeting, the Board of Directors has determined to seek an annual non-binding advisory vote from shareholders to approve the executive compensation as disclosed in the Compensation Discussion & Analysis (“CD&A”), tabular disclosures and related narrative of this proxy statement.

Our compensation programs are structured to align the interests of our executive officers with the interests of our shareholders. They are designed to attract, retain, and motivate a premier management team to sustain our distinctive brand and its competitive advantage in the marketplace, and to provide a framework that encourages outstanding financial results and shareholder returns over the long term. Shareholders are urged to read the CD&A, which discusses in-depth how our executive compensation programs are aligned with our performance and the creation of shareholder value.

We have always believed that open dialogue with our shareholders is critical to our success, and we take their feedback seriously. At our June 2014 annual meeting of shareholders, shareholders approved our Say on Pay proposal in support of our executive compensation program by 78%, a significant improvement over the prior year. We believe that open dialogue with our shareholders is critical to our success, and we take their feedback seriously.

Since our June 2014 Say on Pay vote, we have hosted calls or held meetings with shareholders representing approximately 41% of shares voted. The majority of the conversations was led by Anne Mulcahy, then-Chair of our Board’s Nominating & Governance Committee and current Chair of our Board’s Compensation Committee, and included soliciting feedback on key compensation and governance issues that informed our decision to award bonuses for fiscal 2014 performance and the design of Strategic Alignment Awards.

Specifically, highlights of our executive compensation disclosed in the CD&A include:

Performance-Based Plans Paying Out at $0
•	There have been no financial payouts under our STIP plan over the past two years.

•	Our PSU award for the 2012-2014 performance period was forfeited entirely due to the 162(m) threshold not being met in connection with discontinuing our Canadian operations, but would have resulted in a payout of 41.5% had we met the 162(m) threshold.

•	Our PSU awards for the 2013-2015 and 2014-2016 performance periods were also forfeited entirely due to the 162(m) threshold not being met in connection with discontinuing our Canadian operations. Those awards were in the middle of their performance periods, so it is uncertain what the payouts would have been had we met the 162(m) threshold.

•	Our PBRSU award for the 2014-2016 performance period was forfeited entirely due to the 162(m) threshold not being met in connection with discontinuing our Canadian operations. The award was in the middle of its performance period, so it is uncertain what the payout would have been had we met the 162(m) threshold.

Key Plan and Governance Changes
•	Redesigned our 2015 Short-term Incentive Plan to be based on Incentive EBIT (weighted 75% at-goal) and sales (weighted 25% at-goal) to align annual incentives with our strategy of driving growth, with an emphasis on profitability.

•	Adopted a double-trigger change-in-control requirement for PSU and PBRSU grants made starting in January 2015.

•	Increased CEO’s ownership guidelines from 5x to 7x base salary.

•	Introduced a requirement that if the executive officer is below the ownership guideline amounts during the first five years, he or she must retain at least 50% of all shares acquired upon vesting of equity awards or the exercise of stock options until compliance is achieved. This new requirement is in addition to the existing requirement of 100% retention if the guidelines are not met after five years.

We value the feedback provided by our shareholders and look forward to continued, open dialogue on compensation matters and other issues relevant to our business.

THE BOARD OF DIRECTORS, UPON RECOMMENDATION OF THE COMPENSATION COMMITTEE, RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE FOLLOWING NON-BINDING RESOLUTION:

“RESOLVED, that the shareholders approve the compensation awarded to the named executive officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement.”

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EFFECT OF ITEM

The Say on Pay resolution is non-binding. The approval or disapproval of this item by shareholders will not require the Board or the Compensation Committee to take any action regarding Target’s executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee.

The Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Target and its shareholders.

The Board values the opinions of Target’s shareholders as expressed through their votes and other communications. Although the resolution is non-binding, as evidenced by our outreach and response to the 2013 and 2014 Say on Pay votes, the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future compensation decisions.

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ITEM FOUR	APPROVAL OF AMENDED AND RESTATED TARGET CORPORATION 2011 LONG-TERM INCENTIVE PLAN

INTRODUCTION

The Board of Directors considers stock-based incentive compensation an essential tool to attract and retain team members of outstanding ability and to align the interests of our management and Board with the interests of our shareholders. Consistent with this view, in March 2011 and June 2011, respectively, the Board and shareholders approved the 2011 Long-Term Incentive Plan (referred to as the “2011 Plan”) that allows us to grant several different types of stock-based compensation awards, which gives us flexibility to adapt awards to changes in corporate objectives and the market. In March 2015, the Board approved, subject to shareholder approval, an amendment and restatement of the 2011 Plan (referred to as the “2015 Restatement” or the plan) to:

•	Authorize an additional 20,000,000 shares for issuance;

•	Approve the material terms of the 2011 Plan’s performance goals in connection with Internal Revenue Code Section 162(m);

•	Increase the individual limit for full value awards intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) from 1,000,000 shares in any consecutive 36-month period for “covered employees” to 2,000,000 shares, which the Committee determined is appropriate as a result of the change in the mix of our annual grant from 50% performance-based full value awards to 100% performance-based full value awards beginning in fiscal 2013; and

•	Change the plan default for acceleration of restricted stock, restricted stock units and performance awards upon a Change-in-Control to double-trigger pro-rata acceleration based on the number of months that have elapsed in the applicable restriction or performance period prior to the termination of employment following the change-in-control.

Additional Authorized Shares. The 2011 Plan authorized an aggregate of 40,000,000 shares for issuance under the plan. By approving the 2015 Restatement, shareholders would authorize an additional 20,000,000 shares for issuance, bringing the total authorized shares under the plan to 60,000,000. Of the 40,000,000 shares previously authorized, 15,941,950 shares remained available for new grants as of April 13, 2015. As a result, if shareholders approve this proposal, the pool of shares available for future awards under the plan for grants going forward will be 35,941,950 shares, plus any shares attributable to awards already made under the 2011 Plan or under an earlier stock plan (a “Prior Plan”) of Target which are subsequently forfeited, expire unexercised or are otherwise not issued and can be returned to the share pool. There were 26,966,722 of those shares (i.e., shares subject to outstanding awards) as of April 13, 2015.

Performance Goals. Shareholder approval of the 2011 Plan allowed us to preserve the tax deduction for some of our performance-based officer compensation payable under the 2011 Plan that otherwise may have exceeded the deduction limit established by Internal Revenue Code Section 162(m) (“Section 162(m)”) (see “Federal Income Tax Consequences—Section 162(m) Limit” below). The approval obtained in June 2011, however, is only effective for five years. In order to preserve the tax deduction for future performance-based awards that are subject to Section 162(m), the Board decided to seek shareholder approval of the material terms of the plan’s performance goals as part of the 2015 Restatement. The list of performance goals is the same as in the original 2011 Plan, except we adjusted the performance goals related to our credit card segment, which was eliminated in connection with the sale of our credit card receivables in 2013, to be more broadly applicable to our business.

Individual Limit for Performance-Based Full Value Awards. The 2011 Plan contains limits on performance-based awards that can be granted over any consecutive 36-month period to a participant who is, or is likely to be, a “covered employee” for purposes of Section 162(m) as of the end of the tax year, including a 1,000,000 share limit for performance-based full value awards (e.g., stock-settled performance awards, restricted stock, restricted stock units, performance-based restricted stock units and performance share units). The Committee determined it is appropriate, as part of the 2015 Restatement, to increase that 1,000,000 share limit to 2,000,000 shares as a result of the change in the mix of our annual grant from 50% performance-based full value awards to 100% performance-based full value awards beginning in fiscal 2013.

Double-Trigger Pro Rata Vesting. The 2011 Plan provided for single-trigger pro-rated acceleration of restricted stock, restricted stock units and performance awards based on the number of months that have elapsed in the applicable restriction or performance period prior to the change in control. The 2015 Restatement now provides for double-trigger pro-rata acceleration of restricted stock, restricted stock units and performance awards based on the number of months that have elapsed in the applicable restriction or performance period prior to the termination of employment following the change-in-

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control. In each case, the pro-rata fraction is multiplied by 100% of the goal payout of the performance award. The 2015 Plan Restatement also contains a provision that ensures a participant does not receive fewer shares due to termination following a change-in-control than he or she would have received as a result of a similar termination absent a change-in-control.

PLAN CORPORATE GOVERNANCE FEATURES AND PRACTICES

The 2015 Plan Restatement and our equity grant practices follow many leading corporate governance practices:

FEATURE	DESCRIPTION
PLAN PROVISIONS AND OUR PRACTICES
Independent Administration	Administered by our independent Compensation Committee.
Fungible Share Pool	Uses a fungible share pool model in which full value awards count as two shares against the plan reserve.
Individual Limits for Performance-Based Awards	Contains limits on awards intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) that can be granted over any consecutive 36-month period for “covered employees”:
• 4,000,000 share limit for options and/or stock appreciation rights;
• 2,000,000 share limit for performance-based full value awards; and
• $15,000,000 limit for cash-settled performance-based full value awards.
Fixed 10-Year Term	Has a fixed 10-year term ending on March 9, 2021.
Minimum Exercise Price	Requires that stock options and stock appreciation rights must have an exercise price of no less than fair market value.
Minimum Vesting Requirements	Generally requires a minimum vesting period of three years for time-based awards and a minimum performance period of one year for performance-based awards.
Dividend Equivalents	Requires that any dividend equivalents paid on awards that have performance-based or service-based vesting conditions be subject to the same restrictions as the underlying shares, and prohibits dividend equivalents on stock options and stock appreciation rights.
Clawback Policy	Contemplates that awards will be subject to any compensation recovery, or “clawback,” policy in effect at the time.
No Repricing or Buyouts	Option and stock appreciation right repricing and cash buyouts are prohibited without explicit shareholder approval.
No Evergreen Features	Does not contain any evergreen features which would automatically provide for an increase in the shares available for grant.
No Liberal Share Recycling	Does not permit liberal share recycling of either full value awards or options or stock appreciation rights. In particular, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares we repurchase using option exercise proceeds, and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise may not be used again for new grants.
No Option Reloading	We do not grant reload options.
CHANGE IN CONTROL
No liberal Change-in-Control definition	Our change-in-control definition does not permit acceleration of equity awards unless an actual change- in-control occurs and the terms of the equity awards provide for such acceleration.
Double-Trigger Vesting of Options and Stock Appreciation Rights	The plan default is double-trigger stock option and stock appreciation right vesting.
Double-Trigger Pro Rata Vesting of Full Value Awards	The plan default is double-trigger pro-rata acceleration of restricted stock, restricted stock units and performance awards based on the number of months that have elapsed in the applicable restriction or performance period prior to the termination of employment following the change-in-control.
No Excise Tax Gross-ups	Excise tax gross-ups are not permitted on any equity award grants.

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SUMMARY OF THE PLAN

The principal features of the 2015 Restatement are summarized below. The summary is subject, in all respects, to the terms of the 2015 Restatement, which is attached as Appendix B to this proxy statement and is marked to show changes from the 2011 Plan.

Name of Plan; Effective Date. The plan will be named the “Amended and Restated Target Corporation 2011 Long-Term Incentive Plan.” The 2015 Restatement became effective March 11, 2015, subject to shareholder approval at the Annual Meeting.

Purpose. The purpose of the plan is to advance the performance and long-term growth of Target by offering long-term incentives to team members and directors of Target and our subsidiaries and to our advisors or consultants who the Compensation Committee determines will contribute to the our growth and performance for the benefit of shareholders. The plan is also intended to facilitate recruiting and retaining team members of outstanding ability.

Plan Administration. Our independent Compensation Committee (the “Committee”) will administer all aspects of the plan. The Committee is composed of persons who are both non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m). All of the members of the Committee also meet the director independence criteria established by the NYSE. The Committee has the authority to, among other things:

•	select participants to receive awards, determine the timing of awards, and determine the types of awards and number of shares covered by the awards;

•	establish the terms of awards, including the performance criteria and restrictions of the awards and whether the awards are settled in cash or shares;

•	administer outstanding awards, including approval of any amendment to an award; and

•	establish rules interpreting the plan.

The Committee may delegate its authority to a subcommittee of directors and/or, for purposes of determining and administering awards to persons who are not subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, our officers.

Eligibility. Any officer, employee, director, advisor or individual consultant of Target or any of its subsidiaries is eligible for any type of award, except for incentive stock options which can only be granted to employees of Target or its subsidiaries. We currently have over 347,000 employees and 10 non-employee directors. The selection of participants and the nature and size of grants and awards are within the discretion of the Committee, subject to the terms of the plan. Consequently, we cannot specifically identify those employees, directors or other participants to whom awards may be granted under the plan since no such determination has been made.

Types of Awards; Dividends and Dividend Equivalents. The plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and performance awards, which can include performance shares, performance share units and performance units. The plan permits dividends on restricted stock if determined by the Committee, provided that any dividends, other than regular quarterly cash dividends on service-based vesting restricted stock, must be subject to the same restrictions as the underlying shares. The plan also permits dividend equivalents on other full value awards if determined by the Committee, provided that any dividend equivalents on full value awards subject to performance-based or service-based conditions must be subject to the same restrictions as the underlying awards. The plan does not permit dividend equivalent on stock options or stock appreciation rights.

Authorized Shares; Individual Limits. The plan, as amended and restated, authorizes the issuance of 60,000,000 shares. As a result, as of April 13, 2015, an aggregate of 35,941,950 shares remained available for grant under the 2015 Restatement and an aggregate of 26,966,722 shares were subject to outstanding grants under our prior equity compensation plans, including the prior Long-Term Incentive Plan.

In determining the number of shares that remain available for grant, each stock option or stock appreciation right granted under the plan will reduce the number of shares available for grant by one share for every one share granted, and except as provided below, each award other than a stock option or stock appreciation right (referred to as a “full value award”) will reduce the number of shares available for grant by two shares for every one share granted. If two awards are granted in tandem, so that only awards of one type can be exercised, only the award that would result in the higher reduction of the number of shares available will be counted.

Any shares of common stock subject to an award under the plan, or to an award under the Prior Plan that is outstanding on the date the plan was originally adopted, that expires, is forfeited, or is settled or exchanged for cash or other property will, to the extent of such expiration, forfeiture, settlement or exchange, automatically again become available for issuance under the plan. Each share that again becomes available for issuance will be added back as (a) one share if the share was subject to an option or stock appreciation right granted under either the plan or the Prior Plan, or (b) as two shares if the share was subject to a full-value award under the plan or the Prior Plan. However, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares we repurchase using option exercise proceeds, and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise may not be used again for new grants.

Awards granted under the plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries will not reduce the number of shares of common stock authorized for

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issuance under the plan. Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the plan and will not reduce the shares authorized for issuance under the plan, but only if the shares are used for awards made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.

A participant who is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year cannot during any consecutive 36-month period be granted awards under the plan intended to qualify as performance-based compensation under Code Section 162(m) that could result in the individual receiving, earning or acquiring:

•	Stock options and stock appreciation rights, in the aggregate, for more than 4,000,000 shares of common stock;
•	Full value awards (e.g., stock-settled performance awards, restricted stock, restricted stock units, performance-based restricted stock units and performance share units) in the aggregate, for more than 2,000,000 shares of common stock; and
•	Cash-settled performance units with a value exceeding $15,000,000.

AWARD TERMS

Stock Options. The Committee may grant to participants options to purchase common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination of those types. The terms and conditions of stock option grants, including the number of shares, exercise price, vesting periods, and other conditions on exercise, will be determined by the Committee.

The per share exercise price for stock options will be determined by the Committee in its discretion, but may not be less than the fair market value of one share of our common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. On April 7, 2015, the fair market value of a share of common stock was $82.61 based on the closing sale price of our common stock on the NYSE on such date.

Stock options must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant, except where an employee terminates due to death and has one full year to exercise following his or her death.

At the Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, in shares of our common stock held by the participant, by withholding a number of shares otherwise deliverable upon exercise of the option, or in any manner acceptable to the Committee (including one or more forms of broker-assisted “cashless” exercise).

Stock Appreciation Rights. The Committee may grant to a participant an award of stock appreciation rights, which entitles the participant to receive, upon its exercise, a payment equal to (a) the excess of the fair market value of a share of common stock on the exercise date over the stock appreciation right exercise price, times (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. The payment upon exercise of a stock appreciation right may be in cash, shares of common stock, or any combination thereof, as approved by the Committee in its sole discretion.

The per share exercise price for a stock appreciation right will be determined by the Committee in its discretion, but may not be less than the fair market value of one share of our common stock on the date when the stock appreciation right is granted. Stock appreciation rights must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant, subject to the same exception as described above for stock options.

Restricted Stock and Restricted Stock Units. The Committee may award to a participant shares of common stock subject to specified restrictions. Shares of restricted stock are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified vesting period, subject to limited exceptions for certain termination events, and/ or the attainment of specified company performance objectives over a specified performance period.

The Committee also may award to a participant restricted stock units, each representing the right to receive in the future, in cash and/or shares of our common stock as determined by the Committee, the fair market value of a share of common stock subject to the achievement of one or more goals relating to the completion of a specified period of service by the participant and/or the achievement of specified performance or other objectives. The terms and conditions of restricted stock and restricted stock unit awards are determined by the Committee.

Performance Awards. The Committee may grant awards subject to performance-based vesting conditions and other restrictions, such as performance share units and performance-based restricted stock units. The performance award may be made in the form of a number of shares, a right to receive a number of shares or a cash amount. The performance award will typically set a goal payout amount and may provide for variable payout amounts based on performance above or below the performance threshold corresponding to the goal payout amount.

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For awards subject to performance-based vesting conditions the Committee establishes the performance goals on or before the date of grant of the award and within a reasonable period of time after the beginning of the performance period. The Committee also establishes the performance period (not less than one year) and the amount payable at various performance levels. At any time prior to payment, the Committee can adjust awards for the effect of unforeseen events that have a substantial effect on the performance goals and would otherwise make application of the performance goals unfair. However, the Committee may not increase the amount that would otherwise be payable under an award intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code.

The performance goals are set at the sole discretion of the Committee and may be based upon criteria including one or more of the following:

PERFORMANCE GOAL CRITERIA
•	Net sales	•	Comparable store sales
•	Total revenue	•	Gross margin rate
•	Selling, general and administrative expense rate	•	Earnings before interest, taxes, depreciation and amortization
•	Earnings before interest and taxes	•	Earnings before taxes
•	Net earnings	•	Earnings per share
•	Target Corporation share price	•	Total shareholder return
•	Return on equity	•	Return on sales
•	Return on assets	•	Return on invested capital
•	Cash flow return on investment	•	Economic value added
•	Profitability	•	Pre-tax return on invested capital
•	Credit card spread to LIBOR	•	Operating cash flow
•	Free cash flow	•	Working capital
•	Interest coverage	•	Net debt to earnings before interest, taxes, depreciation, amortization and rent expense ratio
•	Debt leverage	•	Total net debt

The specific performance goals may be absolute in their terms, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, subsidiary or individual performance.

Changes in Capitalization and Fundamental Changes; Change-in-Control. In the event of a change in our capitalization that constitutes an equity restructuring, such as a stock split, the Committee will make adjustments to the number of authorized shares and the individual limitations set forth above, and the Committee may, but need not, make adjustments in the case of other changes. In the event of certain fundamental changes, such as a merger or sale of all or substantially all of our assets, the Committee may provide for assumption of outstanding awards by the successor entity or cash-out stock options and stock appreciation rights based on the consideration to be received by shareholders in the fundamental change transaction.

Unless otherwise provided in an award agreement, the plan provides for single-trigger acceleration of any awards that are not assumed or replaced in a change-in-control, and double-trigger acceleration if the awards are assumed or replaced. Double-trigger acceleration requires both a change-in-control and the participant’s employment terminating without “cause” or for “good reason”. For this purpose, “cause” is defined in any agreement with the participant or otherwise means the participant’s deliberate and serious disloyal or dishonest conduct in the course of employment that justifies and results in prompt discharge under our policies and practices. A termination is for “good reason” if the participant’s position, authority, duties or responsibilities are significantly diminished, the participant’s compensation, incentive opportunities or aggregate employee benefits are reduced, or if the participant is required to work at a place that is more than 40 miles from the participant’s principal work site prior to the change-in-control.

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Options and stock appreciation rights become exercisable if the termination occurs within two years of the change-in-control. Restricted stock, restricted stock units and performance awards have double-trigger pro-rata acceleration based on the number of months that have elapsed in the applicable restriction or performance period prior to the termination of employment following the change-in-control as a fraction of the number of months in the restriction or performance period. In the case of performance awards, the awards will assume a goal payout following a change-in-control, which will be subject to the proration. The 2015 Plan Restatement also contains a provision that ensures a participant does not receive fewer shares due to termination following a change-in-control than he or she would have received as a result of a similar termination absent a change-in-control.

Term. The plan has a 10-year term from the 2011 Plan’s original approval date that will expire on March 9, 2021 or any earlier termination of the plan by the Board or the distribution of all shares under the plan.

Amendment or Termination. The Board may terminate or amend the plan at any time, except that shareholder approval is required for any amendment that requires shareholder approval under the rules of the NYSE. Except as required by law, termination or amendment of the plan may not materially impair the rights of any participant without his or her consent. In addition, no “underwater” option or stock appreciation right may be repriced in any manner (except for anti-dilution adjustments) without shareholder approval.

Withholding. Distributions under the plan are subject to any required withholding taxes and other withholdings. The plan provides that we may require a participant to pay cash to cover required withholdings or pay part or all of the withholdings by having shares of common stock withheld or by tendering already owned shares of common stock having a market value equal to the required withholding.

FEDERAL INCOME TAX CONSEQUENCES

The following summary constitutes a brief overview of the principal U.S. Federal income tax consequences relating to awards that may be granted under the plan based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

Non-Qualified Stock Options. A participant will realize no taxable income at the time a non-qualified option is granted under the plan, but generally at the time such non-qualified option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. Upon a disposition of those shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of a non-qualified option.

Incentive Stock Options. A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option and we will not be entitled to any deduction in connection with that exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition”, see below), the excess of the fair market value of the shares over the option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the option price and the fair market value of such shares on the date of exercise of such option. Generally any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition,” we will be allowed a deduction for Federal income tax purposes in an amount equal to the compensation realized by such participant.

If the participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the optionee will be treated for tax purposes as having made a “disqualifying disposition” of such shares.

Exercise with Shares. An optionee who pays the purchase price upon exercise of an option, in whole or in part, by delivering already owned shares of our common stock will generally not recognize gain or loss on the shares surrendered at the time of such delivery, except under certain circumstances relating to incentive stock options. Rather, such gain or loss recognition will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.

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SARs. A grant of SARs has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value of the shares and cash received is generally taxable to the grantee as ordinary income, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock. A participant receiving restricted stock under the plan may be taxed in one of two ways: the participant (a) pays tax when the restrictions lapse, or (b) makes a special election to pay tax in the year the grant is made. At either time, the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until disposition of the stock.

Restricted Stock Units. In general, no taxable income is realized by a participant in the plan upon the grant of a restricted stock unit award. Such participant generally would include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Performance Shares. The participant will not realize income when a performance share is granted, but will realize ordinary income when shares and cash are transferred to the participant. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer and the cash received in lieu of shares. We will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares and cash to the participant.

Performance Units. In general, no taxable income is realized by a participant in the plan upon the grant of performance units. At the time of payment, such participant generally would include in ordinary income the dollar amount received with respect to the performance units and the fair market value of any shares of common stock delivered. We generally will be entitled to a tax deduction with respect to the amounts paid at the time that the participant recognizes ordinary income.

Section 162(m) Limit. The plan is intended to enable us to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m). Section 162(m) provides that, subject to certain exceptions, we may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

NEW PLAN BENEFITS

As described above, the Committee, in its discretion, will select the participants who receive awards and the size and types of those awards, if the plan is approved by shareholders. It is, therefore, not possible to predict the awards that will be made to particular individuals or groups under the plan. Performance shares awarded to the named executive officers in fiscal 2014 under the 2011 Plan are set forth in the Grants of Plan-Based Awards in Fiscal 2014 table. The value of restricted stock awarded to non-employee directors in fiscal 2014 under the 2011 Plan are set forth in the Director Compensation table.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED TARGET CORPORATION 2011 LONG-TERM INCENTIVE PLAN.

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ITEM FIVE	SHAREHOLDER PROPOSAL TO ADOPT A POLICY FOR AN INDEPENDENT CHAIRMAN

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who held more than $2,000 of shares of common stock on January 7, 2015, intends to submit the following resolution to shareholders for approval at the 2015 annual meeting (the language below in the “Resolution” and “Shareholder’s Supporting Statement” is reproduced without alteration):

RESOLUTION

Proposal 5 – Independent Board Chairman

RESOLVED: The shareholders request our Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it did not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

SHAREHOLDER’S SUPPORTING STATEMENT

When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

This topic is particularly important for Target since our Lead Director, James Johnson, is supposed to serve in a checks and balances role in regard to our new CEO/Chairman Brian Cornell. However, Mr. Clark [sic] had 19-years long-tenure  to compromise his independence and received our highest negatives votes – a whooping 36%.

Our clearly improvable corporate governance (as reported in 2014) is an added incentive to vote for this proposal:

GMI Ratings, an independent investment research firm, rated our board D. Seven of our 10 directors received 19% to 36% in negative votes in 2014. This included every member of our audit committee and half our executive pay committee.

Anne Mulcahy and Roxanne Austin were potentially over extended with 4 or 5 director seats each on public companies. Plus Ms. Mulcahy (36% in negative votes) and Ms. Austin (21% in negative votes) were assigned to our audit committee which is the most demanding committee assignment.

GMI said multiple related party transactions and other potential conflicts of interest involving our company’s board or senior managers should be reviewed in greater depth. Two shareholder actions were filed against Target directors and officers following a major data breach, alleging that they failed to ensure Target had adequate data security and that they made false and misleading statements and failed to take adequate steps to protect Target in the wake of the breach, April 2014.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Independent Board Chairman – Proposal 5

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors has considered this proposal and continues to believe that its adoption at this time is not in the best interests of Target or our shareholders. The Board believes that any decision to maintain a combined Chair/CEO role or to separate these roles should be based on the specific circumstances of a corporation, the independence and capabilities of its directors, and the leadership provided by its CEO. The Board does not believe that separating the roles of Chair and CEO should be mandated or that such a separation would, by itself, deliver additional benefit for shareholders. The Board prefers to maintain the flexibility to determine which leadership structure best serves the interests of Target based on the circumstances. The Board regularly reevaluates its Board leadership structure as part of the Board evaluation process described under “Board Evaluations” on page 18.

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The Board believes that its current leadership structure and governance practices allow it to provide effective, independent oversight of our company. Specifically:

•	Our Corporate Governance Guidelines require us to have a Lead Independent Director with significant responsibilities that are described in detail on pages 11-12 whenever the roles of Chair and CEO are combined, as they are currently.

•	Our Lead Independent Director is elected annually by the independent, non-management directors, and that position transitioned to Doug Baker in March 2015.

•	Independent directors meet frequently in executive sessions that are presided over by our Lead Independent Director with no members of management present. Independent directors use these executive sessions to discuss matters of concern as well as any matter they deem appropriate, including evaluation of the CEO and senior management, management succession planning, matters to be included on board agendas, board informational needs and board effectiveness.

•	The Chairpersons—and all members—of the Audit, Nominating & Governance, and Compensation Committees are independent directors. These Board committee chairpersons determine matters to be discussed and materials to be evaluated in the areas covered by their respective committee charters.

As explained under “Board Leadership Structure” on page 11 of this proxy statement, during the past year the Board supplemented its review of its leadership structure with the assistance of a third-party organizational consultant. The additional review was primarily driven by two events. First, the same shareholder submitted this proposal at our 2014 Annual Meeting and it received approximately 46% support of the shares voted. Second, we hired a new CEO. At the time the Board was engaged in its comprehensive CEO search, the Board made it clear that a decision of whether to combine the Chair and CEO roles would be candidate-specific. The Board concluded that Mr. Cornell’s 30 years of relevant experience, including his CEO and public company board experience, provide the proper leadership qualifications and sensitivity to the different roles of management and the Board. The Board worked directly with the third-party organizational consultant to review its leadership structure, organization and functioning in arriving at an optimal leadership structure. This review included discussion of the academic studies that compare an independent chair model with a combined chair/CEO model and the attributes necessary in a Lead Independent Director to foster strong independent leadership if the chair/CEO roles are combined.

The Board’s decision to offer Mr. Cornell both the Chairman and CEO positions is also expected to serve Target’s goals by allowing Mr. Cornell to coordinate the development, articulation and execution of a unified strategy at the Board and management levels. The Board has maintained its view that Target should have the flexibility to determine whether to combine or separate the roles of chair and CEO. Through shareholder engagement meetings following Mr. Cornell’s appointment, we concluded that, although shareholders expressed different views on their preferred leadership structure, there was no prevailing theme on a preferred structure for Target Corporation. The Board is committed to continuing to seek shareholder feedback on its approach as part of its ongoing shareholder outreach efforts, and will continue to reassess its approach to this issue on a regular basis.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE SHAREHOLDER PROPOSAL TO ADOPT A POLICY FOR AN INDEPENDENT CHAIRMAN.

ITEM SIX	SHAREHOLDER PROPOSAL TO ADOPT A POLICY PROHIBITING DISCRIMINATION “AGAINST” OR “FOR” PERSONS

Thomas Strobhar, 3183 Beaver Vu Drive, Ste. A, Beavercreek, Ohio 45434, who held more than $2,000 of shares of common stock on January 14, 2015, intends to submit the following resolution to shareholders for approval at the 2015 annual meeting (the language below in the “Resolution” and “Shareholder’s Supporting Statement” is reproduced without alteration):

RESOLUTION

The shareholders request the Board of Directors to institute the following policy:

There shall be no discrimination against or discrimination for persons based on race, religion, gender, or sexual orientation in hiring, vendor contracts or customer relations, except where required by law.

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SHAREHOLDER’S SUPPORTING STATEMENT

“The best way to stop discrimination on the basis of race, is to stop discriminating on the basis of race.”- John Roberts, Chief Justice of the Supreme Court of the United States

Our country was founded on the principal of equality. Thousands of Americans have given their “last full measure of devotion” for this principal. We dishonor them by continuing practices that are inherently discriminatory. We cannot discriminate “for” a particular group of persons, for whatever reason, without discriminating “against” another group. Let us resolve to commit our company to true equality.

POSITION OF THE BOARD OF DIRECTORS

This shareholder submitted this same proposal at the 2014 Annual Meeting and it received just over 3% support. The Board of Directors has reconsidered this proposal in light of that result and continues to believe its adoption at this time is not in the best interests of Target or our shareholders because we already have policies and practices that the Board believes and, based on last year’s voting results, our shareholders believe substantially address the proposal. Our existing equal opportunity policy provides that our employment practices will be implemented without regard to race, color, national origin, sex (including pregnancy), religious beliefs, age, disability, sexual orientation, gender identity or expression, citizenship status, military status, genetic information or any other basis protected by federal, state or local fair employment practice laws. In addition, our Standards of Vendor Engagement require our vendors to comply with local laws and seek to eliminate workplace discrimination based on race, gender, personal characteristics or beliefs.

Our policies and practices comply with and are permitted by law, but the proposal seeks to limit our policies and practices to only those required by law. The Board believes that arbitrarily limiting our legally permissible activities would put the company at a competitive disadvantage. In particular, the Board believes the proposal would interfere with our ability to tailor our employment, benefits and sourcing policies and to attract and retain a diverse workforce and vendor base.

At the heart of our company are the diverse backgrounds and perspectives of our more than 347,000 Target team members. The diversity of our team fosters a unique, inclusive culture that is collaborative, dynamic and guided by our shared commitment to delivering outstanding results. The market insight, community building and commitment of our African American, Asian American, Hispanic, LGBTA, Women’s and Military Business Councils help make Target a great place to work and inform business decisions that create a competitive advantage. Our Vice President of Diversity & Inclusion leads a team that works to integrate the Business Councils with our company-wide diversity strategy.

We also believe it is important that our stores and merchandise reflect the communities in which we operate. As a result, we actively recruit and engage diverse suppliers and business partners through meaningful participation in national and local organizations focused on diverse business development. In addition, we extend this commitment to our involvement in many innovative programs, partnerships and sponsorships that share our objective of fostering an inclusive culture. We care about the needs of the communities we serve, and embrace their diversity through our support. Information regarding our diversity programs is located at www.target.com/diversity.

We believe the Board and management are in the best position to determine the most effective approach to hiring, vendor contracts and customer relations, while complying with all applicable laws. For these reasons, we believe that adopting this proposal would not be in the best interests of Target or its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE SHAREHOLDER PROPOSAL TO ADOPT A POLICY PROHIBITING DISCRIMINATION “AGAINST” OR “FOR” PERSONS.

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QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND VOTING

1.	WHAT IS THE PURPOSE OF OUR ANNUAL MEETING?

Our Annual Meeting provides shareholders with the opportunity to act upon the items of business described in the accompanying Notice of 2015 Annual Meeting of Shareholders. In addition, the Annual Meeting serves as a forum where our management reports on Target’s performance during fiscal 2014 and responds to questions from shareholders.

2.	WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials for our 2015 Annual Meeting of Shareholders include the accompanying Notice of 2015 Annual Meeting of Shareholders, this proxy statement and our Annual Report on Form 10-K for the year ended January 31, 2015 (Annual Report). If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

3.	WHAT IS A PROXY AND WHAT IS A PROXY STATEMENT?

A proxy is your legal designation of another person to vote the shares you own. The person you designate is called a proxy or proxy holder. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Any proxy may be revoked at any time prior to completion of voting at the Annual Meeting by delivering either a proper written notice of revocation of your proxy or a later-dated proxy to our Corporate Secretary, 1000 Nicollet Mall, TPS-2670, Minneapolis, Minnesota 55403. We have designated three of our officers as proxies for the 2015 Annual Meeting of Shareowners—Brian C. Cornell, John J. Mulligan and Timothy R. Baer. A proxy statement is the document that contains the information the Securities and Exchange Commission (SEC) rules require us to provide when we ask you to sign a proxy designating individuals to vote on your behalf.

4.	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A REGISTERED SHAREHOLDER AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with Target’s transfer agent, Wells Fargo Shareowner Services, you are considered a registered shareholder with respect to those shares. If your shares are held through a broker, trustee, bank or other nominee, you are considered the “beneficial owner” of those shares.

5.	WHO MAY VOTE AND WHAT CONSTITUTES A QUORUM FOR THE ANNUAL MEETING?

Only registered shareholders or beneficial owners holding our outstanding shares at the close of business on the record date, April 13, 2015, are entitled to receive notice of the Annual Meeting and to vote. Target common stock is the only class of voting shares we have outstanding. Each share of common stock will have one vote for each director nominee and one vote on each item of business to be voted on. As of the record date, 639,121,710 shares of our common stock were outstanding.

We need a quorum to be able to hold the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

6.	HOW DO I VOTE?

Depending on how you hold your shares, you have up to three options for voting in advance:

•	Internet. If you are a registered shareholder or a beneficial owner holding shares through the Target 401(k) Plan you may vote through the Internet by going to the website identified on your proxy card or Notice of Internet Availability of Proxy Materials (Notice) entering the Control Number found on your proxy card or Notice and following the instructions on the website. If you are a beneficial owner holding shares outside of Target’s 401(k) Plan you may vote through the Internet if your broker, trustee, bank or nominee makes that method available by going to the website identified on your voter instruction form or Notice, entering the Control number found on the voter instruction form or Notice and following the instructions on that website. Internet voting is available 24 hours a day, seven days a week up to the deadline. The Internet voting deadline for shares held by a beneficial owner through the Target 401(k) Plan is 6:00 a.m. Eastern Daylight Time on June 8, 2015. For all registered shareholders or other beneficial owners, the deadline is 11:59 p.m. Eastern Daylight Time on June 9, 2015.

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•	Telephone. If you are a registered shareholder or a beneficial owner holding shares through the Target 401(k) Plan you may vote by touch-tone telephone by either calling the toll-free number identified on your proxy card or, after viewing the proxy materials on the website provided in your Notice, calling the toll-free number for telephone voting identified on the website, and following the recorded instructions during the call. If you are a beneficial owner holding shares outside of the Target 401(k) Plan you may vote by touch-tone telephone if your broker, trustee, bank or nominee makes that method available by either calling the toll-free number identified on your voter instruction form or, after viewing the proxy materials on the website provided in your Notice, calling the toll-free number for telephone voting identified on that website, and following the recorded instructions during the call. Telephone voting is available 24 hours a day, seven days a week up to the deadline. The telephone voting deadline for shares held by a beneficial owner through the Target 401(k) Plan is 6:00 a.m. Eastern Daylight Time on June 8, 2015. For all registered shareholders or other beneficial owners, the deadline is 11:59 p.m. Eastern Daylight Time on June 9, 2015.

•	Mail. If you are a registered shareholder or a beneficial owner holding shares through the Target 401(k) Plan you may vote by completing, properly signing and mailing a written proxy card. If you are a beneficial owner holding shares outside of the Target 401(k) Plan you may vote by completing, properly signing and mailing a written voter instruction form. If you did not receive a proxy card or voter instruction form by mail, you must request a written copy of the proxy materials, which will include a proxy card or voter instruction form, by visiting www.proxyvote.com, dialing 1-800-579-1639 or emailing sendmaterial@proxyvote.com. If requesting a written copy of the proxy materials, please be prepared to provide your control number, which can be found in your Notice. Those shareholders voting by mail should return their proxy card or voter instruction form promptly to ensure it is received before the date of the Annual Meeting or, for participants in the Target 401(k) Plan, by 6:00 a.m. Eastern Daylight Time on June 8, 2015.

In addition, you may vote in person at the Annual Meeting if you follow these procedures:

•	In Person. If you are a registered shareholder you may vote in person at the Annual Meeting, unless you have legally appointed another proxy to vote on your behalf and not revoked that appointed proxy. If you are a beneficial owner you may vote in person at the Annual Meeting if you have obtained a legal proxy from your broker, trustee, bank or nominee. Please note that if you are a beneficial owner and request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf. Registered shareholders and beneficial owners planning to attend the meeting and vote in person must follow the instructions provided in Question 12 “How can I attend the Annual Meeting?” on page 85.

7.	WHAT HAPPENS IF I DO NOT PROVIDE INSTRUCTIONS ON HOW TO VOTE OR IF OTHER MATTERS ARE PRESENTED FOR DETERMINATION AT THE ANNUAL MEETING?

If you are a registered shareholder and return your proxy card without instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

If you are a beneficial owner, you generally cannot vote your shares directly and must instead instruct your broker, trustee, bank or nominee how to vote your shares using the voting instruction form provided by that intermediary. If you do not provide voting instructions, whether your shares can be voted by your broker, bank or nominee depends on the type of item being considered.

•	Non-Discretionary Items. If you do not provide voting instructions for any of the non-discretionary items at the Annual Meeting, your broker, bank or nominee cannot vote your shares, resulting in a “broker non-vote.” All items of business other than Item 2 (Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm) are non-discretionary items. Shares constituting broker non-votes will be counted as present for the purpose of determining a quorum at the Annual Meeting, but generally are not counted or deemed to be present in person or by proxy for the purpose of voting on any of the non-discretionary items.

•	Discretionary Items. Even if you do not provide voting instructions, your broker, bank or nominee may vote in its discretion on Item 2 (Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm) because it is a discretionary item.

If you hold shares through a trust, whether your trustee can vote your shares if you do not provide voting instructions depends on the agreement governing the trust holding your shares. Voting for shares held in the Target 401(k) Plan is detailed in the following Question 8 “How will shares in the Target 401(k) Plan be voted?”.

As of the date of this proxy statement, we know of no matters that will be presented for determination at the Annual Meeting other than those referred to in this proxy statement. If any other matters properly come before the meeting calling for a vote of shareholders, proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

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8.	HOW WILL SHARES IN THE TARGET 401(K) PLAN BE VOTED?

This proxy statement is being used to solicit voting instructions from participants in the Target 401(k) Plan with respect to shares of our common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own other shares as a registered shareholder or beneficial owner, you will separately receive proxy materials to vote those other shares you hold outside of the Target 401(k) Plan. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting instruction form that you receive in connection with your shares held in the plan. If you do not give voting instructions, the trustee generally will vote the shares allocated to your personal account in proportion to the instructions actually received by the trustee from participants who give voting instructions.

9.	WHAT ITEMS ARE BEING VOTED UPON, HOW DOES THE BOARD RECOMMEND THAT I VOTE, AND WHAT ARE THE STANDARDS FOR DETERMINING WHETHER ANY ITEM HAS BEEN APPROVED?

EFFECT OF
	BOARD	VOTING APPROVAL	EFFECT OF	BROKER
ITEM OF BUSINESS	RECOMMENDATION	STANDARD	ABSTENTION	NON-VOTE
Item 1: Election of 10 Directors	FOR each Director Nominee	More votes “FOR” than “AGAINST”	No effect	No effect
Item 2: Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	FOR	Majority of shares present and entitled to vote(1)	Vote Against	Not applicable
Item 3: Advisory Approval of Executive Compensation	FOR	More votes “FOR” than “AGAINST”	No effect	No effect
Item 4: Approval of Target Corporation Amended & Restated 2011 Long-Term Incentive Plan	FOR	Majority of shares present and entitled to vote(1)	Vote Against	No effect(2)
Item 5: Shareholder Proposal to Adopt a Policy for an Independent Chairman	AGAINST	Majority of shares present and entitled to vote(1)	Vote Against	No effect(2)
Item 6: Shareholder Proposal to Adopt a Policy Prohibiting Discrimination “Against” or “For” Persons	AGAINST	Majority of shares present and entitled to vote(1)	Vote Against	No effect(2)

(1)	This amount must be at least a majority of the minimum number of shares entitled to vote that would constitute a quorum. “Shares present” includes shares represented in person or by proxy at the Annual Meeting.

(2)	If quorum cannot be established without including broker non-votes, then those broker non-votes required to establish a minimum quorum will have the same effect as votes “Against.”

10.	MAY I VOTE CONFIDENTIALLY?

Subject to the described exceptions, where the shareholder has requested confidentiality on the proxy card, our policy is to treat all proxies, ballots and voting tabulations of a shareholder confidentially.

If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (a) to meet applicable legal requirements, (b) to allow the independent election inspectors to count and certify the results of the vote, or (c) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the SEC. The independent election inspectors may at any time inform us whether or not a shareholder has voted.

11.	MAY I CHANGE MY VOTE?

Yes. Even after you have submitted your proxy, you may change your vote at any time by mailing a later-dated proxy card or by voting again via telephone or Internet before the applicable deadline—see the instructions under Question 6 “How do I vote?” on page 82. If you are a registered shareholder, you can also change your vote by attending the meeting in person and delivering a proper written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy.

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12.	HOW CAN I ATTEND THE ANNUAL MEETING?

Only registered shareholders or beneficial owners of common stock holding shares at the close of business on the record date (April 13, 2015), or their duly appointed proxies, may attend the Annual Meeting. If you plan to attend the meeting, you must:

•	Present a government-issued photo identification on the day of the Annual Meeting, such as a driver’s license, state-issued ID card, or passport, and

•	Establish proof of ownership using one of the following permitted methods:

ATTENDEE	PERMITTED PROOF OF OWNERSHIP
Registered	Any one of the following:
Shareholder	•	Registered Shareholder List. Your name will be verified against our list of registered shareholders as of the record date;
	•	Proxy Card. The proxy card that you received in the mail or, if you have already voted and returned your proxy card, the top part of the proxy card marked “Keep this Portion for Your Records”;
	•	Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials that you received in the mail containing a valid control number; or
	•	Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website and a valid control number.
Beneficial Owner	Any one of the following:
through the Target	•	Account Statement. Your account statement showing your share ownership as of the record date;
401(k) Plan	•	Proxy Card. The proxy card that you received in the mail or, if you have already voted and returned your proxy card, the top part of the proxy card marked “Keep this Portion for Your Records”;
	•	Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials that you received in the mail containing a valid control number;
	•	Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website and a valid control number;
	•	Legal Proxy. A valid legal proxy containing a valid control number or a letter from a registered shareholder naming you as proxy; or
	•	Letter from Intermediary. A letter from a broker, trustee, bank or nominee holding your shares confirming your ownership as of the record date.
Other Beneficial	Any one of the following:
Owner	•	Account Statement. Your account statement showing your share ownership as of the record date;
	•	Voting Instruction Form. The voting instruction form you received in the mail from your broker, trustee, bank or nominee holding your shares containing a valid control number;
	•	Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials that you received in the mail containing a valid control number;
	•	Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website and a valid control number;
	•	Legal Proxy. A valid legal proxy containing a valid control number or a letter from a registered shareholder naming you as proxy; or
	•	Letter from Intermediary. A letter from a broker, trustee, bank or nominee holding your shares confirming your ownership as of the record date.
Guest	•	You must be accompanied by a shareholder who pre-registered no later than June 5, 2015 by submitting a request to Target’s Investor Relations Department, providing proof of ownership and submitting your name as the shareholder’s guest. Only one guest is permitted per shareholder.

Any person who does not have identification and establish proof of ownership will not be admitted to the Annual Meeting.

We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the admission requirements. If you hold your shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both provide identification.

To expedite the admission process we strongly encourage all shareholders wishing to attend the Annual meeting to pre-register by submitting their attendance request and proof of ownership to Target’s Investor Relations Department by email at investorrelations@ target.com or by telephone at (800) 775-3110. Pre-registration requests will be processed in the order in which they are received and must be received no later than June 5, 2015. Shareholders who wish to bring a guest must complete the pre-registration process and submit the guest’s name to Target’s Investor Relations Department by that deadline. Only one guest is permitted per shareholder.

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13.	HOW WILL THE ANNUAL MEETING BE CONDUCTED?

Same-day registration and admittance will begin at 7:00 a.m. Pacific Daylight Time. We will have two separate lines, one for pre-registered attendees and one for same-day registering attendees. If you do not pre-register for the meeting, you should allow ample time for the same-day registration, as no attendees will be admitted after 8:10 a.m. Pacific Daylight Time. Both pre-registered attendees and same-day registering attendees must present their identification to be admitted to the Annual Meeting.

An Annual Meeting program containing rules of conduct for the Annual Meeting will be provided to meeting attendees. The use of cameras, video and audio recording devices and other electronic devices at the Annual Meeting is prohibited, and such devices will not be allowed in the Annual Meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while you may bring these phones into the venue, you may not use the camera function at any time.

14.	HOW MAY I ACCESS OR RECEIVE THE PROXY MATERIALS, OTHER PERIODIC FILINGS, KEY CORPORATE GOVERNANCE DOCUMENTS AND OTHER INFORMATION?

You can access our proxy statement and Annual Report, SEC filings, key corporate governance documents and other information in a number of different ways, free of charge:

METHODS OF ACCESS
	WEBSITE	ELECTRONIC DELIVERY	HARD COPY
Proxy Materials
Proxy Statement Annual Report	www.target.com/investors Register to receive email alerts by entering your email address under “Investor Email Alerts.”	Sign up at www.target.com/investors (hover over “company,” then click on “shareholder services” in the “investors” column and click on “Sign up for E-Delivery”)	Contact Investor Relations:
Email
investorrelations@target.com
Phone
(800) 775-3110
Mail
Target Corporation
Attn: Investor Relations
1000 Nicollet Mall
Minneapolis, Minnesota 55403
Online
www.target.com/investors
(hover over “company” then click on “shareholder services” in the “investors” column and click on “Request Materials”)
Other Information
Other Periodic Reports: • Forms 10-Q • Forms 8-K	www.target.com/investors Register to receive email alerts by entering your email address under “Investor Email Alerts.”	Contact Investor Relations: Email investorrelations@target.com	Contact Investor Relations: Email investorrelations@target.com Phone
Corporate Governance Documents: • Articles of Incorporation • Bylaws • Corporate Governance Guidelines • Board Committee Charters • Business Conduct Guide	www.target.com/investors (hover over “company,” then click on “corporate governance” in the “investors” column)		(800) 775-3110 Mail Target Corporation Attn: Investor Relations 1000 Nicollet Mall Minneapolis, Minnesota 55403
Corporate Responsibility Report	https://corporate.target.com/corporate- responsibility
(click on “2013 Corporate Responsibility Report”)

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15.	WHAT IS HOUSEHOLDING?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and other shareholders with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the annual report or proxy statement for your household, please contact our Investor Relations Department by email, phone or mail using the information in the “Hard Copy” column of Question 14.

If you participate in householding and would like to receive a separate copy of our 2014 annual report or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

16.	HOW ARE PROXIES BEING SOLICITED AND WHO PAYS THE RELATED EXPENSES?

Proxies are being solicited principally by mail, by telephone and through the Internet. In addition to sending you these materials, some of our directors and officers, as well as management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Target, postings on our website, www.target.com and print advertisements. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson Inc. to act as a proxy solicitor for a fee estimated to be $45,000, plus reimbursement of out-of-pocket expenses. We will pay the expenses in connection with our solicitation of proxies.

17.	HOW CAN I COMMUNICATE WITH TARGET’S BOARD OF DIRECTORS?

Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to Target Board of Directors, c/o Corporate Secretary, 1000 Nicollet Mall, TPS-2670, Minneapolis, Minnesota 55403 or may send an email to BoardOfDirectors@target.com, which is managed by the Corporate Secretary. The Corporate Secretary, in turn, has been instructed by the Board to forward all communications, except those that are clearly unrelated to Board or shareholder matters, to the relevant Board members.

18.	HOW DO I SUBMIT A PROPOSAL FOR ACTION AT THE 2016 ANNUAL MEETING OF SHAREHOLDERS?

Proposals by shareholders that are submitted for inclusion in our proxy statement for our 2016 Annual Meeting must follow the procedures provided in Rule 14a-8 under the Securities Exchange Act of 1934. To be timely under Rule 14a-8, they must be received by our Corporate Secretary by December 29, 2015. The contact information for our Corporate Secretary is Target Corporation, 1000 Nicollet Mall, Mail Stop TPS-2670, Minneapolis, Minnesota 55403.

If a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at an annual meeting of shareholders (other than director nominations), that shareholder must give advance written notice of such proposal to our Corporate Secretary, which notice must be received at least 90 days prior to the anniversary of the most recent annual meeting. For our 2016 Annual Meeting, notice must be received by March 12, 2016, and must comply with all applicable statutes and regulations, as well as certain other provisions contained in our bylaws, which generally require the shareholder to provide a brief description of the proposed business, reasons for proposing the business and certain information about the shareholder and the Target securities held by the shareholder.

Under our bylaws, if a shareholder plans to nominate a person as a director at an annual meeting, the shareholder is required to place the proposed director’s name in nomination by written request received by our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting. Shareholder-proposed nominations for our 2016 Annual Meeting must be received by March 12, 2016, and must comply with all applicable statutes and regulations, as well as certain other provisions contained in our bylaws, which generally require the shareholder to provide certain information about the proposed director, the shareholder and the Target securities held by the shareholder.

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APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

We report our financial results in conformity with U.S. generally accepted accounting principles (GAAP). We also use certain non-GAAP financial measures as part of our compensation program: (a) Adjusted EPS from Continuing Operations, (b) Incentive EBIT, and (c) a non-GAAP measure of EPS for PSUs. Our reconciliation of those non-GAAP financial measures to our GAAP measures is included in this Appendix. Our non-GAAP financial measures should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting the usefulness of the measure for comparisons with other companies.

ADJUSTED EPS FROM CONTINUING OPERATIONS

We used a non-GAAP Adjusted EPS from Continuing Operations reflecting operating results from our continuing operations, excluding the impact of the 2013 sale of our U.S. consumer credit card receivables portfolio, losses on early retirement of debt, net expenses related to the 2013 data breach and other matters presented in the following table. The most comparable GAAP measure is diluted earnings per share. Adjusted EPS from Continuing Operations is disclosed on page 35 of the proxy statement under “Performance Highlights.”

(PER SHARE AMOUNTS)	2010	2011	2012	2013	2014
GAAP diluted earnings per share	$4.00	$4.28	$4.52	$3.07	$(2.56)
GAAP diluted earnings per share from discontinued operations	—	(0.18)	(0.48)	(1.13)	(6.38)
GAAP diluted earnings per share from continuing operations	$4.00	$4.46	$5.00	$4.20	$3.83
Adjustments(a)
Loss on early retirement of debt	—	0.08	—	0.42	0.27
Data breach related costs, net of insurance receivable	—	—	—	0.02	0.15
Resolution of income tax matters	—	(0.12)	(0.09)	(0.03)	(0.06)
Gain on receivables transaction	—	—	(0.15)	(0.38)	—
Reduction of beneficial interest asset	—	—	—	0.09	0.05
Undeveloped land impairments	—	—	—	0.02	0.01
Card brand conversion costs	—	—	—	—	0.01
Health insurance incentive	—	—	—	0.02	—
Workforce reduction	—	—	—	0.02	—
Adjusted EPS from Continuing Operations	$4.00	$4.42	$4.76	$4.38	$4.27

Note: The sum of the adjustments may not equal the total adjustment amounts due to rounding.

(a)	For more information on the types of adjustments we make, see “Reconciliation of Non-GAAP Financial Measures to GAAP Measures” on page 21 of our annual report on Form 10-K for fiscal 2014.

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INCENTIVE EBIT

We used a non-GAAP Incentive EBIT metric that excludes incentive compensation expense and other matters presented in the following table. We believe excluding these items is useful for reflecting our core business operations and, in the case of excluding incentive compensation expense, to simplify the calculation of Incentive EBIT. The most comparable GAAP measure is Consolidated EBIT from Continuing Operations.

	2014
(MILLIONS)	THRESHOLD	GOAL
Consolidated GAAP EBIT from Continuing Operations	$4,370	$4,559
Adjustments
Incentive Compensation Expense(a)	211	263
Incentive EBIT	$4,581	$4,822

Note: The sum of the adjustments may not equal the total adjustment amounts due to rounding.

(a)	To simplify the calculation of Incentive EBIT, our Short-Term Incentive Program measures Incentive EBIT on a pre-incentive compensation expense basis.

(b)	At the time the 2014 threshold and goal amounts were determined, there was uncertainty surrounding the amount of any data breach expense, so actual Incentive EBIT results excluded all data breach related expenses. In addition, Canadian Segment EBIT included in actual Incentive EBIT results were intended to be translated to U.S. dollars using a fixed exchange rate and excluded foreign currency exchange gains and losses. Actual Incentive EBIT results were well below threshold, and we did not achieve our 162(m) threshold for fiscal 2014 required to earn a payout under our Short-Term Incentive Program.

NON-GAAP MEASURE OF EPS FOR PSUs

We used a non-GAAP measure of EPS for PSUs that excludes our discontinued Canadian operations and other matters presented in the following table from our (a) fiscal 2014 PSU awards granted in January 2015 covering 2015-2017, and (b) our fiscal 2011 PSUs granted in March 2012 covering 2012-2014. The most comparable GAAP measure is diluted earnings per share. At the time the PSUs were granted in March 2012, our Canadian Segment had yet to start its retail operations. The Compensation Committee believed that starting Canadian retail operations in the middle of the 2012-2014 performance period would result in both inflated EPS and market share results compared to the beginning of the period. In order to prevent payouts from being similarly inflated, the PSUs were designed to exclude the impacts of our Canadian Segment from Target’s GAAP EPS and market share results for the 2012-2014 PSUs. The design also excluded the impact of the sale of our U.S. consumer credit card receivables portfolio because it did not reflect our core operations.

(PER SHARE AMOUNTS)	2011	(a)	2014 (b)
GAAP diluted earnings per share	$4.28		$(2.56)
GAAP diluted earnings per share from discontinued operations(c)	(0.18)		(6.38)
GAAP diluted earnings per share from continuing operations	$4.46		$3.83
Adjustments
Reduction of beneficial interest asset	—		0.05
Non-GAAP EPS for PSUs	$4.46		$3.88

Note: The sum of the adjustments may not equal the total adjustment amounts due to rounding.

(a)	2011 is the baseline year for the fiscal 2011 PSU awards, which were forfeited because we did not achieve our 162(m) threshold for fiscal 2014 required to earn a payout for those awards. We include this reconciliation because we discuss on page 43 of the proxy statement what a payout would have been under the fiscal 2011 PSU awards if we had achieved our 162(m) threshold.

(b)	2014 is the final year of the fiscal 2011 PSU awards and the baseline year for the fiscal 2014 PSU awards.

(c)	Total Canadian losses consisting of Canadian Segment EBIT, interest expense and taxes allocated to the Canadian Segment based on income tax rates applicable to the operations of the segment for the period were intended to be excluded from Non-GAAP EPS for PSUs. With the decision to exit our Canadian operations, the exclusion of our Canadian losses is reflected in our GAAP diluted earnings per share from discontinued operations.

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APPENDIX B

AMENDED AND RESTATED TARGET CORPORATION 2011 LONG TERM INCENTIVE PLAN (Adopted on ~~March 9, 2011~~ 11, 2015)

1.	Purpose.

The purpose of the Plan is to advance the performance and long-term growth of the Company by offering long-term incentives to directors and employees of the Company and its Subsidiaries and such other Participants who the Committee determines will contribute to such performance and growth inuring to the benefit of the shareholders of the Company. This Plan is also intended to facilitate recruiting and retaining personnel of outstanding ability.

2.	Definitions.

In this Plan, the following definitions will apply.

(a)	“Agreement” means the written or electronic agreement containing the terms and conditions applicable to each Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

(b)	“Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Awards.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Subsidiary, or in the absence of any such then-effective agreement or definition, a Participant’s deliberate and serious disloyal or dishonest conduct in the course of employment that justifies and results in prompt discharge for specific cause under the established policies and practices of the Company or one of its Subsidiaries. Examples of such deliberate and serious disloyal or dishonest conduct would include material unlawful conduct, material and conscious falsification or unauthorized disclosure of important records, embezzlement or unauthorized conversion of property, serious violation of conflict of interest or vender relations policies, and misuse or disclosure of significant trade secrets or other information likely to be of use to the detriment of the Company or its interests.

(e)	“Change in Control” means, unless otherwise provided in an Agreement, one of the following:

(1)	Individuals who are Continuing Directors cease for any reason to constitute 50% or more of the directors of the Company; or

(2)	30% or more of the outstanding voting power of the Voting Stock of the Company is acquired or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by any Person, other than an entity resulting from a Business Combination in which clauses (x) and (y) of Section 2(e)(3) apply; or

(3)	the consummation of a merger or consolidation of the Company with or into another entity, a statutory share exchange, a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets or a similar business combination (each, a “Business Combination”), in each case unless, immediately following such Business Combination, (x) all or substantially all of the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of the Company’s Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s Voting Stock immediately prior to such Business Combination, and (y) no Person beneficially owns, directly or indirectly, 30% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity); or

(4)	approval by the shareholders of a definitive agreement or plan to liquidate or dissolve the Company.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then, solely for purposes of applying such change in the time or form of payment provision, a Change in Control shall be deemed to have occurred upon an event described in Section 2(e) only if the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(f)	“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

(g)	“Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the New York Stock Exchange, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).

(h)	“Company” means Target Corporation, a Minnesota corporation, or any successor thereto.

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(i)	“Continuing Director” means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who becomes a director of the Company after the effective date hereof and whose initial appointment, or nomination for election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors; provided, however, that any individual whose initial assumption of office occurs as a result of either an actual or threatened contested election by any Person (other than the Board of Directors) seeking the election of such nominee in which the number of nominees exceeds the number of directors to be elected shall not be a Continuing Director.

(j)	“Disability” means, unless provided otherwise in an Agreement, total and permanent disability.

(k)	“Employee” means an employee of the Company or a Subsidiary.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, and the regulations promulgated thereunder.

(m)	“Fair Market Value” of a Share:

(1)	Solely for purposes of determining the exercise price of an Option or Stock Appreciation Right, “Fair Market Value” of a Share on any date is the Volume Weighted Average Price for such Share as reported for such stock by Bloomberg L.P. on such date, or in the absence of such report the Volume Weighted Average Price for such stock as reported for such stock by the New York Stock Exchange on such date or, if no sale has been recorded by Bloomberg L.P. or the New York Stock Exchange on such date, then on the last preceding date on which any such sale shall have been made in the order of primacy indicated above; or

(2)	For all other purposes of the Plan except Section 11(c)(2)~~(ii)~~, “Fair Market Value” of a Share shall be the amount determined by the Company using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

(n)	“Full Value Award” means an Award other than an Option or Stock Appreciation Right.

(o)	“Fundamental Change” means a (i) consummation of a merger or consolidation of the Company with or into another entity, regardless of whether the Company is the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, (iii) a statutory share exchange involving the capital stock of the Company, or (iv) a dissolution or liquidation of the Company.

(p)	“Good Reason” means, for purposes of Section 11(b), any material diminution of the Participant’s position, authority, duties or responsibilities (including the assignment of duties materially inconsistent with the Participant’s position or a material increase in the time Participant is required by the Company or its successor to travel), any reduction in salary or in the Participant’s aggregate bonus and incentive opportunities, any material reduction in the aggregate value of the Participant’s employee benefits (including retirement, welfare and fringe benefits), or relocation to a principal work site that is more than 40 miles from the Participant’s principal work site immediately prior to the Change in Control.

~~(p)~~(q)	“Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

~~(q)~~(r)	“Non-Employee Director” means a member of the Board who is not an Employee.

~~(r)~~(s)	“Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

~~(s)~~(t)	“Participant” means a Service Provider to whom an Award is or has been made in accordance with the Plan.

~~(t)~~(u)	“Performance Award” means a right to receive cash and/or Shares as determined by the Committee, subject to satisfying certain performance-based vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement, which Award may be in the form of a number of shares (“Performance Shares”), a right to receive a number of Shares (“Performance Share Units”) or a cash amount (“Performance Units”), based in all cases on the extent to which the applicable performance-based vesting conditions are achieved. The Performance Award will typically set a nominal payout amount (which the Company refers to as the 100% payout), and such Award may provide for further variable payout amounts based on performance above or below the performance threshold corresponding to the nominal payout amount.

~~(u)~~(v)	“Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Section 162(m)(3) of the Code) and that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

~~(v)~~(w)	“Person”, as used in Sections 2(e) and 2(i), means any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any affiliate or associate (as defined in Rule 14a-1(a) of the Exchange Act) of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of any capital stock of the Company.

~~(w)~~(x)	“Plan” means this 2011 Target Corporation Long Term Incentive Plan, as amended and in effect from time to time.

~~(x)~~(y)	“Prior Plan” means the Target Corporation Long-Term Incentive Plan (as amended and restated on May 28, 2009), as may be amended from time to time.

~~(y)~~(z)	“Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

~~(z)~~(aa)	“Service” means the provision of services by a Participant to the Company or any Subsidiary in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of actively providing services or upon the entity for which the Service Provider provides services ceasing to be a Subsidiary. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence or (ii) transfers among the Company and any Subsidiaries in the same Service Provider capacity; however, a termination shall occur if the relationship the Participant had with the Company or a Subsidiary at the Grant Date terminates, even if the Participant continues in another relationship with the Company or a Subsidiary.

~~(aa)~~(bb)	“Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Subsidiary.

~~(bb)~~(cc)	“Share” means a share of Stock.

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~~(cc)~~(dd)	“Stock” means the common stock, $0.833 par value, of the Company.

~~(dd)~~(ee)	“Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

~~(ee)~~(ff)	“Restricted Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

~~(ff)~~(gg)	“Subsidiary” means any corporation or other entity (other than the Company) in an unbroken chain of corporations or entities beginning with the Company, in which each of the corporations or entities other than the last corporation or other entity in the unbroken chain owns stock or other voting securities possessing fifty percent or more of the total combined voting power in one of the other corporations or entities in such chain as determined at the point in time when reference is made to such “Subsidiary” in this Plan.

~~(gg)~~(hh)	“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

~~(hh)~~(ii)	“Voting Stock” means all then-outstanding capital stock of the Company entitled to vote generally in the election of directors of the Company.

3.	Administration of the Plan.

(a)	Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b)	Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1)	determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2)	cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 14(d) and 14(e);

(3)	establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan; and

(4)	taking such actions as are described in Section 3(c) with respect to Awards to foreign Service Providers.

(c)	Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company or a Subsidiary to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. The Committee may also modify the terms and conditions of such an Award to comply with applicable foreign laws or listing requirements, subject to compliance with the other provisions of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d)	Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(g). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e)	Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

4.	Shares Available Under the Plan.

(a)	Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 11(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be ~~40,000,000~~ 60,000,000. After the effective date of the Plan, no additional awards may be granted under the Prior Plan. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1)	Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one Share for every one Share granted.

(2)	Shares that are subject to Full Value Awards shall be counted against the share reserve as two Shares for every one Share granted.

(3)	Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.

(4)	Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

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(5)	Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any thirty-six month period.

(b)	Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the total number of Shares available for grant under Section 4(a) shall be correspondingly increased as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or increase the number of Shares available for grant under Section 4(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an option issued under this Plan or the Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or a Prior Plan Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of an option issued under this Plan or the Prior Plan, and (iv) Shares subject to a Stock Appreciation Right issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that Stock Appreciation Right upon its exercise.

(c)	Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4(b) shall increase the total number of Shares available for grant under Section 4(a) by (i) one Share if such Share was subject to an Option or Stock Appreciation Right under the Plan or a stock option or stock appreciation right under the Prior Plan, and (ii) two Shares if such Share was subject to a Full Value Award under the Plan or an award other than a stock option or stock appreciation right under the Prior Plan.

(d)	Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(e)	No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, pay cash in lieu of any fractional Share in settlement of an Award.

5.	General Terms of Awards.

(a)	Award Agreement. Each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b)	Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date, provided that an Agreement may provide that the Award may continue for up to one year following termination of employment due to death), and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions as it may determine, subject to the following limitations:

(1)	A Full Value Award that vests ~~solely~~ as the result of the passage of time and continued Service by the Participant shall be subject to a vesting period of not less than three years from the applicable Grant Date (but permitting pro rata vesting over such vesting period); and

(2)	A Full Value Award whose vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year.

The minimum vesting periods specified in clauses (1) and (2) above will not, however, apply: (i) to Awards made in payment of or exchange for other earned compensation (including performance-based Awards); (ii) upon a Change in Control; (iii) to termination of Service due to death, Disability or retirement; (iv) to a Substitute Award that does not reduce the vesting period of the award being replaced; (v) Awards made to Non-Employee Directors as part of their retainer; and (vi) Awards involving an aggregate number of Shares not in excess of 5% of the number of Shares available for Awards under Section 4(a).

(c)	Transferability. Except as provided in this Section 5(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 5(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d)	Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant’s death. Any such designation shall be on a written or electronic form approved by the Committee and shall be effective upon its receipt by the Company or an agent selected by the Company.

(e)	Termination of Service. Unless otherwise provided in an Agreement, and subject to Section 11 of this Plan, if a Participant’s Service with the Company and all of its Subsidiaries terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):

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(1)	Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2)	Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3)	Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of 90 days (210 days if Participant would be subject to the provisions of Rule 16b of the Exchange Act on the date of termination) after the date of such termination. However, if a Participant thereafter dies during such 90-day (or 210-day) period, the vested and exercisable portions of the Options and SARs may be exercised for a period of one year after the date of such termination, but in no event later than the stated expiration date of the Option or SAR.

(4)	Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of one year after the date of such termination, which may, if so provided in an Agreement, extend beyond the stated expiration date of the Option or SAR.

(f)	Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g)	Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance that must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 16 of this Plan. Except as provided in Section 16 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance measures upon the occurrence of certain events, which may include a Change of Control, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, or the Participant’s death or Disability.

(h)	Dividends and Dividend Equivalents. Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular quarterly cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions. In its discretion, the Committee may provide in an Award Agreement for ~~a Restricted Stock Unit~~ any Full Value Award that the Participant will be entitled to receive dividend equivalents on the ~~units~~ Shares subject to the Award based on dividends actually declared on outstanding Shares, provided that any dividend equivalents on a ~~Restricted Stock Unit~~ Full Value Award that is subject to service-based or performance-based vesting conditions shall be subject to the same vesting conditions as, and any payment thereof shall occur to the same extent as, the Shares underlying such Full Value Award. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. The Committee may, in its discretion, provide in Award Agreements for restrictions on dividends and dividend equivalents in addition to those specified in this Section 5(h).

6.	Stock Option Awards.

(a)	Type and Exercise Price. The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards.

(b)	Payment of Exercise Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash in U.S. dollars or check denominated in U.S. dollars or in such other manner as the Committee may permit, which may include by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)	Exercisability and Expiration. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration, which shall be set in a manner consistent with Section 5(b). When an Option is no longer exercisable, it shall be deemed to have terminated.

(d)	Incentive Stock Options.

(1)	An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Subsidiaries) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Qualified Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a).

(2)	No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

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(3)	For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(4)	If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.

(5)	The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

7.	Stock Appreciation Rights.

(a)	Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified exercise price that shall not be less than the Fair Market Value of such Shares on the Grant Date of the Stock Appreciation Right, except in the case of Substitute Awards.

(b)	Exercise of SAR. Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration, which shall be set in a manner consistent with Section 5(b). When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

8.	Restricted Stock Awards.

(a)	Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time (the “restriction period”) as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Subsidiary as a condition precedent to the grant of a Restricted Stock Award.

(b)	Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 17(c).

(c)	Rights of a Shareholder. Except as otherwise provided in this Plan, including Section 5(h), and the applicable Agreement, a Participant with a Restricted Stock Award shall have all the other rights of a shareholder, including the right to receive dividends and the right to vote the Shares of Restricted Stock.

9.	Restricted Stock Unit Awards.

(a)	Vesting and Consideration. A Restricted Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such restriction period as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Subsidiary as a condition precedent to the settlement of a Restricted Stock Unit Award.

(b)	Payment of Award. Following the vesting of a Restricted Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Restricted Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions necessary to avoid adverse tax consequences specified in Code Section 409A.

10.	Performance Awards.

(a)	Vesting and Consideration. A Performance Award shall be subject to performance-based vesting conditions and other restrictions, based on such factors and occurring over such period of time (the “performance period”) as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Subsidiary as a condition precedent to the settlement of a Performance Award.

(b)	Payment of Award. Following the vesting of a Performance Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock or Restricted Stock Units under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Performance Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions necessary to avoid adverse tax consequences specified in Code Section 409A.

11.	Changes in Capitalization; Change in Control; Fundamental Change; Reduction in Awards.

(a)	Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 – Stock Compensation) other than: (1) any distribution of securities or other property by the Company to shareholders in a spin-off or split-up that does not qualify as a tax-free spin-off or split-up under Section 355 of the Code (or any successor provision of the Code); or (2) any cash dividend (including extraordinary cash dividends),

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appropriate adjustments in the number of Shares available for grant, in the maximum Award limitations under the Plan, and in any outstanding Awards, including adjustments in the size of the Award and in the exercise price per share of Options and Stock Appreciation Rights, shall be made by the Committee to give effect to such equity restructuring to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. No such adjustment shall be required to reflect the events described in clauses (1) and (2) above, or any other change in capitalization that does not constitute an equity restructuring, however such adjustment may be made: (x) if necessary to comply with Code Section 409A, the adjustment qualifies as a substitution or assumption under Treasury Regulation Section ~~1.424-1~~ 1.409A-1(b)(5)(v)(D); and (y) the Committee affirmatively determines, in its discretion, that such an adjustment is appropriate.

(b)	Change in Control. Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control. Nothing in this Section 11(b) shall limit the provisions of Section 11(c)~~.~~:

(1)	~~Options and Stock Appreciation Rights~~ Assumption or Replacement. If the Company is the surviving entity and ~~any adjustments~~ an outstanding Award is not adjusted as necessary to preserve the intrinsic value of the ~~Participant’s outstanding Options and Stock Appreciation Rights have been made, or~~ Award or if the Company’s successor ~~at the time of the Change in Control~~ does not irrevocably assume~~s~~ the Company’s obligations under this Plan or replace~~s~~ the ~~Participant’s~~ outstanding ~~Options and Stock Appreciation Rights with stock options and stock appreciation rights~~ Awards with Awards having substantially the same intrinsic value and having terms and conditions no less favorable to the Participant than those applicable to the ~~Participant’s Options and Stock Appreciation Rights~~ Awards immediately prior to the Change in Control ~~(collectively, an “Equitable Assumption or Replacement”), then such Awards or their replacement awards~~ then, without any action by the Committee or the Board, each such outstanding Award granted under the Plan shall become immediately vested and, if applicable, exercisable, in full.

(2)	Options and Stock Appreciation Rights. In the event of a Change in Control in which the Participant’s outstanding Options and Stock Appreciation Rights granted under the Plan are assumed or replaced as provided in Section 11(b) (1) above, such Options and Stock Appreciation Rights shall become immediately exercisable in full ~~only~~ if, within two years after the Change in Control, the Participant’s employment:

(x)	is terminated by the Company or a Subsidiary without Cause;

(y)	~~terminates with “Good Reason”, which for purposes of this Section 11(b) shall mean any material diminution of the Participant’s position, authority, duties or responsibilities (including the assignment of duties materially inconsistent with the Participant’s position or a material increase in the time Participant is required by the Company or its successor to travel), any reduction in salary or in the Participant’s aggregate bonus and incentive opportunities, any material reduction in the aggregate value of the Participant’s employee benefits (including retirement, welfare and fringe benefits), or relocation to a principal work site that is more than 40 miles from the Participant’s principal work site immediately prior to the Change in Control; or~~ is terminated by the Participant for Good Reason; or

(z)	terminates under circumstances that entitle the Participant to accelerated exercisability under any individual employment agreement between the Participant and the Company, a Subsidiary, or any successor thereof.

~~If there is no Equitable Assumption or Replacement, then without any action by the Committee or the Board, each outstanding Option and Stock Appreciation Right granted under the Plan that has not been previously exercised or otherwise lapsed and terminated shall become immediately exercisable in full; provided, however, that the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that a cash payment shall be made promptly following the Change in Control in lieu of all or any portion of the outstanding Options and Stock Appreciation Rights granted under this Plan. The amount payable with respect to each share of Common Stock subject to an affected Option and each affected Stock Appreciation Right shall equal the excess of the Fair Market Value of a share of Common Stock immediately prior to such Change in Control over the exercise price of such Option or Stock Appreciation Right. After such a determination by the Committee, each Option and Stock Appreciation Right, with respect to which a cash payment is to be made shall terminate, and the Participant shall have no further rights thereunder except the right to receive such cash payment.~~

~~(2)~~(3)	Restricted Stock and Restricted Stock Units. In the event of a Change in Control~~, restrictions on a fraction of each~~ in which the Participant’s outstanding Restricted Stock and Restricted Stock Units granted under the Plan ~~will lapse~~ are assumed or replaced as provided in Section 11(b)(1) above, a fraction of such outstanding Restricted Stock and Restricted Stock Units granted under the Plan will vest (and any restrictions on that fraction of such Awards shall lapse) and the remainder of the Awards will terminate~~.~~ if, within two years after the Change in Control and during the vesting period of the Restricted Stock and Restricted Stock Units, the Participant’s employment:

(x)	is terminated by the Company or a Subsidiary without Cause; or

(y)	is terminated by the Participant for Good Reason.

The numerator of such fraction with respect to an Award shall be the number of months that have elapsed between the beginning of the vesting period (or, if applicable, the date on which the last tranche of Shares or units subject to the Award vested in the applicable ~~restriction~~ vesting period) prior to the termination of employment after the Change in Control and the denominator shall be the number of months in such ~~restriction~~ vesting period (or, if applicable, the portion of the vesting period between the date on which the last tranche of Shares or units subject to the Award vested and the date on which the next tranche of Shares or units will vest). If the Participant’s employment terminates after a Change in Control and during the vesting period under circumstances that entitle the Participant to accelerated vesting of Restricted Stock or Restricted Stock Units, as applicable, under any agreement between the Participant and the Company involving a number of Shares or units greater than the number determined under this Section 11(b)(3), the amount to be accelerated shall be such greater amount. Distribution of any Shares not previously distributed shall be made ~~within ten days after the Change in Control or later if so~~ in accordance with the timing provided in the applicable Agreement or a related deferral election.

~~(3)~~(4)	Performance Awards. In the event of a Change in Control, the ~~performance period shall be deemed to have ended and a pro rata portion of all~~ number of Shares or units subject to each of the Participant’s outstanding Performance Awards granted under the Plan ~~shall be deemed to have been earned~~

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that may vest shall be deemed to be equal to the goal payout of such Performance Award and the remainder of the Award will terminate~~. Specifically, the pro rata amount earned shall be determined by multiplying 100% of each Performance Award by a fraction, the numerator of which~~, regardless of whether the Participant’s outstanding Performance Awards are assumed or replaced as provided in Section 11(b)(1) above. In the event of a Change in Control in which the Participant’s outstanding Performance Awards granted under the Plan are assumed or replaced as provided in Section 11(b)(1) above, such outstanding Performance Awards will continue to be subject to any continuing service requirements of the Awards. However, a fraction of such outstanding Performance Awards granted under the Plan will vest (and any restrictions on that fraction of such Awards shall lapse) and the remainder of the Awards will terminate if, within two years after the Change in Control and during the continuing service period of the Performance Awards, the Participant’s employment:

(x)	is terminated by the Company or any Subsidiary without Cause; or

(y)	terminated by the Participant for Good Reason.

The numerator of such fraction with respect to a Performance Award shall be the number of months that have elapsed between the beginning of the original performance period (or, if applicable, the date on which the last tranche of Shares or units subject to the Award vested in the applicable performance period) prior to the termination of employment after the Change in Control and the denominator ~~of which~~ shall be the ~~total~~ number of months in ~~the~~ such original performance period~~.~~ (or, if applicable, the portion of the performance period between the date on which the last tranche of Shares or units subject to the Award vested and the date on which the next tranche of Shares or units will vest). If the Participant’s employment terminates after a Change in Control and during the original performance period under circumstances that entitle the Participant to accelerated vesting of the Performance Awards under any agreement between the Participant and the Company involving a number of Shares or units greater than the number determined under this Section 11(b)(4), the amount to be accelerated shall be such greater amount. Distribution of any Shares not previously distributed and any amount deemed earned shall be made ~~within ten days after the Change in Control or later if so~~ in accordance with the timing provided in the applicable ~~Award agreement~~ Agreement or a related deferral election.

(c)	Fundamental Change. In the case of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

(1)	with respect to a Fundamental Change that involves a merger, consolidation or statutory share exchange, make appropriate provision for the protection of each outstanding Award granted thereunder by the substitution on an equitable basis of appropriate awards and voting stock of the surviving corporation or, if appropriate, the “parent corporation” (as defined in Code Section 424(e) or any successor provision) of such surviving corporation, in lieu of the Awards and Shares, subject to compliance with Treasury Regulation Section 1.409A-1(b)(5)(v)(D), to the extent applicable; or

(2)	with respect to any Fundamental Change, declare, prior to the occurrence of the Fundamental Change, and provide written notice to (x) the holders of all outstanding Options and Stock Appreciation Rights of the declaration, that the outstanding Options and Stock Appreciation Rights shall accelerate and become exercisable in full and that all such Options and Stock Appreciation Rights, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in such notice or they will terminate~~. In connection with any declaration~~ and (y) the holders of all outstanding Full Value Awards that such Full Value Awards shall fully vest immediately prior to the effective time of the Fundamental Change. In lieu of any notice of acceleration pursuant to this Section 11(c)(2)~~, the Committee~~ and, with respect to Awards subject to Code Section 409A, only if and to the extent such cancellation and liquidation is permitted under Code Section 409A, the Committee may provide notice of the cancellation of any outstanding Award and shall provide for a cash payment (or, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, singly or in such combination as the Committee shall determine, that the Participant would have received as a result of the Fundamental Change if the holder of ~~the~~ an Option or Stock Appreciation Right had exercised the Option or Stock Appreciation Right immediately prior to the Fundamental Change~~) to each holder of an Option or Stock Appreciation Right~~ or if the holder of a Full Value Award had held the number of shares subject to the Full Value Award at the time of the Fundamental Change, for which purpose, the number of shares subject to a Performance Award shall be deemed to be the number of shares or units that would vest at goal payout) to each holder of an Award that is terminated in an amount equal to~~,~~: (i) for each Share covered by a canceled Option ~~or Stock Appreciation Right, (i) in case of an Option~~, the amount, if any, by which the Proceeds Per Share (as defined below) exceeds the exercise price per share covered by such Option ~~or~~, (ii) for each Stock Appreciation Right, the amount determined pursuant to Section 7(a), except that solely for purposes of this Section 11(c)(2)(ii), the Fair Market Value of a Share as of the date of exercise of the Stock Appreciation Right shall be deemed to be the Proceeds Per Share, or (iii) for each Share covered by a Full Value Award, the Proceeds Per Share. In the event of a declaration pursuant to this Section 11(c)(2), each Option and Stock Appreciation Right, to the extent that it has not been exercised prior to the Fundamental Change, shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, the holder of ~~each Option or Stock Appreciation Right~~ an Award shall not be entitled to the payment provided for in this Section 11(c)(2) if the ~~Option or Stock Appreciation Right~~ Award shall have expired or been forfeited. For purposes of this Section 11(c)(2), the “Proceeds Per Share” shall mean the fair market value, as determined in good faith by the Committee, of the consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change. ~~Nothing in this Section 11(c) shall limit the provisions of Section 11(b).~~

(d)	Reduction in Awards.

(1)	When Applicable. Anything in this Plan to the contrary notwithstanding, the provisions of this Section 11(d) shall apply to a Participant if an independent auditor selected by the Committee (the “Auditor”) determines that each of (x) and (y) below are applicable.

(x)	Payments or distributions hereunder, determined without application of this Section 11(d), either alone or together with other payments in the nature of compensation to the Participant which are contingent on a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or otherwise (but after any elimination or reduction of such payments

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under the terms of the Company’s Officer Income Continuance Policy Statement, as amended), would result in any portion of the payments hereunder being subject to an excise tax on excess parachute payments imposed under Section 4999 of the Code.

(y)	The excise tax imposed on the Participant under Section 4999 of the Code on excess parachute payments, from whatever source, would result in a lesser net aggregate present value of payments and distributions to the Participant (after subtraction of the excise tax) than if payments and distributions to the Participant were reduced to the maximum amount that could be made without incurring the excise tax.

(2)	Reduced Amount. Under this Section 11(d) the payments and distributions under this Plan shall be reduced (but not below zero) so that the present value of such payments and distributions shall equal the Reduced Amount. The “Reduced Amount” (which may be zero) shall be an amount expressed in present value which maximizes the aggregate present value of payments and distributions under this Plan which can be made without causing any such payment to be subject to the excise tax under Section 4999 of the Code. The determinations and reductions under this Section 11(d)(2) shall be made after eliminations or reductions, if any, have been made under the Company’s Officer Income Continuance Policy Statement, as amended.

(3)	Procedure. If the Auditor determines that this Section 11(d) is applicable to a Participant, it shall so advise the Committee in writing. The Committee shall then promptly give the Participant notice to that effect together with a copy of the detailed calculation supporting such determination which shall include a statement of the Reduced Amount. Such notice shall also include a description of which and how much of the Awards shall be eliminated or reduced (as long as their aggregate present value equals the Reduced Amount). For purposes of this Section 11(d), Awards shall be reduced in the following order: (1) Options with an exercise price above the then Fair Market Value of a share of Common Stock that have a positive value for purposes of Section 280G of the Code, as determined under applicable IRS guidance; (2) pro rata among Awards that constitute deferred compensation subject to Code Section 409A; and (3) if a further reduction is necessary to reach the Reduced Amount, among the Awards that are not subject to Code Section 409A. Present value shall be determined in accordance with Code Section 280G. All the foregoing determinations made by the Auditor under this Section 11(d) shall be made as promptly as practicable after it is determined that excess parachute payments (as defined in Section 280G of the Code) will be made to the Participant if an elimination or reduction is not made. As promptly as practicable, the Company shall provide to or for the benefit of the Participant such amounts and shares as are then due to the Participant under this Plan and shall promptly provide to or for the benefit of the Participant in the future such amounts and shares as become due to the Participant under this Plan.

(4)	Corrections. As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Auditor hereunder, it is possible that payments or distributions under this Plan will have been made which should not have been made (“Overpayment”) or that additional payments or distributions which will have not been made could have been made (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Auditor, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditor believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant which the Participant shall repay together with interest at the applicable Federal rate provided for in Section 7872(f) (2) of the Code; provided, however, that no amount shall be payable by the Participant if and to the extent such payment would not reduce the amount which is subject to the excise tax under Section 4999 of the Code. In the event that the Auditor, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f) (2)(A) of the Code.

(5)	Non-Cash Benefits. In making its determination under this Section 11(d), the value of any non-cash benefit shall be determined by the Auditor in accordance with the principles of Section 280G(d)(3) of the Code.

(6)	Determinations Binding. All determinations made by the Auditor under this Section 11(d) shall be binding upon the Company, the Committee and the Participant.

12.	Plan Participation and Service Provider Status.

Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Subsidiary (as applicable), nor shall it interfere with or limit in any way any right of the Company or any Subsidiary (as applicable) to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title provided in compliance with applicable local laws and permitted under the terms of Participant’s employment contract (if any).

13.	Tax Withholding.

The Company or any Subsidiary, as applicable, shall have the right to (i) withhold from any cash payment made under the Plan or any other compensation or payments owed to a Participant an amount sufficient to cover any required withholding taxes (including income taxes, social insurance contributions, payments on account or any other taxes or charges owed by Participant) related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes (as described above) before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s minimum required tax withholding rate, if any) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

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14.	Effective Date, Duration, Amendment and Termination of the Plan.

(a)	Effective Date. The Plan shall become effective on the date it is approved by the requisite vote of the Company’s Board, subject to approval by the Company’s shareholders. If the shareholders fail to approve the Plan within 12 months of its adoption by the Board, any Awards already made will be null and void and no additional Awards shall be made.

(b)	Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 14(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.

(c)	Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d)	Amendment of Awards. Subject to Section 14(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules.

(e)	No Option or SAR Repricing. Except as provided in Section 11(a), no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, be cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise price or any new Full Value Award, be repurchased by the Company or any Subsidiary, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option or Stock Appreciation Right (including a cash buyout or voluntary surrender/subsequent regrant of an underwater Option or Stock Appreciation Right), unless such action is first approved by the Company’s shareholders.

15.	Substitute Awards.

The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, corporate reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

16.	Performance-Based Compensation.

(a)	Designation of Awards. A Full Value Award granted to a Participant who is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, must comply with the provisions of this Section 16 if such Award is intended by the Committee to constitute Performance-Based Compensation.

(b)	Compliance with Code Section 162(m). If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 16(d). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 16, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 11(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 16 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

(c)	Limitations. The maximum number of Shares that may be the subject of any Full Value Awards that are to be settled in Shares and that are granted to any one Participant during any consecutive thirty-six month period shall not exceed ~~1,000,000~~ 2,000,000 Shares (subject to adjustment as provided in Section 11(a)), and the maximum amount payable with respect to any Full Value Awards that are to be settled in cash and that are granted to any one Participant during any consecutive thirty-six month period shall not exceed $15,000,000. The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any thirty-six month period to any one Participant shall not exceed 4,000,000 Shares.

(d)	Performance Measures. For purposes of any Full Value Award considered Performance-Based Compensation subject to this Section 16, the performance measures to be utilized shall be limited to one or a combination of two or more of the following performance criteria: net sales; comparable store sales; total revenue; gross margin rate; selling, general and administrative expense rate; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; earnings before taxes; net earnings; earnings per share; Target Corporation share price; total shareholder return; return on equity; return on sales; return on assets; return on invested capital; cash flow return

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on investment; economic value added; ~~credit card segment~~ profitability; ~~credit card segment~~ pre-tax return on invested capital; credit card spread to LIBOR; operating cash flow; free cash flow; working capital; interest coverage; net debt to earnings before interest, taxes, depreciation, amortization and rent expense ratio; debt leverage; and total net debt. Any performance goal based on one of the foregoing performance measures utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Subsidiary or individual performance.

17.	Other Provisions.

(a)	Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Subsidiaries, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Subsidiaries, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b)	Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c)	Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state, federal and foreign securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. No such restriction shall affect the termination date of an Award, which shall be suspended until such restriction is removed. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend.

(d)	Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e)	Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(f)	Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)	Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)	If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(2)	If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

(3)	Any cancellation or termination of an Award and its liquidation, including under Section 11(c)(2), may only be made if and only to the extent and at the time permitted under Code Section 409A.

(h)	Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it to Participants who are subject to Section 16 of the Exchange Act shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 17(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

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(i)	Compensation Recoupment Policy. Awards may be made subject to any compensation recoupment policy adopted by the Board or the Committee at any time prior to or after the effective date of the Plan, and as such policy may be amended from time to time after its adoption. The compensation recoupment policy shall be applied to any Award that constitutes the deferral of compensation subject to Code Section 409A in a manner that complies with the requirements of Code Section 409A.

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2015 Proxy Statement  │  TARGET CORPORATION     102

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1000 Nicollet Mall Minneapolis, MN 55403 612.304.6073 Target.com

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*** Exercise Your *Right* to Vote ***

TARGET CORPORATION

TARGET
TARGET CORPORATION
1000 NICOLLET MALL
TPN 1145
MINNEAPOLIS, MN 55403

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 13, 2015
Date: June 10, 2015 **Time:** 8:00 AM PDT
Location: Bently Reserve
400 Sansome Street
San Francisco, California 94111

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M89812-P62019

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 27, 2015 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote By Telephone: You can vote by telephone by requesting a paper copy of the materials, which will include a proxy card with a toll-free number for voting.

Vote In Person: Only registered holders and those beneficial holders that have obtained a legal proxy from the record holder of their shares may vote in person at the meeting. Please review the proxy statement for the requirements for admission at the meeting.

M89813-P62019

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Voting Items

The Board of Directors Recommends you vote "FOR" the listed nominees in Item 1 and "FOR" Items 2, 3 and 4.

1. Election of Directors

   Nominees:

   1a. Roxanne S. Austin

   1b. Douglas M. Baker, Jr.

   1c. Brian C. Cornell

   1d. Calvin Darden

   1e. Henrique De Castro

   1f. Mary E. Minnick

   1g. Anne M. Mulcahy

   1h. Derica W. Rice

   1i. Kenneth L. Salazar

   1j. John G. Stumpf

3. Company proposal to approve, on an advisory basis, our executive compensation ("Say-on-Pay").

4. Company proposal to approve the Amended and Restated Target Corporation 2011 Long-Term Incentive Plan.

The Board recommends you vote "AGAINST" Items 5 and 6.

NOTE: At their discretion, the proxies are authorized to vote on any other business brought before the meeting or any adjournment thereof.

M89814-P62019

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TARGET
TARGET CORPORATION
1000 NICOLLET MALL
TPN 1145
MINNEAPOLIS, MN 55403

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Target Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your card.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Target Corporation in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89798-P62019-Z65362 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TARGET CORPORATION

The Board of Directors Recommends you vote "FOR" the listed nominees in Item 1 and "FOR" Items 2, 3 and 4.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Roxanne S. Austin	☐	☐	☐
1b. Douglas M. Baker, Jr.	☐	☐	☐
1c. Brian C. Cornell	☐	☐	☐
1d. Calvin Darden	☐	☐	☐
1e. Henrique De Castro	☐	☐	☐
1f. Mary E. Minnick	☐	☐	☐
1g. Anne M. Mulcahy	☐	☐	☐
1h. Derica W. Rice	☐	☐	☐
1i. Kenneth L. Salazar	☐	☐	☐
1j. John G. Stumpf	☐	☐	☐

	For	Against	Abstain
2. Company proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.	☐	☐	☐
3. Company proposal to approve, on an advisory basis, our executive compensation ("Say-on-Pay").	☐	☐	☐
4. Company proposal to approve the Amended and Restated Target Corporation 2011 Long-Term Incentive Plan.	☐	☐	☐

The Board recommends you vote "AGAINST" Items 5 and 6.	For	Against	Abstain
5. Shareholder proposal to adopt a policy for an independent chairman.	☐	☐	☐
6. Shareholder proposal to adopt a policy prohibiting discrimination "against" or "for" persons.	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote on any other business brought before the meeting or any adjournment thereof.

For comments, please check this box and write them on the back where indicated. ☐

Mark here if you would like your voting instructions to be confidential pursuant to the Target Corporation policy on confidential voting described in the 2015 Proxy Statement. ☐ **Yes** ☐ **No**

If you are a registered or beneficial shareholder, consenting to receive all future annual meeting materials electronically is simple and fast! Enroll today at www.icsdelivery.com/target for secure online access to your proxy materials.

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your full title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MUST FOLLOW THE REQUIREMENTS FOR ADMISSION AT THE MEETING DESCRIBED IN THE PROXY STATEMENT. YOU ARE STRONGLY ENCOURAGED TO PRE-REGISTER BY JUNE 5, 2015.

Registered Shareholders can access their Target Corporation accounts online via:
www.shareowneronline.com

For Shareholder Information Call 1-800-794-9871
Monday - Friday between 7 a.m. - 7 p.m. Central Time

M89799-P62019-Z65362

TARGET

Proxy Solicited on Behalf of the Board of Directors for the June 10, 2015 Annual Meeting of Shareholders
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting deadlines are 11:59 p.m. Eastern Daylight Time on June 9, 2015 for all shareholders except participants in the Target Corporation 401(k) Plan; and 6:00 a.m. Eastern Daylight Time on June 8, 2015 for participants in the Target Corporation 401(k) Plan.
Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Brian C. Cornell, John J. Mulligan and Timothy R. Baer, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated on the reverse side hereof, all shares of capital stock of Target Corporation, a Minnesota corporation, held by the undersigned on April 13, 2015, the record date for the Annual Meeting of Shareholders to be held on June 10, 2015, and at any adjournment thereof. **This Proxy will be voted as directed, but if no direction is given it will be voted FOR the nominees and proposals set forth in Items 1, 2, 3 and 4, and AGAINST the proposals set forth in Items 5 and 6. The proxies cannot vote these shares unless you vote by Internet or telephone or unless you sign this card on the reverse side and return it.**

The following information applies only to participants in the Target Corporation 401(k) Plan. In accordance with the terms of the Plan, participants are instructing the Trustee to vote as a named fiduciary under the Employee Retirement Income Security Act of 1974:

- This proxy card will constitute voting instructions to the Trustee of this Plan. These instructions will be held in the strictest confidence by the Trustee and will not be divulged or released to any person, including officers or employees of the Corporation. **If you return your voting instruction form but do not indicate your vote on a proposal, the Trustee is instructed to vote with the Board's recommendation, which is FOR the nominees and proposals set forth in Items 1, 2, 3 and 4, and AGAINST the proposals set forth in Items 5 and 6.**
- Your voting instructions will be applied based on the proportionate interest in shares held by the Target Common Stock Fund under the Plan. If you do not return a signed voting instruction form or respond by Internet or telephone as described on the reverse side, the Trustee will vote the proportionate interest in the shares held by the Target Common Stock Fund in the same proportion as instructions actually received by the Trustee from Plan participants who gave voting instructions. Instruction forms received by the Trustee after 6:00 a.m. Eastern Daylight Time on June 8, 2015, will not be counted.

Comments: ____

____

(If you noted any Comments above, please mark corresponding box on the reverse side.)